    As filed with the Securities and Exchange Commission on August 17, 2001

                                                      Registration No. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ---------------

                                   FORM S-1

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                     GE LIFE AND ANNUITY ASSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

       Virginia                   54-0283385                  63
    (State or other            (I.R.S. Employer  (Primary Standard Industrial
     jurisdiction           Identification Number)   Classification Code)
   of incorporation
   or organization)

                             6610 W. Broad Street
                           Richmond, Virginia 23230
                                (804) 281-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                               ---------------

                                Donita M. King
             Senior Vice President, General Counsel, and Secretary
                     GE Life and Annuity Assurance Company
                             6610 W. Broad Street
                           Richmond, Virginia 23230
                                (804) 281-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ---------------

                                  Copies to:

                             Stephen E. Roth, Esq.
                        Sutherland Asbill & Brennan LLP
                        1275 Pennsylvania Avenue, N.W.
                            Washington, D.C. 20004

                               ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
                                                      Proposed maximum
 Title of each Class of     Amount   Proposed maximum    aggregate      Amount of
    Securities to be        to be     offering price      offering     registration
       Registered         registered     per unit         price(1)         fee
-----------------------------------------------------------------------------------
 Scheduled Purchase
  Payment Deferred
  Variable Annuity
  Contracts.............       *             *          $11,640,000       $2,910
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

* The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

                               ---------------

  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


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

This Prospectus contained herein does not contain all of the information permitted by the Securities and Exchange Commission. Therefore, this registration statement on Form S-1 for GE Life and Annuity Assurance Company incorporates by reference the Statement of Additional Information and Part C contained in the initial filing of the registration statement on Form N-4 (File No. 811-05343), filed on the same date as the date of filing of this registration statement, for GE Life & Annuity Separate Account 4. This information may be obtained free of charge by writing or calling our Home Office.

                      GE Life & Annuity Separate Account 4
                   Prospectus For Scheduled Purchase Payment
                       Variable Deferred Annuity Contract

                                   issued by:
                     GE Life and Annuity Assurance Company
                             6610 West Broad Street
                            Richmond, Virginia 23230
                           Telephone: (804) 281-6000

--------------------------------------------------------------------------------

This Prospectus describes a scheduled purchase payment variable deferred annuity contract (the "Contract") for individuals or groups and certain qualified and non-qualified retirement plans. GE Life and Annuity Assurance Company (the "Company," "we," "us," or "our") issues the Contract.

The Contract offers you the payment of periodic annuity benefits and the accumulation of Contract Value. If you satisfy certain conditions, you will receive lifetime annuity payments of a guaranteed minimum amount (the "Guaranteed Minimum Income Payments") and the potential to receive more than the guaranteed minimum amount.

To be eligible to receive Guaranteed Minimum Income Payments, the Contract requires you to make monthly Scheduled Installments in predetermined amounts. We allocate the Scheduled Installments to the subaccount of GE Life & Annuity Separate Account 4 ("Subaccount") that invests in the shares of the Total Return Fund of GE Investments Funds, Inc.

You may make the Scheduled Installments with monthly Purchase Payments ("Scheduled Purchase Payments") or with Flexible Purchase Payments. Flexible Purchase Payments are additional Purchase Payments of at least a certain amount that you pay in a lump sum. We allocate Flexible Purchase Payments to the Immediate Installment Account, where such payments earn interest. We use the Immediate Installment Account Value to supplement your Scheduled Purchase Payments.

Before the Annuity Commencement Date, you may surrender your Contract or withdraw Contract Value. Amounts you surrender or withdraw from the Subaccount and the Guarantee Account are subject to a surrender charge. Amounts you surrender or withdraw from the Immediate Installment Account are subject to a Market Value Adjustment and an access charge (referred to as a surrender charge in the Contract).

The value of a Contract in the Subaccount before the Annuity Commencement Date, and the amount of Monthly Income Payments in excess of the Guaranteed Minimum Income Payment afterwards, will depend upon the investment performance of the Subaccount. You bear the investment risk of investing in the Subaccount.

The Securities and Exchange Commission ("SEC") has not approved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Your investment in the Contract is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any government agency.

This Prospectus gives details about the Contract that you should know before investing. Please read this Prospectus carefully and keep it for future reference.

A statement of additional information ("SAI"), dated    , 2001, concerning the
Contract has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Prospectus. If you would like a free copy, call us at 1-800-352-9910. The SAI also is available on the SEC's website at http:/www.sec.gov. A table of contents for the SAI appears on the last page of this Prospectus.

The date of this Prospectus is    , 2001.

Table of Contents

Definitions.................................................................   4

Expense Table...............................................................   7

Portfolio Annual Expenses...................................................   8

Synopsis....................................................................   9

Condensed Financial Information.............................................  14

Investment Results..........................................................  15

Financial Statements........................................................  16

The Company.................................................................  17

The Variable Account........................................................  18

The Guarantee Account and the Immediate Installment Account.................  21

The Contract................................................................  24

Surrenders and Withdrawals..................................................  34

Charges and Other Deductions................................................  37

The Death Benefit...........................................................  45

Benefits at Annuity Commencement Date.......................................  48

Guaranteed Minimum Income Payments..........................................  50

Optional Payment Plans......................................................  52

Federal Tax Matters.........................................................  54

Voting Rights...............................................................  64

Requesting Payments.........................................................  65

Sales of the Contract.......................................................  66

Additional Information......................................................  68

Appendix A.................................................................. A-1

Appendix B.................................................................. B-1

Appendix C.................................................................. C-1

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

Definitions
We have tried to make this Prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

Accumulation Period -- The period from the Contract Date until the Annuity Commencement Date.

Accumulation Unit -- The unit of measure we use to calculate the Subaccount Value before the Annuity Commencement Date.

Adjustment Account -- An account that we establish for each Contract to keep track of the cumulative amount, if any, by which the Calculated Level Monthly Benefits fall short of the Guaranteed Minimum Income Payments.

Annual Variable Annuity Benefit -- The annual Income Payment calculated by multiplying the number of Annuity Units for a Contract by the Annuity Unit value as of the Annuity Commencement Date and each Annuity Commencement Date Anniversary.

Annuitant/Joint Annuitant -- The person(s) named in the Contract whose age and, where appropriate, gender, determine Monthly Income Payments. Unless an Owner is not a natural person, he or she must be an Annuitant. Two natural persons who are Joint Owners must also be Joint Annuitants.

Annuity Commencement Date -- The date stated in your Contract's data pages as of which we determine the number of Annuity Units for a Contract based on the Annuity Value on that date, if the Annuitant(s) is living. You cannot change the Annuity Commencement Date after issue. We use the Annuity Commencement Date to determine Annuity Commencement Date anniversaries (each an "Annuity Commencement Date Anniversary").

Annuity Unit -- A unit of measure we use to calculate the amount of the second and each subsequent Annual Variable Annuity Benefit.

Annuity Year -- The twelve-month period beginning on the Annuity Commencement Date or any Annuity Commencement Date Anniversary.

Calculated Level Monthly Benefit -- One-twelfth of the Annual Variable Annuity Benefit plus level interest over a twelve-month period.

Contract Date -- The date we issue your Contract and your Contract becomes effective. Your Contract Date is shown on your Contract's data pages. We use the Contract Date to determine Contract Years and Contract Anniversaries.

Contract Value -- The sum of a Contract's Guarantee Account Value, Subaccount Value, and Immediate Installment Account Value.

Death Benefit -- The benefit payable under a Contract upon the death of any Owner or the Annuitant (if the Owner is a non-natural person) before the Annuity Commencement Date.

Designated Beneficiary(ies) -- The person(s) designated in the Contract to whom we pay a Death Benefit when one is payable.

Flexible Purchase Payment -- A Purchase Payment that is not a Scheduled Purchase Payment.

General Account -- Our assets that are not segregated in any of our separate accounts.

Guarantee Account -- An account established in our General Account to hold amounts for this class of Contracts.

Guarantee Account Value -- For any Contract, Purchase Payments allocated to the Guarantee Account plus interest credited thereon minus transfers from the Guarantee Account and withdrawals made from the Guarantee Account (including premium tax and surrender charges).

Guaranteed Minimum Income Payment -- The minimum amount of each Monthly Income Payment if all Scheduled Installments have been made to the Subaccount in accordance with the terms of the Contract. This amount is shown on your Contract's data pages.

Immediate Installments -- A monthly series of equal transfers from the Immediate Installment Account to the Subaccount.

Immediate Installment Account -- GE Life & Annuity Separate Account 6, a non-unitized separate account to which we allocate your Flexible Purchase Payments.

Immediate Installment Account Value -- At any time under a Contract, the present value of the future Immediate Installments to be made from the Immediate Installment Account, which includes any applicable Market Value Adjustment.

Income Payment -- One of a series of payments made under either the monthly income benefit or one of the Optional Payment Plans.

Market Value Adjustment -- A positive or negative adjustment included in Contract Value paid as a surrender, withdrawal, or Death Benefit from the Immediate Installment Account.

Monthly Due Date -- The date each month on which Scheduled Installments and Scheduled Purchase Payments are due. This date is the same day in each month as your Contract date. If the Monthly Due Date is the 29th, 30th or 31st of a Month, then for months without such dates, the last day of that month is the Monthly Due Date.

Monthly Income Payment -- The Income Payments we make to the payee after the Annuity Commencement Date. The amount of a Monthly Income Payment remains constant throughout an Annuity Year, but may increase or decrease from Annuity Year to Annuity Year.

Owner -- The person or persons (in the case of Joint Owners) entitled to exercise all ownership rights stated in the Contract (e.g., name beneficiaries, make withdrawals, receive income payments and make Flexible Purchase Payments, etc.). The Owners are shown in the Contract's data pages and in any application. "You" or "your" refers to the Owner or Joint Owners.

Portfolio -- The Total Return Fund of GE Investments Funds, Inc.

Purchase Payment -- A payment you make to us that we receive and apply to the Contract.

Scheduled Installment -- The amount required to be transferred or paid to the Subaccount on the Monthly Due Date in order to keep the Guaranteed Minimum Income Payment in effect.

Scheduled Purchase Payment -- The monthly Purchase Payment we require on the Monthly Due Date to ensure that the Scheduled Installment for that month is paid. We show this amount in your Contract's data pages.

Subaccount -- A subdivision of the Variable Account that invests exclusively in shares of the Portfolio.

Subaccount Value -- The sum of all Scheduled Installments made to the Subaccount adjusted by dividends, net capital gains or losses, realized or unrealized, any charges, transfers and/or withdrawals (including premium tax and surrender charges) and repayment of withdrawals from/to the Subaccount.

Surrender Value -- The Contract Value as of the date we receive your written request for surrender in our Home Office less any applicable premium tax, surrender charge, access charge, and MVA.

Valuation Day -- Each day on which the New York Stock Exchange is open for regular trading except for days when the Portfolio does not value its shares.

Valuation Period -- The period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

Variable Account -- GE Life & Annuity Separate Account 4, a separate account we established to receive and invest the Scheduled Installments you make under the Contract, and other variable annuity contracts we issue.

Expense Table
This table describes the various costs and expenses that you will pay (either directly or indirectly) if you purchase the Contract. The table reflects expenses both of the Variable Account and of the Portfolio. For more complete descriptions of the various costs and expenses involved, see Charges and Other Deductions in this Prospectus, and the Portfolio's prospectus. Premium tax charges also may apply, although they do not appear in the table.

Owner Transaction Expenses:
------------------------------------------------------------------------------
 Maximum Surrender Charge for the Subaccount and the
  Guarantee Account (as a percentage of Scheduled
  Installments):*                                                           9%
  A surrender charge will not be assessed if the
  Surrender Value is applied to Optional Payment Plan 1,
  Plan 2 (with a certain period of 10 or more years), or
  Plan 5.
 Maximum Access Charge (as a percentage of the Immediate
  Installment Account Value):*                                              6%
  All surrenders and withdrawals from the Immediate
  Installment Account will be subject to a market value
  adjustment (MVA) as well as an access charge.
 Annual Interest Rate Charged on Late Scheduled
  Installments                                                              6%
 Annual Interest Rate Charged on Withdrawal Repayments                      6%

Annual Expenses (as a percentage of Subaccount Value):
------------------------------------------------------------------------------
 Mortality and Expense Risk Charge:                                      1.35%
 Administrative Expense Charge:                                          0.15%
                                                                         ----
 Total Annual Expenses:                                                  1.50%

Other Expenses:
------------------------------------------------------------------------------
 Monthly Billing Fee:                                                     $10
  We will not assess a billing charge if Scheduled
  Purchase Payments are paid by means of an electronic
  fund transfer (EFT) payment.
 Optional Rider Fees:
 Disability Benefit                                          Varies based on
 Unemployment Benefit                                        Annuitant's age,
 Joint Annuitant Life Benefit                                gender, and the
                                                             amount and
                                                             duration of the
                                                             Scheduled
                                                             Installments.
------------------------------------------------------------------------------

* We reduce the surrender and access charge percentages over time. In general, the later you surrender or withdraw from the Subaccount, the Guarantee Account, and/or the Immediate Installment Account, the lower the surrender and access charge percentages will be.

Portfolio Annual Expenses
Annual expenses of the Portfolio for the year ended December 31, 2000 (as a percentage of the Portfolio's average net assets):

                              Management    Other Expenses
                            Fees (after fee     (after      Total
                              waiver, as    reimbursement,  Annual
                              applicable)   as applicable) Expenses
-------------------------------------------------------------------
GE Investments Funds, Inc.
 Total Return Fund               0.50%           0.04%       0.54%
-------------------------------------------------------------------

EXAMPLES

The following examples show what your costs would be under certain hypothetical situations. The examples do not represent past or future expenses. Your actual expenses may be more or less than those shown. The examples are based on the annual expenses of the Portfolio for the year ended December 31, 2000 (shown above in Portfolio Annual Expenses). The examples reflect the mortality and expense risk charge and the administrative expense charge (deducted daily at an annual rate of 1.50% of Subaccount Value), but not the monthly billing fee, interest charges, or the optional rider charges.

                                     * * *

Examples: An Owner would pay the following expense on a single $1,000 Scheduled Purchase Payment received on the Monthly Due Date, assuming a 5% annual return on assets and the charges and expenses reflected in the Expense Table above:

1. If you surrender your Contract at the end of the applicable period:

Subaccount Investing In:    1 Year 3 Years 5 Years 10 Years
-----------------------------------------------------------
GE Investments Funds, Inc.
 Total Return Fund
-----------------------------------------------------------

2. If you annuitize or do not surrender your Contract at the end of the applicable period:

Subaccount Investing In:    1 Year 3 Years 5 Years 10 Years
-----------------------------------------------------------
GE Investments Funds, Inc.
 Total Return Fund
-----------------------------------------------------------

OTHER CONTRACTS

We offer other variable annuity contracts which also may invest in GE Investment Funds, Inc.'s Total Return Fund offered under the Contract. These contracts have different charges that could affect their subaccounts' performance, and they offer different benefits.

Synopsis
How does this Contract work? The Contract permits you to make Purchase Payments during the Accumulation Period. During this period, we invest your Purchase Payments in the Subaccount, the Immediate Installment Account, or the Guarantee Account. On the Annuity Commencement Date, we apply your Contract Value to purchase a series of Income Payments (sometimes known as annuity payments). We make these Income Payments to you each month. Each Monthly Income Payment during an Annuity Year is equal in amount. However, because we base the Income Payments on Subaccount performance, the amount of the payments may change from Annuity Year to Annuity Year.

Investments in the Subaccount vary with the Portfolio's investment performance. Over time, we transfer Purchase Payments invested in the Guarantee Account or the Immediate Installment Account, plus any interest earned, to the Subaccount.

Certain features described in this Prospectus may vary from your Contract. See The Contract.

We describe the Contract in more detail below.

What are the Guaranteed Minimum Income Payments? The Contract offers you guaranteed periodic annuity benefits that can protect your Monthly Income Payments against the adverse results of poor Subaccount investment performance. If you

 . make all Scheduled Installments on time -- this means that you:

  . make any missed Scheduled Installment(s) and any monthly billing fee(s), with interest, within one year of the due date of the missed Scheduled Installment (but not later than the Annuity Commencement Date), and

  . make no more than 24 Scheduled Installments over the life of the Contract outside of the grace period.

 . pay back the amount of any withdrawal from the Subaccount with interest within one year of the withdrawal (but not later than the Annuity Commencement Date), then we guarantee that no matter how the Subaccount performs, each Monthly Income Payment you receive will never be less than the amount of the Guaranteed Minimum Income Payment.

You can only maintain your right to Guaranteed Minimum Income Payments by meeting the two conditions listed above. If you fail to meet these conditions, you will lose your right to Guaranteed Minimum Income Payments.

What are Scheduled Installments? The concept of Scheduled Installments is at the heart of the Contract. When we issue the Contract, we will establish a schedule of monthly payments to the Subaccount (called Scheduled Installments) for the Accumulation Period. Once established, the amount and frequency of Scheduled Installments cannot be changed.

When you apply for a Contract, you provide us with:

 . the Accumulation Period you want (it must be at least 10 years and cannot be changed after we issue your Contract); and

 . the minimum number of years (between 10 and 50, in five year increments) for which income payments will be made (called a certain period) and one of the following items of information:

  . the amount of the Guaranteed Minimum Income Payment you want; and

  . how much you want to pay per month and/or in a lump sum.

We use this information to establish your scheduled installments.

How do I pay the Scheduled Installments? You may "meet" the schedule by making a Scheduled Purchase Payment, Flexible Purchase Payment, or a combination thereof. See Purchase Payments.

By paying the Scheduled Purchase Payments on time, you ensure that the Scheduled Installments are met and your right to a Guaranteed Minimum Income Payment is not lost.

You should not purchase a Contract unless you believe that you can afford to make all of the Scheduled Installments.

May I pay my Scheduled Purchase Payments automatically? Yes. You may use Electronic Fund Transfers ("EFTs") to make your monthly Scheduled Purchase Payments. If you do not use EFTs for your Scheduled Purchase Payments, we will charge you a $10 per month billing charge. See The Contract.

How do Flexible Purchase Payments work? Although we designed the Contract as a scheduled purchase payment contract, subject to certain conditions, you may make Flexible Purchase Payments. The amount of each Flexible Purchase Payment must be greater than six Scheduled Purchase Payments. We generally invest all Flexible Purchase Payments in the Immediate Installment Account.

Amounts invested in the Immediate Installment Account earn interest at rates we declare and guarantee at the time of purchase. Although the Immediate Installment Account is a separate account, we assume the risk of investment gain or loss of the Immediate Installment Account's assets. We transfer certain amounts (called Immediate Installments) from the Immediate Installment Account to the Subaccount on a monthly basis to supplement your Scheduled Purchase Payments. You can adjust, to some degree, the amount of Immediate Installments as well as the number of months for which they will be made, to reduce the amount of, or eliminate, some or all of your Scheduled Purchase Payments. We determine the amount of the Immediate Installment we transfer each month to the Subaccount on the date of purchase. This amount depends on:

 .  the amount of your Flexible Purchase Payment;

 .  the rate of interest that we credit to the Flexible Purchase Payment; and

 .  the number of installments you choose.

We will refund to you any amount in the Immediate Installment Account that is not needed to meet Scheduled Installments.

Is the Contract available to Qualified Plans? Yes. We may issue the Contract with endorsements that entitle it to preferable income tax treatment under the Internal Revenue Code of 1986, as amended (the "Code") ("Qualified Contract") or without such endorsements ("Non-Qualified Contract").

What Surrender and Access Charges are associated with the Contract? If you surrender your Contract or withdraw Contract Value before your Annuity Commencement Date, we may assess a surrender and/or access charge.

 . For amounts withdrawn or surrendered from the Subaccount and/or the Guarantee
  Account, we will assess a surrender charge. We will determine this charge by assuming that the amount being withdrawn on the date of the withdrawal or surrender comes entirely from Scheduled Installments made to date and not previously withdrawn. The surrender charge will be anywhere from 9% to 1% of the total amount of such Scheduled Installments withdrawn, depending on the Contract Year of your surrender or withdrawal.

 . For amounts withdrawn or surrendered from the Immediate Installment Account, we will assess an access charge. This charge will be anywhere from 6% to 1% of the Immediate Installment Account Value depending on the duration of the remaining Immediate Installments. We will also apply a market value adjustment (MVA) to determine the Immediate Installment Account Value and the amount available for a withdrawal or surrender from the Immediate Installment Account.

We may waive surrender and access charges if you apply your Contract Value upon surrender to certain Optional Payment Plans. See Charges and Other Deductions,

Are there any other charges? Yes.

We assess a daily charge, equal to an effective annual rate of 1.50%, against the average daily net assets of the Subaccount. This charge consists of a 0.15% administrative expense charge and a 1.35% mortality and expense risk charge.

Additionally, we will impose a $10 monthly billing fee if you do not pay your Scheduled Purchase Payments by means of EFTs.

If your state assesses a premium tax with respect to your Contract, then at the time your Contract incurs the tax (or at such other time as we may choose), we will deduct those amounts from Purchase Payments or from proceeds at surrender, withdrawal, annuity commencement, and death, as applicable. See Charges and Other Deductions.

The Portfolio also has certain expenses. These include management fees and other expenses associated with the daily operation of the Portfolio. See Expense Table. These expenses are more fully described in the Portfolio's prospectus.

For a complete discussion of all charges associated with the Contract, see Charges and Other Deductions.

We pay compensation to broker-dealers who sell the Contracts. For a discussion of this compensation, see Sales of the Contract.

How do you calculate my Monthly Income Payments? We will pay you a monthly income for life with a guaranteed minimum period beginning on the Annuity Commencement Date if the Annuitant is still living. The amount of your Income Payments depends on:

 .  your Contract Value;

 .  whether you are receiving or have received Guaranteed Minimum Income
   Payments;

 .  the age and gender of the Annuitant(s); and

 .  the specific payment plan you choose.

See Benefits at Annuity Commencement Date.

What happens if an Owner dies before the Annuity Commencement Date? Before the Annuity Commencement Date, if any Owner dies while the Contract is in force, the Joint Owner or Designated Beneficiary becomes the sole Owner of the Contract. We may pay a Death Benefit to the Designated Beneficiary. See The Death Benefit.

May I surrender the Contract or make a withdrawal? Yes. You may surrender the Contract for its Surrender Value at any time before the Annuity Commencement Date, and you may make withdrawals of at least $100 from Contract Value. If you surrender the Contract or make a withdrawal, we may assess a surrender and/or access charge as discussed above. Unless you request otherwise, withdrawals and surrenders will be made first from the Guarantee Account, then the Immediate Installment Account, and finally, the Subaccount. In addition, you may be subject to income tax, and if you are younger than age 59 1/2 at the time of the surrender or withdrawal, a 10% penalty tax. A surrender or a withdrawal may also be subject to income tax withholding. See Federal Tax Matters.

Unless you repay the amount of each withdrawal from the Subaccount, including the applicable surrender charge and interest (at an annual rate of 6%), within one year of the withdrawal, you will lose your right to receive your Guaranteed Minimum Income Payments. Withdrawals from the Immediate Installment Account or Guarantee Account do not have to be repaid to receive your Guaranteed Minimum Income Payment.

A withdrawal may reduce your Death Benefit. See The Death Benefit.

For more information on surrenders and withdrawals, see Surrenders and Withdrawals.

Do I have a refund or return privilege? Yes. You have the right to return the Contract to us at our Home Office, and have us cancel the Contract within a certain number of days (usually 15 days from the date you receive the Contract, but some states require different periods).

If you exercise this right, we will cancel the Contract as of the day we receive your request and send you a refund equal to your Contract Value plus any deductions we have made from your Purchase Payments before their allocation to the Variable Account or Immediate Installment Account. Alternatively, if required by the law of your state, we will refund your Purchase Payments (less any withdrawals previously taken). See Additional Information--Return Privilege.

Are there optional benefits available under the Contract? Yes. Optional benefits are available by purchasing one or more riders with the Contract. See The Contract.

Condensed Financial Information
As of the date of this Prospectus, there were no Accumulation Unit values outstanding for the Contract.

Investment Results
At times, the Variable Account may compare its investment results to various unmanaged indices or other variable annuities in reports to shareholders, sales literature, and advertisements. We will calculate the results on a total return basis for various periods, with or without surrender charges. Results calculated without surrender charges will be higher. Total returns include the reinvestment of all distributions of the Portfolio, and reflect Portfolio charges and expenses, the mortality and expense risk charge, and the administrative expense charge. Total returns do not reflect any premium taxes. [See Appendix B and the SAI for further information.]

Financial Statements
The consolidated financial statements for GE Life and Annuity Assurance Company are set forth herein. The financial statements of the Subaccount are located in the SAI. If you would like a free copy of the SAI, call 1-800-352-9910. Otherwise, the SAI is available on the SEC's website at http://www.sec.gov.

The Company
We are a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871. We principally offer life insurance and annuity contracts. We do business in 49 states and the District of Columbia. Our principal offices are at 6610 West Broad Street, Richmond, Virginia 23230. Before January 1, 1999, our name was The Life Insurance Company of Virginia.

GNA Corporation, a wholly owned subsidiary of GE Financial Assurance Holdings, Inc., directly owns the stock of Capital Brokerage Corporation (the principal underwriter for the Contracts and a broker/dealer registered with the U.S. Securities and Exchange Commission).

We are a charter member of the Insurance Marketplace Standards Association ("IMSA"). We may use the IMSA membership logo and language in our advertisements, as outlined in IMSA's Marketing and Graphics Guidelines. Companies that belong to IMSA subscribe to a set of ethical standards covering the various aspects of sales and service for individually sold life insurance and annuities.

For more information about us, see GE Life and Annuity Assurance Company.

The Variable Account
We established the Variable Account as a separate investment account on August 19, 1987. The Variable Account may invest in mutual funds, unit investment trusts, managed separate accounts, and other portfolios. We use the Variable Account to support the Contract as well as for other purposes permitted by law.

Currently, only one Subaccount of the Variable Account is available under the Contract. The Subaccount invests exclusively in shares of the Portfolio.

The assets of the Variable Account belong to us. Nonetheless, we do not charge the assets in the Variable Account with liabilities arising out of any other business which we may conduct. The assets of the Variable Account shall, however, be available to cover the liabilities of our General Account to the extent that the assets of the Variable Account exceed its liabilities arising under the Contracts supported by it. Income and both realized and unrealized gains or losses from the assets of the Variable Account are credited to or charged against the Variable Account without regard to the income, gains, or losses arising out of any other business we may conduct.

We registered the Variable Account with the SEC as a unit investment trust under the Investment Company Act of 1940 ("1940 Act"). The Variable Account meets the definition of a separate account under the federal securities laws. Registration with the SEC does not involve supervision of the management or investment practices or policies of the Variable Account by the SEC. You assume the full investment risk for all amounts you allocate to the Variable Account.

THE SUBACCOUNT AND THE PORTFOLIO

There is a Subaccount of the Variable Account which corresponds to the Portfolio offered in the Contract. The Portfolio is registered with the SEC as an open-end management investment company under the 1940 Act.

Before investing in the Contract, carefully read the prospectus for the Portfolio, along with this Prospectus. We summarize the investment objective of the Portfolio below. There is no assurance that the Portfolio will meet this objective. We do not guarantee any minimum value for the amounts allocated to the Variable Account. You bear the investment risk of investing in the Portfolio.

The investment objective and adviser to the Portfolio is as follows.

Investment Objective                                     Adviser
-----------------------------------------------------------------------------
Objective of providing the highest total     GE Asset Management Incorporated
return, composed of current income and
capital appreciation, as is consistent with
prudent investment risk by investing in
common stocks, bonds, and money market
instruments, the proportion of each being
continuously determined by the investment
adviser.
-----------------------------------------------------------------------------

We will purchase shares of the Portfolio at net asset value and direct them to the Subaccount. We will redeem sufficient shares of the Portfolio at net asset value to pay Death Benefits, surrender proceeds, and withdrawals, to make Income Payments, or for other purposes described in the Contract. We automatically reinvest all dividend and capital gain distributions of the Portfolio in shares of the Portfolio at its net asset value on the date of distribution. In other words, we do not pay Portfolio dividends or Portfolio distributions out to Owners as additional units, but instead reflect them in unit values.

Shares of the Portfolio are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies that issue variable annuity and variable life insurance contracts. In addition, they may be sold to retirement plans.

When the Portfolio sells its shares both to variable annuity and to variable life insurance separate accounts, it engages in mixed funding. When the Portfolio sells its shares to separate accounts of unaffiliated life insurance companies, it engages in shared funding.

The Portfolio may engage in mixed and shared funding. Therefore, due to differences in redemption rates or tax treatment, or other considerations, the interests of various shareholders participating in the Portfolio could conflict. The Portfolio's Board of Directors will monitor for the existence of any material conflicts, and determine what action, if any, should be taken. See the Prospectus for the Portfolio.

CHANGES TO THE VARIABLE ACCOUNT AND THE SUBACCOUNT

We reserve the right, within the law, to make additions, deletions and substitutions for the Portfolio. We may substitute shares of other portfolios for shares already purchased, or to be purchased in the future, under the Contract. This substitution might occur if shares of the Portfolio should no longer be available, or if investment in the Portfolio's shares should become inappropriate, in the judgment of our management, for the purposes of the Contract. The new portfolio may have higher fees and charges than the one it replaced, and not all portfolios may be available to all classes of Contracts. No substitution of the shares attributable to your Contract may take place without prior notice to you and before approval of the SEC, in accordance with the 1940 Act.

We also reserve the right to establish additional subaccounts, each of which would invest in a separate portfolio of GE Investments Funds, Inc, or in shares of another investment company, with a specified investment objective. We may also eliminate one or more subaccounts if, in our sole discretion, marketing, tax, or investment conditions warrant. We will not eliminate a subaccount without prior notice to you and before approval of the SEC. Not all subaccounts may be available to all classes of contracts.

If permitted by law, we may deregister the Variable Account under the 1940 Act in the event such registration is no longer required; manage the Variable Account under the direction of a committee; or combine the Variable Account with other separate accounts of the Company. Further, to the extent permitted by applicable law, we may transfer the assets of the Variable Account to another separate account.

The Guarantee Account And The Immediate Installment Account
THE GUARANTEE ACCOUNT

Amounts in the Guarantee Account are held in, and are part of, our General Account. The General Account consists of our assets other than those allocated to our separate accounts. Subject to statutory authority, we have sole discretion over the investment of assets of the General Account. Those assets are chargeable with liabilities arising out of any business we may conduct.

Due to certain exemptive and exclusionary provisions of the federal securities laws, we have not registered interests in the Guarantee Account under the Securities Act of 1933 (the "1933 Act"), and we have not registered either the Guarantee Account or our General Account as an investment company under the 1940 Act. Accordingly, neither our Guarantee Account nor our General Account is generally subject to regulation under the 1933 Act and the 1940 Act. Disclosures relating to the interests in the Guarantee Account, and the General Account, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy of statements made in a registration statement.

We allocate Scheduled Purchase Payments received in advance of the Monthly Due Date to the Guarantee Account. We then will transfer the required amount to fund the Scheduled Installment to the Subaccount as of the Monthly Due Date.

We also allocate Flexible Purchase Payments that we receive with insufficient transfer instructions to the Guarantee Account. The Flexible Purchase Payment will remain in the Guarantee Account and earn interest until we receive your instructions concerning the method of transfer. Once we have these instructions, we will establish a schedule of Immediate Installments and transfer your Flexible Purchase Payment from the Guarantee Account to the Immediate Installment Account. See The Contract.

We credit amounts in the Guarantee Account with interest at an effective annual interest rate of 3%. Amounts in the Guarantee Account do not reflect the investment performance of our General Account, or any portion thereof.

THE IMMEDIATE INSTALLMENT ACCOUNT

Due to certain exclusionary provisions of the federal securities laws, we have not registered the Immediate Installment Account as an investment company under the 1940 Act. Accordingly, the Immediate Installment Account is not generally subject to regulation under the 1940 Act. However, we have registered interests in the Immediate Installment Account under the 1933 Act, and disclosures relating to the interests in the Immediate Installment Account are subject to the provisions of that Act.

The Immediate Installment Account is a non-unitized separate account that we have established for the payment of future Immediate Installments. We commit to make all future Immediate Installments at the time we accept your Flexible Purchase Payment.

The assets of the Immediate Installment Account at least equal the reserves and other Contract liabilities supported by the Account. Like the Variable Account, but unlike the Guarantee Account, we do not charge the assets in the Immediate Installment Account with liabilities arising out of any other business which we may conduct. The assets of the Immediate Installment Account shall, however, be available to cover the liabilities of our General Account to the extent that the assets of the Immediate Installment Account exceed its liabilities arising under the Contracts supported by it. Income and both realized and unrealized gains or losses from the assets of the Immediate Installment Account are credited to or charged against the Immediate Installment Account without regard to the income, gains, or losses arising out of any other business we may conduct.

At the time we allocate your Flexible Purchase Payment to the Immediate Installment Account, we impute a level interest rate on amounts allocated to the Immediate Installment Account. This imputed interest rate determined at purchase does not change for the future Immediate Installments related to a Flexible Purchase Payment. We have no specific formula for determining the interest we credit to these amounts. Our determination may be influenced by, but not necessarily correspond to, interest rates available on fixed income investments that we may acquire with the amounts we receive as Flexible Purchase Payments under the Contract. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans, or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; other debt instruments, commercial paper, cash or cash equivalents. You will have no direct or indirect interest in these investments, and you do not share in the investment performance of the assets of the Immediate Installment Account. We also will consider other factors in determining the interest we credit on amounts allocated to the Immediate Installment Account including regulatory and tax requirements, sales commissions, administrative expenses borne by us, general economic trends and competitive factors. Our management will make the final determination on the interest we credit. We cannot predict or guarantee the level of future interest rates.

The Immediate Installment Account Value will vary based on the change in interest rates since the date of the Flexible Purchase Payment, transfers of Immediate Installments and any withdrawals from the Immediate Installment Account (See Charges and Other Deductions). The Company does not, however, guarantee the Immediate Installment Account Value.

The Contract

The Contract is an individual or group scheduled purchase payment variable deferred annuity contract. We describe your rights and benefits below and in the Contract. Your Contract may differ in certain respects from the description in this Prospectus due to variations in state insurance law requirements. Your Contract reflects exactly what applies to you.

PURCHASING A CONTRACT

If you wish to purchase a Contract, you must apply for it through an authorized sales representative. The sales representative will send your completed application to us, and we will decide whether to accept or reject it. If we accept your application, our legally authorized officers prepare and execute a Contract. We then send the Contract to you through your sales representative. See Sales of the Contracts.

If we receive a completed application and all other information necessary for processing a purchase order, we will apply your initial Purchase Payment, which can be either a Scheduled Purchase Payment, a Flexible Purchase Payment or both, no later than two business days after we receive the order. While attempting to finish an incomplete application, we may hold your initial Purchase Payment for no more than five business days. If the application cannot be completed within those five days, we will inform you of the reasons, and will return your initial Purchase Payment immediately (unless you specifically authorize us to keep it until the application is complete). Once you complete your application, we must apply the initial Purchase Payment within two business days. Whichever date we apply the initial Purchase Payment becomes the Contract Date. We will apply any additional Purchase Payments you make on the Valuation Day we receive them.

To apply for a Contract, the Annuitant(s) must be younger than age 71. We may sell the Contract for use with certain qualified retirement plans. If you are purchasing the Contract for use with such a plan, you must be eligible to participate in the plan. Please be aware that if you are purchasing the Contract for use with a qualified retirement plan, the Contract includes features such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit. Please consult a tax adviser to determine whether this Contract is an appropriate investment for you.

Purchasing the Contract through a Tax Free "Section 1035" Exchange. Section 1035 of the Code generally permits you to exchange one annuity contract for another in a "tax-free exchange." Therefore, you can use the proceeds from another annuity contract to make Flexible Purchase Payments or your Scheduled Purchase Payments. Before making an exchange to acquire this Contract, you should carefully compare the Contract to your current contract. You may have to pay a surrender charge under your current contract to exchange it for the Contract, and the Contract has its own surrender charges which would apply to you. The other fees and charges under the Contract may be higher (or lower), and the benefits may be different, than those of your current contract. In addition, you may have to pay federal income and penalty taxes on the exchange if it does not qualify for Section 1035 treatment. You should not exchange another contract for the Contract unless you determine, after evaluating all of the facts, that the exchange is in your best interest. Please note that the person who sells you this Contract generally will earn a commission.

OWNERSHIP

As Owner(s), you have all the rights under the Contract, subject to the rights of any irrevocable beneficiary. Ownership rights may be restricted by court orders, child support or tax collection actions or other legal proceedings.

Two persons may apply for a Contract as Joint Owners. Joint Owners have equal undivided interests in their Contract. This means that each may exercise any ownership rights on behalf of the other except for ownership changes. Joint Owners also have the right of survivorship. This means if a Joint Owner dies, his or her interest in the Contract passes to the surviving Owner. You must have our approval to add a Joint Owner after we issue the Contract. During the Annuitant(s)'s life, you can change any non-natural Owner to another non-natural Owner.

Except for non-natural Owners, an Owner must be an Annuitant. Therefore, if two natural persons are Joint Owners, they must be Joint Annuitants as well. You cannot change the Annuitant(s) without our consent. If any Owner is not a natural person, a second (Joint) Annuitant cannot be added nor can a Joint Annuitant be removed.

GUARANTEED MINIMUM INCOME PAYMENTS

The Contract offers you a guarantee that protects your Monthly Income Payments against the adverse results of poor Subaccount investment performance. If you

 . make all Scheduled Installments on time -- this means that you:

  . make any missed Scheduled Installment(s) and any monthly billing fee(s), with interest, within one year of the due date of the missed Scheduled Installment (but not later than the Annuity Commencement Date), and

  . make no more than 24 Scheduled Installments over the life of the Contract outside of the grace period.

 . pay back the amount of any withdrawal from the Subaccount with interest within one year of the withdrawal (but not later than the Annuity Commencement Date), then we guarantee that no matter how the Subaccount performs, each Monthly Income Payment will be at least equal to the amount of the Guaranteed Minimum Income

Payment. You must satisfy the conditions noted above to maintain your eligibility to receive Guaranteed Minimum Income Payments.

PURCHASE PAYMENTS

General. Purchase Payments can be Scheduled Purchase Payments or Flexible Purchase Payments. How we allocate these Payments depends on your instructions, when we receive the Payment and the amount of the Payment. If a Scheduled Purchase Payment, or any portion thereof, is due or past due on the date we receive it, we invest it in the Subaccount. Otherwise, we invest Scheduled Purchase Payments in the Guarantee Account and transfer the Payments to the Subaccount on the Monthly Due Dates.

If we receive a Flexible Purchase Payment with instructions as to how you want it transferred to the Subaccount (that is, either to fully pay the Scheduled Installment or to lower the amount of the Scheduled Purchase Payments -- we call these transfer instructions), we will invest your Flexible Purchase Payment in the Immediate Installment Account. Otherwise, we will invest your Flexible Purchase Payment in the Guarantee Account. Once we receive sufficient transfer instructions, we will transfer your Flexible Purchase Payment from the Guarantee Account to the Immediate Installment Account.

Your Scheduled Purchase Payment plus any Immediate Installment in any month must equal the Scheduled Installment for that month. The total of all Purchase Payments cannot exceed $2,000,000 without prior Home Office approval.

Establishing the Schedule of Installments. We determine your right to receive the Guaranteed Minimum Income Payment in part by the timely payment of the Scheduled Installments. Scheduled Installments are the monthly investments that you must make in the Subaccount during the Accumulation Period of your Contract. You may make Scheduled Installments through a combination of Scheduled Purchase Payments and Flexible Purchase Payments.

We establish your schedule of Scheduled Installments when we issue your Contract. Once established, the amount of the Scheduled Installments can not be changed. The amount of Scheduled Installments depends in part on your Guaranteed Minimum Income Payments.

Guaranteed Minimum Income Payments and Amount of Scheduled Installments. The Guaranteed Minimum Income Payment is the minimum Monthly Income Payment we promise to pay beginning on the Annuity Commencement Date for the lifetime of the Annuitant(s) or, if such Annuitant(s) dies before the end of a certain stated number of years, for that number of years. In the event that a single Owner marries after we issue the Contract, upon our approval, he or she may add their spouse as a

Joint Owner/Annuitant before the Annuity Commencement Date. However, we will reduce the amount of your Guaranteed Minimum Income Payments.

When you apply for a Contract, your application must provide us with the age (and for Non-Qualified Contracts, the gender) of the Annuitant(s), the Accumulation Period, (it must be at least 10 years and cannot be changed after we issue your Contract), the certain period you want and one of the following items of information:

  .  The amount of the Guaranteed Minimum Income Payment you want; and

  . How much you want to pay in Scheduled Purchase Payments and/or Flexible Purchase Payments.

With either item of information, we can determine the other item.

When we compute the amount of your Guaranteed Minimum Income Payments that your Scheduled Installments purchase, we consider a number of factors, including expected mortality, persistency, Accumulation Period, certain period, expected market performance, and maintenance, acquisition and distribution expenses. These factors may vary from one market to another. See Guaranteed Minimum Income Payments.

Making Scheduled Installments. You must make Scheduled Installments on their Monthly Due Date. You may make Scheduled Installments to the Subaccount in one of the following ways:

1.  By a transfer of money from the Guarantee Account;

2.  By a transfer of money from the Immediate Installment Account;

3.  By making Scheduled Purchase Payments when due; or

4.  By any combination of methods 1, 2, and 3.

For any month, the Immediate Installment plus the Scheduled Purchase Payment equals the Scheduled Installment. Therefore, the amount of your Scheduled Purchase Payments will vary based on whether an Immediate Installment is being transferred to the Subaccount. For any month, an Immediate Installment will decrease the amount of a Scheduled Purchase Payment that would have been required had there not been an Immediate Installment.

We deposit Scheduled Purchase Payments received before the Monthly Due Date in the Guarantee Account. We will transfer these payments from the Guarantee Account to the Subaccount on the Monthly Due Date. In the event that your Scheduled Purchase Payment is past due, we will use any Guarantee Account Value to make up the missed Scheduled Purchase Payment. If Guarantee Account Value is insufficient for this purpose, then that Scheduled Installment is in default.

Grace Period. The Contract permits a 30-day grace period for the payment of each Scheduled Installment. This grace period begins the day after the Monthly Due Date for the Scheduled Installment. If the Scheduled Installment remains in default past the end of the grace period, you lose your right to the Guaranteed Minimum Income Payment.

Reinstatement. You may reinstate your right to the Guaranteed Minimum Income Payment by paying the missed Scheduled Installment(s), or the missing portion thereof, within the earlier of:

(1)  one year of its Monthly Due Date, or

(2)  the Annuity Commencement Date.

You also must pay us any monthly billing fee associated with the defaulted Scheduled Installment, as well as interest on both at an annual rate of 6%. Interest accrues from the date of the end of the grace period for the defaulted Scheduled Installment (or portion thereof) until the date of the next Monthly Due Date following the receipt of the payment. We will notify you of the exact amount you owe.

We allocate payments of the missed portion of the Scheduled Installments to the Subaccount as of the date that we receive them.

We apply payments representing less than the full amount owed in connection with a missed Scheduled Installment in the following order:

1.  missed portion of the Scheduled Installment;

2.  any rider Purchase Payments;

3.  any applicable monthly billing fees; and

4.  interest.

If more than one Scheduled Installment is in default, we apply any payment you make to pay the most recently missed Scheduled Installment (or portion thereof). We will reinstate your right to receive Guaranteed Minimum Income Payments only after you have paid us all of your missed Scheduled Installments, all monthly billing fees, and all interest you owe on the foregoing. To retain your right to Guaranteed Minimum Income Payments, you may make no more than 24 Scheduled Installments outside the grace period over the life of your Contract. If you fail to pay any Scheduled Installment with any applicable monthly billing fee, and interest that is charged on it within one year from its Monthly Due Date (but not later than the Annuity Commencement Date), you forfeit your right to receive the Guaranteed Minimum Income Payments and you cannot reinstate it.

Scheduled Purchase Payments. When we issue a Contract, and whenever we allocate a Flexible Purchase Payment to the Immediate Installment Account (this changes the pattern of Immediate Installments -- as explained below), we will send you a new Contract data page which includes your revised schedule of Scheduled Purchase Payments. Thus, month-by-month, Scheduled Purchase Payments always equal the difference between Scheduled Installments and Immediate Installments. The minimum Scheduled Purchase Payment is $100.

You may make Scheduled Purchase Payments through automatic transfers from your bank account (i.e., electronic funds transfer -- EFT payments). Doing this helps ensure that you will make your Scheduled Purchase Payments on the Monthly Due Date. If you do not use EFT payments, we charge a monthly fee of $10.00 for sending you monthly "bills" and manually processing the payments.

Flexible Purchase Payments and Immediate Installments. You also may make your Scheduled Installments through Flexible Purchase Payments in amounts greater than six Scheduled Purchase Payments (computed as of the date that we receive the Flexible Purchase Payment). We invest Flexible Purchase Payments received with instructions in the Immediate Installment Account. We use them to "fund" or generate a series of monthly Immediate Installments that we transfer to the Subaccount on the Monthly Due Dates to "pay" all or part of the Scheduled Installments. See the Purchase Payment Allocation Table below. Immediate Installments have the effect of reducing or eliminating the required Scheduled Purchase Payments for all or part of the Accumulation Period, depending on the method you select for the Installments. Each Flexible Purchase Payment supports a separate series of Immediate Installments, with each series having a starting date and an ending date. The starting date is generally the Monthly Due Date following the allocation of the Payment to the Immediate Installment Account and the ending date depends on the Immediate Installment method you select. However, if you elect one of our optional riders (described below under "Optional Riders") Flexible Purchase Payments must have a transfer end date equal to the earlier of:

(1)  the Annuity Commencement Date; and

(2) age 65 of the covered Annuitant.

For each series of Immediate Installments, each monthly Installment must be of the same amount. For any Flexible Purchase Payment, the fewer the number of Immediate Installments, the larger such Installments can be. Conversely, the smaller each Immediate Installment, the greater the number of Installments that the Flexible Purchase Payment can support. Since Immediate Installments may be transferred only on Monthly Due Dates, a greater number of Installments translates into a longer portion of the Accumulation Period over which such Installments are made. Thus, you may use a Flexible Purchase Payment to "pay off" some number of Scheduled Installments or to "buy down" the amount of some greater number of Scheduled Installments. Exactly how much you can "pay off" or "buy down," depends on the amount of the Flexible Purchase Payment, the rate of interest that we credit to Immediate Installment Account Value as determined on the date of purchase and the number of installments.

We compute the series of Installments for each Flexible Purchase Payment by crediting interest at a rate that we determine for each Flexible Purchase Payment at the time that you make the Flexible Purchase Payment. Using that interest rate and knowing either the amount of the Installments or the number of Installments you want, we determine the amount and number of the Installments. Your Immediate Installments reflect the fact that interest is credited each month on a declining balance as Immediate Installments are transferred to the Subaccount. For example, assume that you want 120 Installments (i.e., ten years of Installments) from your Flexible Purchase Payment beginning immediately. We calculate a level installment to be transferred each month. This installment is the amount that will result in the Flexible Purchase Payment (net of any applicable premium tax), and all interest earned on it, being completely transferred to the Subaccount by the end of the 10 years.

We will refund the portion of any Flexible Purchase Payment that is more than the amount needed to pay all future Scheduled Installments. We will refund this portion to you as of the Valuation Day we receive your Flexible Purchase Payment. The total of all Flexible Purchase Payments and Scheduled Purchase Payments cannot exceed $2,000,000 without prior Home Office approval.

Allocation of Purchase Payments. We allocate Scheduled Purchase Payments received on the Monthly Due Date, as well as any Payments past due that we receive, directly to the Subaccount on the Valuation Day we receive such Payment. We allocate any Scheduled Purchase Payment we receive before the Monthly Due Date to the Guarantee Account, and transfer that payment to the Subaccount as of the Monthly Due Date. We allocate Flexible Purchase Payments directly to the Immediate Installment Account, unless we do not receive sufficient instructions to determine a payment method for your Immediate Installments. In that event, we allocate the Flexible Purchase Payment to the Guarantee Account until we receive sufficient instructions.

                       Purchase Payment Allocation Table

       Type of Payment           When Received           Where Allocated
------------------------------------------------------------------------------
  Scheduled Purchase         Monthly Due Date       Subaccount
   Payment or portion
   thereof
------------------------------------------------------------------------------
  Scheduled Purchase         Before Monthly Due     Guarantee Account
   Payment or portion        Date
   thereof
------------------------------------------------------------------------------
  Scheduled Purchase         After Monthly Due      Subaccount for any past
   Payment or portion        Date                   due Scheduled Installment
   thereof                                          then Guarantee Account for
                                                    remainder
------------------------------------------------------------------------------
  Flexible Purchase Payment  Anytime                Immediate Installment
   with instructions                                Account
------------------------------------------------------------------------------
  Flexible Purchase Payment  Anytime                Guarantee Account until
   without instructions                             instructions received then
                                                    transferred to Immediate
                                                    Installment Account

Optional Riders. To reduce the risk that unforeseen events could leave you without the resources to make Scheduled Purchase Payments, we offer three optional riders that you may purchase. These are:

 . Disability Benefit Rider -- This rider provides that, during the life of the covered Annuitant, if that covered Annuitant becomes totally disabled (as defined in the rider), all or a portion of the Scheduled Purchase Payments will be waived. Also, we will waive all or a portion of Purchase Payments for other riders for the period when we waive Scheduled Purchase Payments. We will calculate the Monthly Income Benefit and Death Benefit under the Contract as if you had paid the waived Scheduled Purchase Payment when due. The waived Scheduled Purchase Payments do not increase the Surrender Value of the Contract. If you surrender the Contract, the Monthly Income Benefit and the Death Benefit associated with the waived Scheduled Purchase Payments will remain in effect. We will credit the disability benefit provided under this rider on each Monthly Due Date during a period beginning from the date of total disability to the earliest of: (1) the Contract Anniversary on or next following the covered Annuitant's 65th birthday, (2) the Annuity Commencement Date, (3) recovery from total disability, or (4) the covered Annuitant's death. Benefits take effect only after 90 days of continuous total disability. If the benefits take effect, we will waive Scheduled Purchase Payments missed during the 90 day period and, will reapply any Scheduled Purchase Payments you made during that period to the Guarantee Account.

 . Unemployment Benefit Rider -- This rider provides that, during the life of the covered Annuitant, if that Annuitant becomes unemployed (as defined in the rider), all or a portion of the Scheduled Purchase Payments will be waived. Also, we will waive all or a portion of Purchase Payments for other riders during the period when we waive Scheduled Purchase Payments. We will calculate the Monthly Income Benefit and Death Benefit under the Contract as if you had paid the waived Scheduled Purchase Payment when due. The waived Scheduled Purchase Payments do not increase the Surrender Value of the Contract. If you surrender the Contract, the Monthly Income Benefit and the Death Benefit associated with the waived Scheduled Purchase Payments will remain in effect. We will credit the unemployment benefit provided under this rider on each Monthly Due Date during a period beginning from the date of the first waived Scheduled Purchase Payment to the earliest of: (1) one year from the date of the first waived Scheduled Purchase Payment during any five year period, (2) the Contract Anniversary on or next following the covered Annuitant's 65th birthday, (3) the Annuity Commencement Date, (4) the covered Annuitant's employment, or (5) the covered Annuitant's death. Benefits take effect only after 90 days of continuous unemployment. If the benefit becomes effective, we will waive Scheduled Purchase Payments missed during the 90 day period and, will reapply any Scheduled Purchase Payments you made during that period to the Guarantee Account.

 . Joint Annuitant Life Rider -- This rider is only available for spouses. This rider provides that if a covered Joint Annuitant dies, all or a portion of the Scheduled Purchase Payments will be waived. We will calculate the Monthly Income Benefit and Death Benefit under this Contract as if the Scheduled Purchase Payments waived had been paid when due. The waived Scheduled Purchase Payments do not increase the Surrender Value of the Contract. If you surrender the Contract, the Monthly Income Benefit and the Death Benefit associated with the waived Scheduled Purchase Payments will remain in effect. Benefits under this rider will be covered from the date of the covered Annuitant's death until the earlier of (1) the Contract Anniversary on or next following the surviving Joint Annuitant's 65th birthday, or (2) the Annuity Commencement Date.

The charges for the optional riders are in addition to your Scheduled Installments. The riders and your Contract's data pages provide more detailed information about the riders including certain conditions and limitations. The riders may not be available in qualified plans, in all states, or in all markets.

VALUATION OF ACCUMULATION UNITS

Upon allocation or transfer to the Subaccount, we convert Scheduled Purchase Payments and Immediate Installments into Accumulation Units. We determine the number of Accumulation Units credited by dividing the dollar amount directed to the

Subaccount by the value of an Accumulation Unit for the Subaccount on the Valuation Day on which the Scheduled Purchase Payment or Immediate Installment is invested in the Subaccount. Therefore, Scheduled Purchase Payment allocated or Immediate Installments transferred to the Subaccount increase the number of Accumulation Units credited to the Contract.

Withdrawals, surrenders, payment of a Death Benefit, and the application of Subaccount Value to acquire Monthly Income Payments on the Annuity Commencement Date all result in the cancellation of an appropriate number of Accumulation Units. We cancel Accumulation Units as of the end of the Valuation Period in which we receive notice or instructions relating to the event.

The Accumulation Unit value at the end of every Valuation Day equals the Accumulation Unit value at the end of the preceding Valuation Day multiplied by the net investment factor (described below). We arbitrarily set the Accumulation Unit value at the inception of the Subaccount at $10.00. On any Valuation Day, we determine your Subaccount Value by multiplying the number of Accumulation Units attributable to your Contract by the Accumulation Unit value for that day.

The net investment factor is an index used to measure the investment performance of the Subaccount from one Valuation Period to the next. The net investment factor for the Subaccount for any Valuation Period reflects the change in the net asset value per share of the Portfolio from one Valuation Period to the next, adjusted for the daily deduction of the administrative expense and mortality and expense risk charges from assets in the Subaccount. If any "ex-dividend" date occurs during the Valuation Period, we take into account the per share amount of any dividend or capital gain distribution. Also, we take into account a per share charge or credit for any taxes reserved which we determine to have resulted from the operations of the Subaccount.

Surrenders And Withdrawals
Subject to the rules discussed below, we will allow the surrender of the Contract or a withdrawal of a portion of your Contract Value.

You may make a withdrawal or surrender at any time before the Annuity Commencement Date. Withdrawals must be at least $100. A withdrawal or surrender is effective as of the date we receive your request at our Home Office in a form acceptable to us. Unless you request otherwise, we will make any withdrawal and surrender first from the Guarantee Account, then from the Immediate Installment Account, and finally from the Subaccount. You may need to make additional Purchase Payments if you have made withdrawals from the Guarantee Account and/or the Immediate Installment Account.

Withdrawals and surrenders may be subject to surrender and/or access charges and the MVA. See Charges and Other Deductions. A withdrawal may also reduce your Death Benefit. See The Death Benefit.

In addition, you may be subject to income tax and, if you are younger than age 59 1/2 at the time of the surrender or withdrawal, a 10% penalty tax. A surrender or a withdrawal may also be subject to income tax withholding. See Federal Tax Matters.

Telephone Withdrawals. You may make withdrawals under your Contract by writing us in a form acceptable to us, or calling us provided we received your prior written authorization at our Home Office. However, you only can surrender your contract by writing our Home Office.

We will employ reasonable procedures to confirm that instructions we receive are genuine. Such procedures may include, among others,

 . requiring you or a third party you authorized to provide some form of personal identification before we act on the telephone instructions,

 . confirming the telephone transaction in writing to you or a third party you authorized, and/or

 .  tape-recording telephone instructions,

If we do not follow reasonable procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We reserve the right to limit or prohibit telephone withdrawals.

To request a telephone withdrawal, please call us at 1-800-353-9910.

Special Note on Reliability. Please note that our telephone system may not always be available. Any telephone system, whether it is yours, your service provider's or your registered representative's, can experience unscheduled outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you can make your transaction request by writing our Home Office.

Repayment of Withdrawals of Subaccount Value. To remain eligible to receive Guaranteed Minimum Income Payments, you must repay the amount of any withdrawal (this includes the surrender charge) from the Subaccount plus interest within one year from the date of the withdrawal, but no later than the Annuity Commencement Date. We charge you interest at an effective annual rate of 6% on the total amount withdrawn from the Subaccount. We charge interest from the date of the withdrawal to the Monthly Due Date following the date you repay the withdrawal.

It is important to understand that, because surrender charges may apply, the amount you received from the Subaccount is not the same as the amount we withdrew from the Subaccount. You must repay the amount we withdrew from the Subaccount plus interest. Therefore, the amount you repay includes:

 .  the amount you received from the Subaccount; plus

 . the amount of the surrender charge assessed on amounts withdrawn from the Subaccount; plus

 . the amount of any premium taxes assessed on amounts withdrawn from the Subaccount; plus

 . interest we assess from the date of withdrawal until the Monthly Due Date following repayment.

We allocate any repayment (after deducting for interest) to the Subaccount as of the date we receive it.

Consult your tax advisor concerning repayments as we consider repayments after deducting interest charges to be new Purchase Payments for tax purposes.

If you take multiple withdrawals, we will apply repayments to the most recent withdrawals first.

Withdrawals from the Guarantee Account and the Immediate Installment Account do not have to be repaid, nor do they affect your right to receive Guaranteed Minimum Income Payments.

Surrender Value. The amount payable on surrender of the Contract is the Surrender Value as of the date we receive your surrender request in a form acceptable to us. The Surrender Value equals the Contract Value on the date we receive your request, less any applicable surrender charge, access charge, and premium tax charge. We will pay the Surrender Value in a lump sum, unless you elect one of the Optional Payment Plans. See Optional Payment Plans. We may waive surrender charges and access charges upon surrender if you elect certain Optional Payment Plans. See Charges and Other Deductions.

Charges And Other Deductions

We will deduct the charges described below to cover our costs and expenses, services provided, and risks assumed under the Contracts. We incur certain costs and expenses for the distribution and administration of the Contracts and for providing the benefits payable thereunder. Our administrative services include:

 .  processing applications for and issuing the Contracts;

 .  maintaining records;

 .  monthly billing and EFT transactions;

 .  administering Income Payments;

 . furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values);

 .  reconciling and depositing cash receipts;

 .  providing Contract confirmations and periodic statements;

 .  maintaining an internet service site; and

 .  providing toll-free inquiry services.

The risks we assume include:

 . the risk that the Guaranteed Minimum Income Payments will exceed the calculated variable Income Payments;

 .  the risk that the Death Benefit will be greater than the Surrender Value;

 . the risk that Annuitants will live longer than we assumed in calculating our guarantees (these guarantees are incorporated in the Contract and cannot be changed); and

 . the risk that our costs in providing the services will exceed our revenues from Contract charges (which cannot be changed by us).

The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designation of the charge. For example, surrender charges we collect may not fully cover all of the sales and distribution expenses we actually incur. We also may realize a profit on one or more of the charges. We may use any such profits for any corporate purpose, including the payment of sales expenses.

SURRENDER CHARGES, ACCESS CHARGES, AND MARKET VALUE ADJUSTMENTS

We may assess a surrender charge (on amounts in the Subaccount and Guarantee Account) or access charge (on amounts in the Immediate Installment Account) on withdrawals or surrenders of Contract Value. We will also apply an MVA to determine the Immediate Installment Account Value available for a withdrawal or surrender from the Immediate Installment Account.

Unless we receive other instructions, we will first withdraw amounts from the Guarantee Account, then from the Immediate Installment Account, and lastly from the Subaccount. We will deduct any surrender charge and access charge from the amounts you withdraw.

Surrender Charge for the Subaccount and the Guarantee Account. The surrender charge for amounts withdrawn or surrendered from the Subaccount and/or the Guarantee Account is a percentage of the amount of Scheduled Installments made to date and not previously withdrawn. We do not assess surrender charges on Scheduled Installments previously withdrawn and later repaid to the Subaccount.

The surrender charge percentage is as follows:

                                                           Surrender Charge
        Contract Year in                                  as a Percentage of
       Which Surrender or                               Scheduled Installments
        Withdrawal Made                                      Made to Date
      ----------------------------------------------------------
            1                                                     9%
            2                                                     8%
            3                                                     7%
            4                                                     6%
            5                                                     5%
            6                                                     4%
            7                                                     3%
            8                                                     2%
       9 and after                                                1%
      ----------------------------------------------------------

--------------------------------------------------------------------------------
 For example, assuming:

  .  you have made Purchase Payments of $18,000,

  . your Contract Value is $20,000 ($17,000 in the Subaccount and $3,000 in the Guarantee
     Account), $15,000 of which is from Scheduled
     Installments,

  .  you have no value in the Immediate
     Installment Account,

  .  you have not withdrawn any previous
     Scheduled Installments that were assessed a surrender charge, and

  .  you request a withdrawal of $10,000 in
     Contract Year 5.

 Your surrender charge will be $500 ($10,000 x
 5%). We take the withdrawal from the Guarantee
 Account ($3,000) and from the Subaccount
 ($7,000). You will receive a net check of $9,500 assuming there are no premium taxes or income taxes withheld. To reinstate your Guaranteed
 Minimum Income Payment you must repay the $7,000 to the Subaccount (includes the surrender charge of $350 taken from amounts in the Subaccount ) plus pay interest to us (assessed on the $7000 withdrawn) within 12 months of the withdrawal.

 The chart below depicts the withdrawal.

--------------------------------------------------------------------------------

                                                              Amount to
                                                              Reinstate
                                                              Guaranteed
                                                               Minimum      Account
              Beginning           Remaining                     Income       Value
              Contract   Amount   Contract  Surrender Net to   Payment       After
  Account       Value   Withdrawn   Value    Charge    You   (+ Interest)  Repayment
------------------------------------------------------------------------------------
  Subaccount   $17,000   $ 7,000   $10,000    $(350)  $6,650 $      7,000   $17,000
                                                              (+ interest)
------------------------------------------------------------------------------------
  Guarantee    $ 3,000   $ 3,000   $     0    $(150)  $2,850 $          0   $     0
   Account
------------------------------------------------------------------------------------
  Total        $20,000   $10,000   $10,000    $(500)  $9,500 $      7,000   $17,000
                                                             (+ interest)
------------------------------------------------------------------------------------

 However, if you withdraw $17,000, your surrender charge will be $750 ($15,000 x 5%). The remaining
 Contract Value in the Guarantee Account is zero and in the Subaccount is $3,000. You will receive a net check of $16,250 assuming there are no premium taxes or income taxes withheld. To reinstate your Guaranteed Minimum Income Payment you must repay to the Subaccount $14,000
 (includes the surrender charge of $550 taken from amounts in the Subaccount) plus pay interest to us (assessed on the $14,000 withdrawn) within 12 months of the withdrawal.

 You will not be assessed a surrender charge on any withdrawn amounts greater than the amount of Scheduled Installments made.

Current market conditions may affect the impact of the surrender charges on your Contract. For example, if the amount of Scheduled Installments made to date and not previously withdrawn equals $10,000, your Contract Value equals $20,000, and you fully surrender your Contract in the third Contract Year, we would assess a surrender charge of $700 (7% of $10,000) with a net check to you of $19,300 assuming there are no premium taxes or income taxes withheld. However, if there is a market decline so your Contract Value is $9,000, and you request a full surrender, we would assess a surrender charge of only $630 (7% of $9,000) with a net check to you of $8,370 assuming there are no premium taxes or income taxes withheld.

Access Charge and Market Value Adjustment for the Immediate Installment Account. We apply an MVA when we determine the amount available as a Death Benefit, surrender, or withdrawal from the Immediate Installment Account. We also will deduct an access charge from your withdrawal or surrender, but not from the amount we pay as a Death Benefit.

We treat a withdrawal or surrender of Contract Value in the Immediate Installment Account as a proportional withdrawal or surrender of each of the remaining future Immediate Installments. We also assess an access charge on amounts you surrender or withdraw from the Immediate Installment Account. This charge is a percentage of the Immediate Installment Account Value as shown in the table below.

The concept of calculating an MVA on the Immediate Installment Account is different from many other MVA calculations. Unlike traditional MVAs where the present value of the Account Value is known, here we know the future value of the Immediate Installments and need to calculate the present value. Therefore, we must determine the present value before we can determine what you receive upon surrender or withdrawal.

First, we use the interest rate in effect when you made your Flexible Purchase Payment to discount each future Immediate Installment back to its present book value. We then sum all of these present values to calculate the value, before the application of any MVA, of the Immediate Installment Account.

Next, we determine your Immediate Installment Account Value by applying the MVA. We calculate the MVA factor separately for each Immediate Installment. The MVA for each Immediate Installment is equal to the present book value of that installment times the MVA factor for that installment. The MVA factor is:

                            ((1 + i) / (1 + j))n -1

where:

   n = the number of months until the last Immediate Installment for a particular Flexible Purchase Payment will be transferred to the Subaccount
   i = the original interest rate we used for the Immediate Installment when you made the Flexible Purchase Payment
   j = the current interest rate we use for a new Flexible Purchase Payment of (m/12) years that we currently make available for the Immediate
       Installment Account ((m/12) is rounded up to a whole number of years) m = the number of months until the last Immediate Installment for that
       Flexible Purchase Payment will be transferred to the Subaccount.

The total MVA for the Contract is the sum of each MVA calculated for each Immediate Installment. The Immediate Installment Account Value is the sum of the present book values of each Immediate Installment plus the total MVA for the Contract. Two examples of how the MVA would work follow.

EXAMPLE 1

                                   Beginning
             Beginning             of Month
             of Month                Value    Level   Current
               Value    Immediate   (before  Monthly   Level             Immediate
              (before  Installment  MVA and  Interest Monthly  Current  Installment   Access
 Valuation    MVA and   Transfer     after   Rate at  Interest   MVA      Account     Charge   Surrender
    Date     transfer)   Amount    transfer) Purchase   Rate   Amount      Value    Percentage   Value
--------------------------------------------------------------------------------------------------------
Date of
 Purchase     $90,524    $1,000     $89,524    0.5%      0.5%  $     0    $89,524       6%      $84,153
1 Month
 after
 Purchase     $89,971    $1,000     $88,971    0.5%   0.4167%  $ 4,093    $93,064       6%      $87,480
2 Months
 after
 Purchase     $89,416    $1,000     $88,416    0.5%   0.5833%  $(3,791)   $84,625       6%      $79,547
3 Months
 after
 Purchase     $88,858    $1,000     $87,858    0.5%      0.5%  $     0    $87,858       6%      $82,587
--------------------------------------------------------------------------------------------------------

 . Issued under the following terms: Flexible Purchase Payment = $90,524
  (assumes no premium tax); Immediate Installment = $1,000; Level Monthly Interest Rate = 0.5%; Immediate Installments made for 120 months beginning on date of Flexible Purchase Payment.

 . Interest rates are assumed to be volatile during the 3 months following the Flexible Purchase Payment. In the first month following the Flexible Purchase Payment, monthly interest rates for a similar Flexible Purchase Payment have dropped to 0.4167%. In the second month following the Flexible Purchase Payment, monthly interest rates for a similar Flexible Purchase Payment have increased to 0.5833%. In the third month following the Flexible Purchase Payment, interest rates for a similar Flexible Purchase Payment have decreased to 0.5%.

EXAMPLE 2


                                  Level    Present   Current
             Immediate           Monthly   Value at   Level                       Present
            Installment  Months  Interest  Purchase  Monthly  Current            Value of
              Future     Until   Rate at   Discount  Interest   MVA    Current   Immediate
               Value    Transfer Purchase    Rate      Rate   Factor     MVA    Installment
-------------------------------------------------------------------------------------------
             $  1,000      118     0.5%   $   557.92 0.4167%  .10284  $   56.86 $   614.78
             $  1,000      117     0.5%   $   560.71 0.4167%  .10192  $   56.64 $   617.34
             $  1,000      116     0.5%   $   563.51 0.4167%  .10101  $   56.40 $   619.92
                 ...      ...      0.5%         ...  0.4167%    ...        ...        ...
                 ...      ...                   ...             ...        ...        ...
                          ...                   ...             ...        ...        ...
             $  1,000        2     0.5%   $   990.07 0.4167%  .00166  $    1.64 $   991.71
             $  1,000        1     0.5%   $   995.02 0.4167%  .00083  $     .83 $   995.85
             $  1,000        0     0.5%   $ 1,000.00 0.4167%       0  $       0 $ 1,000.00
-------------------------------------------------------------------------------------------
TOTAL
PRIOR TO
TRANSFER     $119,000                     $89,971.44                  $4,093.06 $94,064.50
-------------------------------------------------------------------------------------------
TOTAL
AFTER
TRANSFER     $118,000                     $88,971.44                  $4,093.06 $93,064.50
-------------------------------------------------------------------------------------------

 . Issued under the following terms: Flexible Purchase Payment = $90,524
  (assumes no premium tax); Immediate Installment = $1,000; Level Monthly Interest Rate = 0.5%; Immediate Installments made for 120 months beginning on date of Flexible Purchase Payment

 . The date of valuation and any MVA is one month after the Flexible Purchase
  Payment. In that first month, monthly interest rates for a similar Flexible Purchase Payment have dropped to 0.4167%.

After we calculate the MVA, we determine the Surrender Value. To determine Surrender Value from the Immediate Installment Account, we subtract the appropriate access charge (determined separately for the Immediate Installments of each Flexible Purchase Payment) from the Immediate Installment Account Value.

We calculate the access charge as a percentage of the Immediate Installment Account Value. The closer the surrender or withdrawal is to the Immediate Installment transfer end date, the lower the amount of the access charge will be. The amount of the access charge is as follows:

        Complete and Partial Years
       Remaining Until the End Date
       Established for Installment
        Transfers of Each Flexible                               Access Charge
             Purchase Payment                                     Percentage
      ----------------------------------------------------------
                6 and more                                             6%
                    5                                                  5%
                    4                                                  4%
                    3                                                  3%
                    2                                                  2%
                    1                                                  1%
      ----------------------------------------------------------

The amount payable for a withdrawal from the Immediate Installment Account will be the amount of the withdrawal minus any access charge and any applicable premium taxes (not to exceed the Immediate Installment Account Value). Because we take the withdrawal proportionally from each future Immediate Installment, the access charge is a weighted average of the access charge for each such installment. This weighted average is (1 -- the ratio of Surrender Value for the Immediate Installment Account to the Immediate Installment Account Value). The amount payable for a withdrawal is therefore the amount of the withdrawal multiplied by the ratio of the Surrender Value for the Immediate Installment Account to the Immediate Installment Account Value.

Waiver of Surrender and Access Charges. We will waive all surrender charges and access charges if you surrender your Contract and apply your Contract Value to one of the following Optional Payment Plans:

1. Plan 1 (Life Income with Period Certain);

2. Plan 2 (Income for a Fixed Period) of 10 or more years; or

3. Plan 5 (Joint Life and Survivor Income).

If you elect one of the above Optional Payment Plans, then the amount applied to the plan will be your Contract Value, which includes any applicable MVA, minus any premium tax.

You may also select Optional Payment Plan 3 or Plan 4 upon surrender, although we will assess surrender charges and access charges (as well as any applicable MVA and premium tax) against your Contract Value. We will apply the Surrender Value to the selected plan.

See Optional Payment Plans.

ASSET CHARGE

We deduct from the Subaccount an amount, computed daily, equal to an annual rate of 1.50% of the average daily net assets of the Subaccount. We assess this charge when we compute the net investment factor. The asset charge reduces the value of Accumulation Units and Annuity Units. The charge consists of an administrative expense charge at an effective annual rate of 0.15% and a mortality and expense risk charge at an effective annual rate of 1.35%.

MONTHLY BILLING FEE

We will charge you $10 each month if you do not make your Scheduled Purchase Payment by means of an EFT payment. We will add the monthly billing fee to the amount of your Scheduled Purchase Payment, and deduct the charge from your Payment before we apply that Scheduled Purchase Payment.

DEDUCTIONS FOR TAXES

We will deduct charges for any premium tax or other tax levied by any governmental entity either from Purchase Payments or the Contract Value when incurred or when we pay proceeds under the Contract (proceeds includes benefits from surrender, withdrawal, annuity commencement, and death).

The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation, or by judicial action. These premium taxes depend upon the law of your state. The tax generally ranges from 0.0% to 3.5%.

PURCHASE PAYMENTS FOR THE OPTIONAL RIDERS

The cost of the optional Waiver of Scheduled Purchase Payments Upon Disability Rider, Waiver of Scheduled Purchase Payments Upon Unemployment Rider, and Waiver of Scheduled Purchase Payments Joint Annuitant Life Rider varies based on the owner's age, gender, and the amount and duration of the Scheduled Purchase Payments. Purchase Payments for riders are due with your Scheduled Purchase Payments.

OTHER CHARGES AND DEDUCTIONS

The Portfolio incurs certain fees and expenses. To pay for these charges, the Portfolio makes deductions from its assets. The deductions are described more fully in the Portfolio's Prospectus.

We also assess interest charges at an annual rate of 6% on any missed Scheduled Installment and on withdrawal repayments to the Subaccount. See The Contract and Surrenders and Withdrawals.

We sell the Contracts through registered representatives of broker-dealers. These registered representatives are also appointed and licensed as insurance agents of the Company. We pay commissions to broker-dealers for selling the Contracts. You do not directly pay these commissions, we do. We intend to recover the commissions, marketing, administrative and other expenses and the cost of Contract benefits through fees and charges imposed under the Contract. See Sales of the Contract for more information.

VARIATION OF CHARGES

We may reduce or eliminate the administrative expense and surrender and access charges described previously for any particular Contract. However, we will reduce these charges only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges. Lower distribution and administrative expenses may be the result of economies associated with (1) the use of mass enrollment procedures, (2) the performance of administrative or sales functions by the employer, (3) the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees, or (4) any other circumstances which reduce distribution or administrative expenses. We will state the exact amount of administrative expense and surrender and access charges applicable to a particular Contract in that Contract.

We may also reduce charges and/or deductions for sales of the Contracts to registered representatives who sell the Contracts to the extent we realize savings of distribution and administrative expenses. Any such reduction in charges and/or deductions will be consistent with the standards we use in determining the reduction in charges and/or deductions for other group arrangements.

The Death Benefit




DEATH BENEFIT UPON DEATH OF AN OWNER BEFORE THE ANNUITY COMMENCEMENT DATE

If any Owner (or Annuitant if the Owner is a non-natural person) dies before the Annuity Commencement Date, the amount of proceeds available is the Death Benefit.

We calculate the Death Benefit as of the date that we receive due proof of death. Until we receive due proof of death, Immediate Installments will continue to be transferred from the Immediate Installment Account, and Purchase Payments, if received, will continue to be applied to the Guarantee Account and/or the Subaccount. Further, until we receive complete written settlement instructions from the Designated Beneficiary, values will remain in the Variable Account, the Guarantee Account, and the Immediate Installment Account. The Death Benefit therefore will fluctuate with the performance of the Variable Account.

Upon receipt of due proof of death (generally, due proof is a certified copy of the death certificate or a certified copy of the decree of a court of competent jurisdiction as to a finding of death), we will process the Death Benefit in accordance with your instructions, subject to distribution rules and termination of contract provisions described elsewhere.

Unless otherwise required to be distributed pursuant to the distribution rules stated below, we will pay Death Benefit proceeds in one lump sum unless you elect one of our Optional Payment Plans. See Optional Payment Plans.

DEATH BENEFIT AMOUNT

The Death Benefit equals the greater of:

 . the sum of Purchase Payments received (excluding payments made for riders) and not withdrawn as of the date of receipt of due proof of death; and

 . the Contract Value (including any market value adjustment) as of the date of receipt of due proof of death.

REQUIRED DISTRIBUTIONS

General: In certain circumstances, federal tax law requires that distributions be made under the Contract upon the first death of:

 . an Owner or Joint Owner, or

 . the Annuitant or Joint Annuitant if any Owner is a non-natural person (an entity, such as a trust or corporation).

The discussion below describes the methods available for distributing the value of the Contract upon death.

Designated Beneficiary: At the death of any Owner (or any Annuitant, if any Owner is a non-natural entity), the person or entity first listed below who is alive or in existence on the date of that death will become the Designated
Beneficiary:

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(1) Owner or Joint Owners;

(2) Primary Beneficiary;

(3) Contingent Beneficiary; or

(4) Owner's estate.

If there is more than one Designated Beneficiary, we will treat each one separately in applying the tax law's rules described below.

DISTRIBUTION RULES:

The distributions required by federal tax law differ depending on whether the Designated Beneficiary is the spouse of the deceased Owner (or of the Annuitant, if the Contract is owned by a non-natural entity). Upon receipt of due proof of death, the Designated Beneficiary will instruct us how to treat the proceeds subject to the distribution rules discussed below.

 . Spouses -- If the Designated Beneficiary is the surviving spouse of the deceased person and a Joint Annuitant, we will continue the Contract in force with the surviving spouse as the new Owner and as the sole Annuitant. At the death of the surviving spouse, this provision may not be used again, even if the surviving spouse remarries. In that case, the rules for non-spouses will apply. If the Designated Beneficiary is the surviving spouse of the deceased person but not a Joint Annuitant, the rules for non-spouses will apply.

 . Non-Spouses -- If the Designated Beneficiary is not the surviving spouse of the deceased person, the Contract cannot be continued in force indefinitely. Instead, upon the death of any Owner (or any Annuitant, if any Owner is a non-natural entity), payments must be made to (or for the benefit of) the Designated Beneficiary under one of the following payment choices:

(1) Receive the Death Benefit and any interest that has been earned on it in one lump sum payment upon receipt of due proof of death.

(2) Receive the Death Benefit at any time during the five year period following the date of death. See Requesting Payments.

(3) Apply the Death Benefit to provide an Income Payment under Optional Payment Plan 1 or 2. The first Income Payment must be made no later than one year after the date of death. Also, the Income Payment period must be either the lifetime of the Designated Beneficiary or a period not exceeding the Designated Beneficiary's life expectancy.

If the Designated Beneficiary makes no choice within 30 days following receipt of due proof of death, we will use payment choice 2. Due proof of death must be provided

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




within 90 days of the date of death. If due proof of death is not provided within 90 days of the date of death, we will pay the Contract Value as of the date of receipt of due proof of death. We will not accept any Purchase Payments after we receive due proof of the non-spouse's death. If the Designated Beneficiary dies before we distribute the entire Death Benefit, we will pay in a lump sum any value still remaining to the person named by the Designated Beneficiary. If no person is so named, we will pay the Designated Beneficiary's estate.

Under payment choices 1 and 2, the Contract will terminate when we pay the Death Benefit. Under payment choice 3, this Contract will terminate when we apply the Death Benefit to provide Income Payments.

Within 30 days of the date of receipt of due proof of death, a non-spousal Joint Annuitant that is also the surviving Owner may use the proceeds from (1) above to purchase a new contract with current terms and values substantially similar to this Contract, as of the date of receipt of due proof of death, including but not limited to the Guaranteed Minimum Income Payment, Contract Value in each investment, Scheduled Installments, Scheduled Purchase Payments, surrender and access charges, and Annuity Commencement Date. Missed Scheduled Installments will still be due.

DEATH BENEFIT AFTER THE ANNUITY COMMENCEMENT DATE

If any Annuitant dies after the Annuity Commencement Date, Monthly Income Payments will be made as stated in the section discussing monthly income benefits. See Benefits at Annuity Commencement Date.

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

Benefits At Annuity Commencement Date
You must select an Annuity Commencement Date in your application. This date cannot be any later than the Contract anniversary following the younger Annuitant's 90th birthday. You cannot change the Annuity Commencement Date once we issue the Contract.

If the sole or last surviving Annuitant is still living on the Annuity Commencement Date, we will pay you or your designated payee the Monthly Income Payments described below beginning on that date. As provided in your Contract, we may adjust the Annuitant(s)' age(s) used to determine the first Annual Variable Income Benefit, and we may deduct premium taxes from your payments.

Monthly Income Payments are made under a life annuity payment plan with a period certain of 10, 15, 20, 25, 30, 35, 40, 45, or 50 years. If you do not select a certain period we will use a life annuity payment plan with a 10 year period certain.

We determine your Monthly Income Payments based on the Calculated Level Monthly Benefit. The Calculated Level Monthly Benefit is derived from the Annual Variable Annuity Benefit. The Calculated Level Monthly Benefit is one-twelfth of the Annual Variable Annuity Benefit plus level interest over a twelve-month period. The interest rate for each Annuity Year is the rate we declare for a twelve-month certain single premium immediate fixed annuity, as of the Annuity Commencement Date or applicable Annuity Commencement Date Anniversary, for this Contract.

The dollar amount of the first Annual Variable Annuity Benefit is a function of:

 . the amount of your Annuity Commencement Value; and

 . the annuity purchase rates shown in your Contract.

The annuity purchase rates vary based on the age (and, for certain Contracts, gender) of the Annuitant(s) as well as the certain period that was selected. Generally, the longer the life expectancy of the Annuitant(s) or the longer the certain period selected, the smaller the first Annual Variable Annuity Benefit will be. The benefit is calculated by dividing the Annuity Commencement Value (less any applicable premium tax) being applied by $1,000 and multiplying the result by the applicable annuity purchase rate. This amount is "applied" to "acquire" Annuity Units. We determine the number of Annuity Units credited to a Contract by dividing the dollar amount of the first Annual Variable Annuity Benefit by the Annuity Unit value for the Valuation Period ending on the Annuity Commencement Date (or during which the Annuity Commencement Date falls if the Valuation Period does not end on the Annuity Commencement Date). The value of your Annuity Units changes daily as a function of the investment performance of the Subaccount.

We determine the dollar amount of each subsequent Annual Variable Annuity Benefit on each Annuity Commencement Date Anniversary by multiplying the Annuity Unit

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

value for the Valuation Period (or during which that Anniversary falls if the Valuation Period does not end on the Anniversary) by the number of Annuity Units credited to the Contract.

The Annuity Unit value of the Subaccount for any Valuation Period equals the Annuity Unit value for the preceding Valuation Period multiplied by the product of (a) and (b), where:

(a) is the net investment factor for the Valuation Period for which we are calculating the Annuity Unit value; and

(b) is an assumed discount rate equal to .99990575 raised to a power equal to the number of days in the Valuation Period.

If the Guaranteed Minimum Income Payment does not apply and the net investment return for the Subaccount over an Annuity Year is equal to 3.5% (the interest rate we use in calculating the amount of the Annual Variable Annuity Benefit), the Annual Variable Annuity Benefit for that Annuity Year will equal the Benefit for the prior year. To the extent that such net investment return exceeds 3.5% for an Annuity Year, the Annual Variable Annuity Benefit for that Annuity Year will be greater than the Benefit for the prior year. To the extent that such net investment return falls short of 3.5% for an Annuity Year, the Annual Variable Annuity Benefit for that Annuity Year will be less than the Benefit for the prior year.

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

Guaranteed Minimum Income Payments
IF THE GUARANTEED MINIMUM INCOME PAYMENT IS IN EFFECT

If you meet the conditions listed above under "The Contract" (that is, within the time allowed, you paid all your Scheduled Installments and repaid the amount of any withdrawal from the Subaccount plus interest), your Monthly Income Payments after the Annuity Commencement Date will be at least equal to the Guaranteed Minimum Income Payments. You may elect to forgo Income Payments and receive your Annuity Commencement Value in the form of a lump sum payment. If you intend to receive a lump sum at the Annuity Commencement Date, consult your advisor as to the suitability of this Contract.

We will calculate your initial Calculated Level Monthly Benefit as discussed above under "Benefits at Annuity Commencement Date." If this initial Monthly Income Payment is less than the Guaranteed Minimum Income Payment, your initial Monthly Income Payment will equal the Guaranteed Minimum Income Payment. If this occurs, we will track the difference in the Adjustment Account that we establish on the Annuity Commencement Date. The value of the Adjustment Account will equal the greater of (a) and (b), where:

(a) is zero; and

(b) is 12 times the Guaranteed Minimum Income Payment minus 12 times the initial Calculated Level Monthly Benefit.

Monthly Income Payments will remain constant for an Annuity Year. At the beginning of each subsequent Annuity Year, we will determine the amount of the Monthly Income Payments for that Annuity Year.

For Monthly Income Payments after the first Annuity Year, the actual payment is the greater of (a) and (b), where:

(a) is the subsequent Calculated Level Monthly Income Benefit minus any value in the Adjustment Account as of the date of the last Monthly Income Payment divided by 12; and

(b) is the Guaranteed Minimum Income Payment.

For subsequent Monthly Income Payments after the first Annuity Year, the value of the Adjustment Account will be the greater of (a) and (b), where:

(a) is zero; and

(b) is the value of the Adjustment Account as of the date that we determined the last Monthly Income Payment, plus 12 times the actual subsequent Monthly Income Payment, minus 12 times the subsequent Calculated Level Monthly Benefit.

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



In other words, you will not receive any of the Subaccount's gain until you have paid back the Adjustment Account.

IF THE GUARANTEED MINIMUM INCOME PAYMENT IS NOT IN EFFECT

If the Guaranteed Minimum Income Payment is not in effect and you elect to receive Income Payments, your actual Income Payments will be in the form of an annual Variable Income Payment similar to a Variable Income Payment described above under "Benefits at Annuity Commencement Date." There will be no Adjustment Account established.

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

Optional Payment Plans
You may apply your Death Benefit proceeds or your Surrender Value to an Optional Payment Plan. If you surrender the Contract and select Plan 1, Plan 2 (with a certain period of 10 or more years), or Plan 5, then the amount applied to the Plan is the Contract Value, which includes any applicable MVA, minus any premium tax (i.e., the Surrender Value with the surrender and access charge added back in).

The amount we apply to calculate Income Payments is net of premium tax. During the Annuitant's life, you (or the Designated Beneficiary at your death) can choose a Plan. If you change a Designated Beneficiary, your Plan selection will remain in effect unless you make a new selection. Any election or change in a plan must be sent to our Home Office in a form acceptable to us. We do not allow any changes after Income Payments begin. If an Optional Payment Plan has not been chosen at the death of the Annuitant or Owner, your Designated Beneficiary can choose a Plan when we pay the Death Benefit. If the Designated Beneficiary is the surviving spouse of the deceased person and a Joint Annuitant, no Death Benefit is payable; the Contract will continue as described above. See The Death Benefit.

We will make Income Payments annually. The amount of each payment under an Optional Payment Plan must be at least $100. Payments made under an Optional Payment Plan at the death of any Owner (or any Annuitant if any Owner is a non-natural person), must conform to the rules in the Death Benefit Provisions section. See The Death Benefit.

We may make an age adjustment to determine the amount of your Income Payments. We will adjust the age according to the age adjustment table shown in your Contract.

Fixed Income Payments. We will transfer proceeds applied to a fixed income option to our General Account. Payments made will equal or exceed those required by the state where we deliver the Contract. We determine fixed Income Payments on the date we receive due proof of the Owner's death or on surrender. Payments under Optional Payment Plan 4 (Interest Income) will begin at the end of the first interest period after the date proceeds are otherwise payable.

Variable Income Payments. We will transfer proceeds applied to a variable income option to the Subaccount. Your Income Payments, after the first payment, will reflect the investment experience of the Subaccount. No minimum amount is guaranteed. Income Payments begin after the date we receive due proof of any Owner's death or a surrender. We will calculate your variable Income Payments in the manner described above under "Benefits at Annuity Commencement Date".

Optional Payment Plans. The Contract provides five Optional Payment Plans, each of which is payable on a fixed basis. Optional Payment Plans 1 and 5 are also available on a variable basis. If any payee is not a natural person, our consent must

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

be obtained before selecting an Optional Payment Plan. Guaranteed amounts payable are determined assuming an interest rate of 3.5% compounded yearly. We may increase this rate and the amount of any payment. Following are explanations of the Optional Payment Plans available.

Plan 1 -- Life Income with Period Certain. This option guarantees annual payments for the lifetime of the payee with a minimum number of years of payments. If the payee lives longer than the minimum period, payments will continue for his or her life. The minimum period can be 10, 15, or 20 years. Payments are determined according to the table in the Monthly Income Benefit section of the Contract. We determine the guaranteed amounts payable under the plan. The payee selects the designated period. If the payee dies during the minimum period, we may offer to pay the discounted sum of the remaining guaranteed payments in one sum.

Plan 2 -- Income for a Fixed Period. This option guarantees annual payments for a fixed period not longer than 30 years. Payments will be made according to the table in the Contract. If the payee dies, we may offer to pay the discounted amount of the remaining guaranteed payments in one sum.

Plan 3 -- Income of a Definite Amount. This option provides annual payments of a definite amount to be paid. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. If we increase the interest rate we use on amounts payable above the guaranteed rate, we will extend the payment period. If the payee dies, we may offer to pay the amount of the remaining proceeds with earned interest in one sum.

Plan 4 -- Interest Income. This option provides for annual payments of interest earned from the proceeds left with us. Payments will begin at the end of the first period chosen. If the payee dies, we will pay the amount of remaining proceeds and any earned but unpaid interest in one sum.

Plan 5 -- Joint Life and Survivor Income. This option provides for us to make annual payments to two payees for a guaranteed minimum of 10 years. Each payee must be at least 35 years old when payments begin. Payments will continue as long as either payee is living. If both payees die before the end of the minimum period, we may offer to pay the discounted amount of the remaining payments for the 10-year period in one sum.

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

Federal Tax Matters


INTRODUCTION

This part of the Prospectus discusses the Federal income tax treatment of the Contract. The Federal income tax treatment of the Contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not address all of the federal income tax rules that may affect you and your Contract. This discussion also does not address other Federal tax consequences, or state or local tax consequences, associated with a Contract. As a result, you should always consult a tax advisor about the application of tax rules to your individual situation.

TAXATION OF NON-QUALIFIED CONTRACTS

This part of the discussion describes some of the Federal income tax rules applicable to Non-Qualified Contracts. A Non-Qualified Contract is a Contract not issued in connection with a retirement plan receiving special tax treatment under the Code, such as an individual retirement annuity or a section 401(k) plan.

Tax Deferral on Earnings. The Federal income tax law does not tax any increase in an Owner's Contract Value until there is a distribution from the Contract. However, certain requirements must be satisfied in order for this general rule to apply, including:

 . An individual must own the Contract (or the tax law must treat the Contract as owned by an individual);

 . The investments of the Variable Account must be "adequately diversified" in accordance with regulations of the Internal Revenue Service ("IRS");

 . The Owner's right to choose particular investments for a Contract must be limited; and

 . The Contract's Annuity Commencement Date must not occur near the end of the Annuitant's life expectancy.

This part of the Prospectus discusses each of these requirements.

Contracts not owned by an individual -- no tax deferral and loss of interest deduction. As a general rule, the Code does not treat a Contract that is owned by an entity (rather than an individual) as an annuity contract for Federal income tax purposes. The entity owning the Contract pays tax each year on the excess of the annual increase in Contract Value over the annual Purchase Payments paid for the Contract. Contracts issued to a corporation or a trust are examples of Contracts where the Owner is currently taxable on the Contract's earnings.

There are several exceptions to this rule. For example, the Code treats a Contract as owned by an individual if the nominal owner is a trust or other entity that holds the Contract as an agent for an individual. However, this exception does not apply in the

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

case of any employer that owns a Contract to provide deferred compensation for its employees.

In the case of a Contract issued after June 8, 1997 to a taxpayer that is not an individual, or a Contract held for the benefit of an entity, the entity will lose its deduction for a portion of its otherwise deductible interest expenses. This disallowance does not apply if the Owner is taxable on the annual increase in the Contract Value in excess of the Purchase Payments made that year. Entities that are considering purchasing the Contract, or entities that will benefit from someone else's ownership of a Contract, should consult a tax advisor.

Investments in the Variable Account must be diversified. For a Contract to be treated as an annuity contract for Federal income tax purposes, the investments of a separate account such as the Variable Account must be "adequately diversified." The IRS has issued regulations that prescribe standards for determining whether the investments of the Variable Account are adequately diversified. If the Variable Account fails to comply with these diversification standards, the Owner could be required to pay tax for the year of such failure and each subsequent year on the untaxed-income accumulated in the Contract.

Although we do not control the investments of the Portfolio (we only indirectly control those of the Portfolio through an affiliated company), we expect that the Portfolio will comply with the IRS regulations so that the Variable Account will be considered "adequately diversified."

Restrictions on the extent to which an Owner can direct the investment of Contract Values. Federal income tax law limits the Owner's right to choose particular investments for the Contract. The U.S. Treasury Department stated in 1986 that it expected to issue guidance clarifying those limits, but it has not yet done so. Thus, the nature of the limits is currently uncertain. As a result, an Owner's right to allocate Contract Values among the Portfolio may exceed those limits. If so, the Owner would be treated as the owner of the assets of the Variable Account and thus subject to current taxation on the income and gains from those assets.

We do not know what limits the Treasury Department may set forth in any guidance that the Treasury Department may issue or whether any such limits will apply to existing Contracts. We therefore reserve the right to modify the Contract without the Owners' consent to attempt to prevent the tax law from considering the Owners as the owners of the assets of the Variable Account.

Age at which annuity payouts must begin. Federal income tax rules do not expressly identify a particular age by which annuity payouts must begin. However, those rules do require that an annuity contract provide for amortization, through annuity payouts, of the contract's purchase payments paid and earnings. If annuity payouts begin at a date that the IRS later determines does not satisfy these rules, the Owner would be taxable for the year of such failure and each subsequent year on the untaxed-income accumulated in the Contract.

No Guarantees Regarding Tax Treatment. We make no guarantees regarding the tax treatment of any Contract or of any transaction involving a Contract. However, the remainder of this discussion assumes that your Contract will be treated as an annuity contract for federal income tax purposes and that the tax law will not impose tax on any increase in your Contract Value until there is a distribution from your Contract.

Withdrawals and Surrenders. A withdrawal occurs when you receive less than the total amount of the Contract's Surrender Value. In the case of a withdrawal, you will pay tax on the amount you receive to the extent your Contract Value before the withdrawal exceeds your "investment in the contract." (This term is explained below.) This income (and all other income from your Contract) is ordinary income. The Code imposes a higher rate of tax on ordinary income than it does on capital gains.

A surrender occurs when you receive the total amount of the Contract's Surrender Value. In the case of a surrender, you will pay tax on the amount you receive to the extent it exceeds your "investment in the contract."

Your "investment in the contract" generally equals the total of your Purchase Payments under the Contract, reduced by any amounts you previously received from the Contract that you did not include in your income.

Your Contract imposes certain charges relating to the Death Benefit. It is possible that all or a portion of these charges could be treated as withdrawals from the Contract.

Assignments and Pledges. The Code treats any assignment or pledge of (or agreement to assign or pledge) any portion of your Contract Value as a withdrawal of such amount or portion.

Gifting a Contract. If you transfer ownership of your Contract -- without receiving a payment equal to your Contract's value -- to a person other than your spouse (or to your former spouse incident to divorce), you will pay tax on your Contract Value to the extent it exceeds your "investment in the contract." In such a case, the new owner's "investment in the contract" will be increased to reflect the amount included in your income. Our determination of the Contract Value may not be accepted by the IRS as the value of your gift, resulting in increased income and gift taxes.

Taxation of Annuity Payouts. The Code imposes tax on a portion of each annuity payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your "investment in the contract." We will notify you annually of the taxable amount of your annuity payout.

Pursuant to the Code, you will pay tax on the full amount of your annuity payouts once you have recovered the total amount of the "investment in the contract." If annuity payouts cease because of the death of the Annuitant and before the total amount of the "investment in the contract" has been recovered, the unrecovered amount generally will be deductible.

If proceeds are left with us (Optional Payment Plan 4), they are taxed in the same manner as a surrender. The Owner must pay tax currently on the interest credited on these proceeds. This treatment could also apply to Plan 3 if the payee is at an advanced age, such as age 80 or older.

Taxation of Death Benefits. We may distribute amounts from your Contract because of the death of an Owner, a Joint Owner, or if an Owner is a non-natural person, an Annuitant. The tax treatment of these amounts depends on whether the Owner, Joint Owner, or Annuitant dies before or after the Contract's Annuity Commencement Date.

Before the Contract's Annuity Commencement Date. If received under an annuity payout option, Death Benefits are taxed in the same manner as annuity payouts.

If not received under an annuity payout option, Death Benefits are taxed in the same manner as a withdrawal.

After the Contract's Annuity Commencement Date. If received in accordance with the existing annuity payout option, Death Benefits are excludible from income to the extent that they do not exceed the unrecovered "investment in the contract." All annuity payouts in excess of the unrecovered "investment in the contract" are includible in income.

If received in a lump sum, the tax law imposes tax on Death Benefits to the extent that they exceed the unrecovered "investment in the contract" at that time.

Penalty Taxes Payable on Withdrawals, Surrenders, or Annuity Payouts. The Code may impose a penalty tax equal to 10% of the amount of any payment from your Contract that is included in your gross income. The Code does not impose the 10% penalty tax if one of several exceptions applies. These exceptions include withdrawals, surrenders, or annuity payouts that:

 .  you receive on or after you reach age 59 1/2,

 .  you receive because you became disabled (as defined in the tax law),

 .  a beneficiary receives on or after the death of the Owner, or

 . you receive as a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Special Rules If You Own More Than One Contract. In certain circumstances, you must combine some or all of the Non-Qualified Contracts you own in order to determine the amount of an annuity payout, a surrender, or a withdrawal that you must include in income. For example:

If you purchase a Contract offered by this Prospectus and also purchase at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract.

If you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract.

The effects of such aggregation are not clear. However, it could affect:

 . the amount of a surrender, a withdrawal or an annuity payout that you must include in income, and

 .  the amount that might be subject to the penalty tax described above.

Tax Treatment of Rider Benefits. The Contract may be issued with certain riders, i.e., the Waiver of Scheduled Purchase Payment Upon Unemployment Rider, Waiver of Scheduled Purchase Payment Upon Disability Rider, and Waiver of Scheduled Purchase Payment Joint Annuitant Life Rider, that provide benefits upon, alternatively, unemployment, disability, or death. These benefits include the waiver of Scheduled Installments relating to entitlement to Guaranteed Minimum Income Payments, and also certain increases in annuity payments that are calculated on the Annuity Commencement Date.

The tax treatment of these benefits is not clear in all instances. For example, while benefits received under the Waiver of Scheduled Purchase Payment Upon Unemployment Rider will be taxable, there is uncertainty regarding the amount and timing of benefits under the riders. The Company believes that benefits from this rider should be taxable upon the Annuity Commencement Date, but it is possible that amounts could be subject to tax earlier. The investment in the Contract generally would be increased by any amount that is taxable.

With respect to the Waiver of Scheduled Purchase Payment Upon Disability Rider and Waiver of Scheduled Purchase Payment Joint Annuitant Life Rider, a portion of benefits may be excludable from income. There is uncertainty, however, regarding the scope of any available exclusion, as well as the time when any non-excludable benefits would be subject to tax.

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



With respect to all of these rider benefits, the Company will tax report that portion of any benefit payment which it believes is subject to tax.

QUALIFIED RETIREMENT PLANS

We also designed the Contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a retirement plan that receives special tax treatment are called "Qualified Contracts." We do not currently offer all of the types of Qualified Contracts described, and may not offer them in the future. Prospective purchasers should contact our Home Office to learn the availability of Qualified Contracts at any given time.

The Federal income tax rules applicable to qualified plans are complex and varied. As a result, this Prospectus makes no attempt to provide more than general information about use of the Contract with the various types of qualified plans and individual retirement arrangements. Persons intending to use the Contract in connection with a qualified plan should obtain advice from a competent advisor.

Types of Qualified Contracts. Some of the different types of Qualified Contracts include:

 . Individual Retirement Accounts and Annuities ("Traditional IRAs")

 . Roth IRAs

 . Simplified Employee Pensions ("SEP's")

 . Savings Incentive Matched Plan for Employees ("SIMPLE plans," including
  "SIMPLE IRAs")

 . Public school system and tax-exempt organization annuity plans ("403(b) plans")

 . Qualified corporate employee pension and profit-sharing plans ("401(a) plans"), including "401(k) plans", and qualified annuity plans ("403(a) plans")

 . Self-employed individual plans ("H.R. 10 plans" or "Keogh Plans")

 . Deferred compensation plans of state and local governments and tax-exempt organizations ("457 plans")

Terms of Qualified Plans and Qualified Contracts. The terms of a qualified retirement plan may affect your rights under a Qualified Contract. When issued in connection with a qualified plan, we will amend a Contract as generally necessary to conform to the requirements of that type of plan. However, the rights of any person to any benefits under qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In

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

addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the Contract, unless we consent.

The Death Benefit and Qualified Contracts. Pursuant to IRS regulations, IRA accounts may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the Contracts when we issue the Contracts as Traditional IRA annuities, Roth IRA annuities or SIMPLE IRA annuities. However, the law is unclear and it is possible that the presence of the Death Benefit under a Contract issued as a Traditional IRA, Roth IRA or SIMPLE IRA could result in increased taxes to the Owner.

It is also possible that the Death Benefit could be characterized as an incidental Death Benefit. If the Death Benefit were so characterized, this could result in annual taxable income to purchasers. In addition, there are limitations on the amount of incidental Death Benefits that may be provided under qualified plans, such as in connection with a 403(b) plan. Even if the Death Benefit under the Contract were characterized as an incidental Death Benefit, it is unlikely to violate those limits unless the purchaser also purchases a life insurance contract in connection with such plan.

Treatment of Qualified Contracts Compared With Non-Qualified
Contracts. Although some of the Federal income tax rules are the same for both Qualified and Non-Qualified Contracts, many of the rules are different. For example:

The Code generally does not impose tax on the earnings under either Qualified or Non-Qualified Contracts until received.

The Code does not limit the amount of Purchase Payments and the time at which Purchase Payments can be made under Non-Qualified Contracts. However, the Code does limit both the amount and frequency of Purchase Payments made to Qualified Contracts.

The Code does not allow a deduction for Purchase Payments made for Non-Qualified Contracts, but sometimes allows a deduction or exclusion from income for Purchase Payments made to a Qualified Contract.

The Federal income tax rules applicable to qualified plans and Qualified Contracts vary with the type of plan and Contract. For example:

Federal tax rules limit the amount of Purchase Payments that can be made, and the tax deduction or exclusion that may be allowed for the Purchase Payments. These limits vary depending on the type of qualified plan and the circumstances of the plan participant, e.g., the participant's compensation.

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


Under most qualified plans, e.g., 403(b) plans and Traditional IRAs, the Owner must begin receiving payments from the Contract in certain minimum amounts by a certain age, typically age 70 1/2. However, these "minimum distribution rules" do not apply to a Roth IRA.

Amounts Received Under Qualified Contracts. Federal income tax rules generally include distributions from a Qualified Contract in your income as ordinary income. Purchase payments that are deductible or excludible from income do not create "investment in the contract." Thus, under many Qualified Contracts there will be no "investment in the contract" and you must include the total amount you receive in your income. There are exceptions. For example, you do not include amounts received from a Roth IRA after 2002 if certain conditions are satisfied. Additional Federal taxes may be payable in connection with a Qualified Contract: For example, failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the qualified plan.

Federal penalty taxes payable on distributions. The Code may impose a penalty tax equal to 10% of the amount of any payment from your Qualified Contract that is includible in your income. The Code does not impose the penalty tax if one of several exceptions apply. The exceptions vary depending on the type of Qualified Contract you purchase. For example, in the case of an IRA, exceptions provide that the penalty tax does not apply to a withdrawal, surrender, or annuity payout:

 . received on or after the Owner reaches age 59 1/2,

 . received on or after the Owner's death or because of the Owner's disability
  (as defined in the tax law),

 . received as a series of substantially equal periodic payments for the life
  (or life expectancy) of the taxpayer, or

 . received as reimbursement for certain amounts paid for medical care.

These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified plans. However, the specific requirements of the exception may vary.

Moving Money from One Qualified Contract or Qualified Plan to
Another. Rollovers and Transfers: In many circumstances you may move money between Qualified Contracts and qualified plans by means of a rollover or a transfer. Recent legislation has expanded these rollover options, including permitting for the first time the rollover of your after-tax contributions, for distributions made between 2002 and 2011. Special rules apply to such rollovers and transfers. If you do not follow the applicable

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rules, you may suffer adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. You should always consult a qualified advisor before you move or attempt to move funds between any Qualified Contract or plan and another Qualified Contract or plan.

Direct Rollovers. The direct rollover rules apply to certain payments (called "eligible rollover distributions") from section 401(a) plans, section 403(a) or
(b) plans, H.R. 10 plans, and Qualified Contracts used in connection with these types of plans. (The direct rollover rules do not apply to distributions from IRAs or section 457 plans). The direct rollover rules require Federal income tax equal to 20% of the eligible rollover distribution to be withheld from the amount of the distribution, unless the Owner elects to have the amount directly transferred to certain Qualified Contracts or plans.

Prior to receiving an eligible rollover distribution from us, we will provide you with a notice explaining these requirements and the procedure for avoiding 20% withholding by electing a direct rollover.

FEDERAL INCOME TAX WITHHOLDING

We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time you request a withdrawal, surrender, or annuity payout, we will send you forms that explain the withholding requirements.

STATE INCOME TAX WITHHOLDING

If required by the law of your state, we will also withhold state income tax from the taxable portion of each distribution made under the Contract, unless you make an available election to avoid withholding. If permitted under state law, we will honor your request for voluntary state withholding.

TAX STATUS OF THE COMPANY

Under existing Federal income tax laws, we do not pay tax on investment income and realized capital gains of the Variable Account. We do not anticipate that we will incur any Federal income tax liability on the income and gains earned by the Variable Account. We, therefore, do not impose a charge for Federal income taxes. If Federal income tax law changes and we must pay tax on some or all of the income and gains earned by the Variable Account, we may impose a charge against the Variable Account to pay the taxes.

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CHANGES IN THE LAW

This discussion is based on the Code, IRS regulations, and interpretations existing on the date of this Prospectus. Congress, the IRS, and the courts may modify these authorities, however, sometimes retroactively.

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Voting Rights
As required by law, we will vote the Portfolio shares held by the Subaccount attributable to Owners at special shareholder meetings based on instructions from such Owners. The voting will be done according to your instructions if you have Subaccount Value or are receiving variable Income Payments. However, if the law changes and we are allowed to vote in our own right, we may elect to do so.

Before the Annuity Commencement Date, we will determine the number of votes which an Owner has the right to cast by dividing the value in the Subaccount by the net asset value of the Portfolio. In determining the number of votes, we will recognize fractional shares. On or after the Annuity Commencement Date, an Owner's voting interest, if any, is determined by dividing the dollar value of the liability for future variable Income Payments to be paid from the Subaccount by the net asset value of the Portfolio. We will designate a date for this determination not more than 90 days before the shareholder meeting.

We will vote Portfolio shares for which no timely instructions are received in the same proportion as those that are received. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the number of votes eligible to be cast.

Whenever the Portfolio calls a shareholders meeting, Owners with voting interests in the Portfolio will be notified of issues requiring the shareholders' vote as soon as possible before the shareholder meeting. Each person having a voting interest in the Subaccount will receive proxy voting materials, reports, other materials, and a form with which to give us voting instructions.

Since the Portfolio may engage in shared funding, other persons or entities besides us may vote Portfolio shares. See The Variable Account.

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Requesting Payments
To request a payment, you must provide us with notice in a form satisfactory to us. We will ordinarily pay any withdrawal or surrender proceeds from the Subaccount within seven days after receipt at our Home Office of a request in good order for a withdrawal or surrender. We also will ordinarily make payment of lump sum Death Benefit proceeds from the Subaccount within seven days from the receipt of due proof of death. We will determine payment amounts as of the end of the Valuation Period during which our Home Office receives the payment request or due proof of death.

In most cases, when we pay Death Benefit proceeds in a lump sum, we will pay these proceeds by establishing an interest bearing account, called the "Secure Access Account," for the beneficiary, in the amount of the Death Benefit proceeds payable. We will send the beneficiary a checkbook within 7 days after we receive all the required documents, and the beneficiary will have immediate access to the account simply by writing a check for all or any part of the amount of the Death Benefit proceeds payable. The Secure Access Account is part of our general account. It is not a bank account and it is not insured by the FDIC or any other government agency. As part of our General Account, it is subject to the claims of our creditors. We receive a benefit from all amounts left in the Secure Access Account.

We may delay making a payment from the Subaccount or applying Subaccount Value to a payment plan if:

(1) the disposal or valuation of the Subaccount is not reasonably practicable because:

  . the SEC declares that an emergency exists (due to the emergency the disposal or valuation of the Variable Account's assets is not reasonably practicable);

  . the New York Stock Exchange is closed for other than a regular holiday or weekend;

  .   trading is restricted by the SEC; or

(2)  the SEC, by order, permits postponement of payment to protect our Owners.

We also may defer making any payments attributable to a check or draft that has not cleared until we are satisfied that the check or draft has been paid by the bank on which it is drawn.

We reserve the right to defer payments from the Guarantee Account and the Immediate Installment Account for a withdrawal or surrender for up to six months from the date we receive your payment request.

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

Sales Of The Contract
Capital Brokerage Corporation (doing business in Indiana, Minnesota, New Mexico, and Texas as GE Capital Brokerage Corporation) ("Capital Brokerage") is the distributor and principal underwriter of the Contracts. Capital Brokerage, a Washington corporation and an affiliate of ours, is located at 6630 W. Broad Street, Richmond, Virginia 23230. Capital Brokerage is registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") as a broker-dealer, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Capital Brokerage offers the Contracts through its registered representatives who are registered with the NASD and with the states in which they do business. More information about Capital Brokerage and its registered persons is available at http:/www.nasdr.com or by calling 1-800-289-9999. You also can obtain an investor brochure from NASD Regulation describing its Public Disclosure Program. Registered representatives with Capital Brokerage are also licensed as insurance agents in the states in which they do business and are appointed with the Company.

We pay commissions and other marketing related expenses associated with the promotion and sales of the Contracts to Capital Brokerage. The amount of the commission varies but is not expected to exceed approximately 15% of your first year Scheduled Purchase Payments and 6% of your Flexible Purchase Payments. We may, on occasion, pay a higher commission for a short period of time as a special promotion. We pay commissions either as a percentage of Purchase Payments at the time we receive them, as a percentage of Contract Value on an ongoing basis, or in some cases, a combination of both. The commission or a portion of it will be returned to us if the Contract is surrendered during the first Contract year.

The amount of commissions we pay may vary based on optional benefits an Owner may elect when he or she purchases the Contract. We may offer a range of initial commission and persistency trail commission options (which will take into account, among other things, the length of time Purchase Payments have been held under the Contract, Contract Values, and elected features and benefits).

When a Contract is sold through a registered representative of Capital Brokerage, Capital Brokerage passes through a portion of the sales commission to the registered representative who sold the Contract. Because registered representatives of Capital Brokerage are also agents of ours, they may be eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash compensation programs that we offer, such as conferences, trips, prizes, and awards.

Capital Brokerage may enter into selling agreements with other broker-dealers (including our affiliate, Terra Securities Corporation) registered under the 1934 Act to sell the Contracts. Under these agreements, the commission paid to the broker-

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dealer is not expected to exceed the amount described above. When a Contract is sold through another broker-dealer, Capital Brokerage passes through the entire amount of the sales commission to the selling broker-dealer; that broker-dealer may retain a portion of the commission before it pays the registered representative who sold the Contract.

We also may make other payments for services that do not directly involve the sales of the Contracts. These services may include the recruitment and training of personnel, production of promotional literature, and similar services.

We intend to recover commissions, marketing, administrative and investment expenses and costs of Contract benefits through fees and charges imposed under the Contracts. Commissions paid on the Contracts, including other incentives and payments, are not charged directly to you or to the Variable Account.

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

Additional Information






OWNER QUESTIONS

The obligations to Owners under the Contracts are ours. Please direct your questions and concerns to us at our Home Office.

RETURN PRIVILEGE

Within the 15-day free-look period after you receive the Contract, you may cancel it for any reason by delivering or mailing it postage prepaid, to our Home Office, Annuity New Business, 6610 W. Broad Street, Richmond, Virginia 23230. If you cancel your Contract, it will be void. Unless state law requires that we return your Purchase Payments, the amount of the refund you receive will equal your Contract Value and any rider Purchase Payments received plus any adjustments required by applicable law or regulation on the date we receive the Contract, but without reduction for any surrender charge. If state law requires that we return your Purchase Payments, the amount of the refund will equal the Purchase Payments made less any withdrawals you previously made. In certain states, you may have more than 15 days to return the Contract for a refund.

STATE REGULATION

As a life insurance company organized and operated under the laws of the Commonwealth of Virginia, we are subject to provisions governing life insurers and to regulation by the Virginia Commissioner of Insurance.

Our books and accounts are subject to review and examination by the State Corporation Commission of the Commonwealth of Virginia at all times. That Commission conducts a full examination of our operations at least every five years.

RECORDS AND REPORTS

As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the Variable Account. At least once each year, we will send you a report showing information about your Contract for the period covered by the report. The report will show the Contract Value in the Subaccount and/or the Guarantee Account. The report also will show Purchase Payments and charges made during the statement period. We also will send you an annual and a semi-annual report for the Portfolio, as required by the 1940 Act. In addition, when you make Purchase Payments or withdrawals, you will receive a written confirmation of these transactions.

OTHER INFORMATION

We have filed a Registration Statement with the SEC, under the 1933 Act, for the Contracts being offered here. This Prospectus does not contain all the information in the Registration Statement, its amendments and exhibits. Please refer to the Registration Statement for further information about the Variable Account, the

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Company, and the Contracts offered. Statements in this Prospectus about the content of Contracts and other legal instruments are summaries. For the complete text of those Contracts and instruments, please refer to those documents as filed with the SEC and available on the SEC's website at http://www.sec.gov.

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

                     GE LIFE AND ANNUITY ASSURANCE COMPANY

Business

   We are a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871 to The Life Insurance Company of Virginia ("Life of Virginia"). General Electric Capital Corporation ("GE Capital") acquired us from Aon Corporation on April 1, 1996. GE Capital subsequently contributed the Company to its wholly owned subsidiary GE Financial Assurance Holdings, Inc. ("GE Financial Assurance"). As part of an internal reorganization of GE Financial Assurance's insurance subsidiaries, The Harvest Life Insurance Company ("Harvest") merged into the Company on January 1, 1999. At this time we were renamed GE Life and Annuity Assurance Company. Harvest's former parent, Federal Home Life Insurance Company ("Federal"), received common stock of the Company in exchange for its interest in Harvest.


   We principally offer life insurance, annuity contracts and guaranteed investment contracts, including funding agreements. We do business in the District of Columbia and all states except New York. Our principal offices are at 6610 West Broad Street, Richmond, Virginia 23230.

   GE Financial Assurance is a holding company that, through its subsidiaries, provides consumers financial security solutions by selling a wide variety of insurance, investment and retirement products and income protection packages in North America and Asia. GE Financial Assurance's product offerings are divided along three major segments of consumer needs: (1) Wealth Accumulation and Transfer, (2) Lifestyle Protection and Enhancement, and (3) Mortgage Insurance.

   As an integral part of GE Financial Assurance, we are able to leverage the strengths of a global organization. We do so to offer consumers a wide variety of products through the convenience of diverse distribution channels. In addition, we are able to utilize GE Financial Assurance's centers of excellence to provide world class customer service within a competitive cost structure.

Ownership

   GE Financial Assurance indirectly owns approximately ninety-seven percent of our outstanding common stock. The stock is owned directly by General Electric Capital Assurance Company ("GE Capital Assurance") and by Federal. Both GE Capital Assurance, which directly owns approximately eighty-five percent of our outstanding common stock, and Federal, which owns approximately twelve percent of our outstanding common stock, are indirectly owned by GE Financial Assurance. The remaining shares of our outstanding common stock are owned by Phoenix Home Life Mutual Insurance Company ("Phoenix"). All of our outstanding non-voting preferred stock is owned by GE Financial Assurance. GE Financial Assurance is a wholly-owned subsidiary of GE Capital which in turn is wholly owned, directly or indirectly, by General Electric Company ("GE").

   None of GE Capital Assurance, Federal, Phoenix, GE Financial Assurance, GE Capital, or General Electric Company guarantees the Contract.

General

   Our products are divided along two of GE Financial Assurance's three major segments, which constitutes nearly all of our business, of consumer needs:

  .  Wealth Accumulation and Transfer, and

  .  Lifestyle Protection and Enhancement.

   Our principal product lines under the Wealth Accumulation and Transfer segment are:

  .  life insurance (universal, variable, and ordinary);

  .  deferred annuities (variable and fixed); and

  .  guaranteed investment contracts, or GICs, including funding agreements.


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   Customers use Wealth Accumulation and Transfer products as vehicles for accumulating wealth, often on a tax-deferred basis, providing income during retirement, transferring wealth to beneficiaries, or providing a means to replace the insured's income in the event of premature death.

   Our principal product line under the Lifestyle Protection and Enhancement segment is supplemental accident and health insurance. Customers use Lifestyle Protection and Enhancement products to protect their income and assets from the adverse economic impacts of significant health care costs or other unanticipated events that cause temporary or permanent loss of earnings capabilities.

   We currently distribute our products through two primary distribution methods:

  .  intermediaries; and

  .  career or dedicated sales forces.

Strategy

   We believe that the following trends have increased and will continue to increase the demand for innovative products and services to solve individual financial challenges:

  . changes in demographics such as the increased number of baby boomers entering middle and late middle age;

  .  longer life expectancies due to medical advances;

  .  the reduction in government- and employer-sponsored benefit programs;
     and

  . the continuing need for estate planning for the most affluent group of retirees in history.

   Our strategy, which is integrated with GE Financial Assurance's other insurance companies, is designed to meet the financial needs of these trends by offering a broad array of products and services through our two primary channels of distribution.

   Our approach to this opportunity is to maintain product and distribution capabilities designed to deliver innovative products and services associated with accumulating and transferring the consumer's wealth. Most of our products are targeted at middle- to upper-income consumers. To date, we have operated entirely in the United States.

   Our strategy is to be a consumer financial solutions provider through:

  .  intense customer focus;

  .  generation of core business line growth; and

  .  competitive cost leadership.

   These elements are further supported by a strong foundation of operating fundamentals. Our strategy consists of the following four elements:

  . Customer Focus. We focus on two sets of customers on two fronts: (1) end consumers, and (2) distribution partners/producers. Our core concept is to be customer needs driven and to simplify consumers' financial lives. To accomplish this, we offer not only products but also financial planning tools and education to enable personalized solutions that provide options and choices for consumers and their advisors. By providing financial solutions for every stage of a consumer's life, either directly or through our affiliates, we believe we will differentiate ourselves from our competitors and create an affinity with customers that will translate into lifetime relationships. In addition, we focus on continuously expanding the support services and technology offered to our distribution channels.


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

  . Growth. This element begins with our focus on driving core business growth, building our distribution capabilities, and maintaining a broad range of fresh, innovative products and services. We focus on key customer groups and distribution channels that are well positioned to maximize marketplace penetration. We believe that our customers are becoming increasingly sophisticated in assessing their needs for savings, insurance and retirement. Our products and services are designed to meet needs based on input from consumers and the distributors who service them. To enable us to obtain this input, we endeavor to create and maintain direct contact with our key consumer groups, as well as the distributors who service them. We see branding as increasingly important in the competitive financial security industry. We therefore actively promote the GE brand, which is highly attractive to consumers and distributors. While doing this, we also ensure all appropriate legal and regulatory disclosures are made.

     Our distribution strategy is focused on penetrating our targeted markets through two types of distribution methods:

    .  intermediaries; and

    .  career or dedicated sales forces.

    Through each distribution method, we believe core growth will be driven by the following factors:

    .  strong product development;

    .  disciplined marketing and sales;

    .  expansion of specific distribution relationships; and

    .  selective cross-marketing of products.

     In addition, we believe our commitment to e-commerce has allowed us to capitalize on two fundamental opportunities to further accelerate our growth: (1) making our existing businesses and ways of serving consumers more effective by being faster and more cost efficient; and (2) creating entirely new product and service capabilities or processes to build new ways of reaching consumers and our distributors.

     Although our primary focus will be on increasing our sales of existing products by enhancing our marketing, sales, product development, and service capabilities, we will continue to consider opportunities to enter new markets. We believe entry into these new markets will be accomplished through:

    .  development of new products for sale through existing channels;

    .  development of new products to serve new channels;

    .  creation of new distribution segments within established channels;
       and

    . alliances with entities with an established presence in existing markets or distribution channels.

  . Leadership in Cost Competitiveness and Productivity. We recognize that consolidation in the financial services industry will create fewer, but larger, competitors. Our ability to effectively compete will be dependent upon many factors, including our ability to maintain operating scale and reduce our expenses through the elimination of duplicate functions and the use of enhanced technology. Our continued commitment to integrating GE Financial Assurance's recent life insurance and other financial institution acquisitions into platforms with common information systems is designed to create a competitive advantage in the marketplace. While we believe that the diversity of GE Financial Assurance's distribution channels is also a competitive advantage, we recognize the need to coordinate our efforts with our affiliates to provide a unified face to our customers and distributors. We are committed to service excellence through the implementation of quality initiatives and technology to provide timely and efficient response to all consumer inquiries, needs and requests. In addition, we are continuously analyzing means by which we can digitize and e-enable processes. We believe the benefits from this initiative include improved customer service, expanded product and

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     service offerings, and increased operating efficiency for both our customers and us. We believe that our continued success will be predicated upon our ability to achieve game-changing efficiencies through the use of digitization and the Internet.

  . Strong Foundation of Operating Fundamentals. Our dedication to providing quality products to our customers rests on maintaining a strong risk management, compliance, and controllership focus and simultaneously using technology for competitive advantage. We believe this focus provides a solid foundation for our successful execution of our business strategy. We believe risk management, compliance, and controllership processes and practices have been a long-standing strength of ours. We have developed processes and practices appropriate for our operating businesses by leveraging the experience of the GE system.

                                   PRODUCTS

Wealth Accumulation and Transfer Products

Life Insurance

   Our annualized premiums of life insurance in-force for the years ended
December 31, 2000, 1999, and 1998 were $[   ] million, $[   ] million, and
$[   ] million, respectively. First year premiums received for these same
periods were $[   ] million, $[   ] million, and $[   ] million, respectively.
We predominantly offer "permanent" life insurance as opposed to "term" life insurance. Term life insurance provides life insurance protection for a limited time, and a death benefit is paid only if the insured dies during the specified term. Our permanent life insurance products provide protection for the entire life of the insured and allow for cash value accumulation. These products include variable life, interest-sensitive whole life insurance ("ISWL"), and universal life insurance ("UL").

   Our life insurance policies provide a death benefit payable upon death of the insured. Owners pay premiums that are applied to account value, net of any expense charges. We deduct cost of insurance charges, which vary by age, gender, plan and class of insurance from the account value. We determine our cost of insurance each year in advance, which is subject to a maximum stated in each policy. The owner may access account value through policy loans, partial withdrawals, and full surrender of the policy. Some withdrawals and surrenders are subject to surrender charges.

   We credit the account value for ISWL and UL policies with interest at an interest rate we determine in advance and generally guarantee for a policy year at a time. Policies have a minimum credited interest rate, which varies by policy and ranges from [ ]% to [ ]%. ISWL and UL differ in two major ways. ISWL requires the contractholder to pay a fixed premium we determine each year, while UL allows a contractholder to determine the amount of premium to be paid, subject to certain minimum and maximum values. Also, the ISWL death benefit is fixed at issue, while the contractholder may decrease and (subject to evidence of good health) increase the death benefit on a UL policy.

   The main difference between variable life insurance and variable UL from non-variable life insurance is that the policyholder can place all or a portion of their premiums in a separate account that is maintained for the relevant variable life insurance policies and that is distinct from our general assets and liabilities. Policyholders may elect to allocate their premiums among several investment subaccounts with varying degrees of risk and investment objectives. A variable life insurance policy's cash surrender value depends on the policy's age and the performance of these underlying funds. There is no guaranteed minimum rate in the subaccount components of variable life insurance. Variable life insurance policies provide us with fee-based revenue in the form of mortality and expense fees charged to the policyholder's account.


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Deferred Annuities

   Premiums related to single and flexible premium deferred annuities are reported as deposit liabilities in accordance with U.S. generally accepted accounting principles ("GAAP").

   Fixed Annuities. Our deposit liabilities for fixed annuities for the years ended December 31, 2000, 1999, and 1998 were $[ ] million, $[ ] million, and $[ ] million, respectively. Our deposits received for these same periods were $[ ] million, $[ ] million, and $[ ] million, respectively. A fixed single premium deferred annuity ("SPDA") provides for a single premium payment at time of issue, an accumulation period, and an annuity payout period at some future date. A flexible premium deferred annuity ("FPDA") provides the same features but allows the owner to make additional payments into the contract. Initially, the insurance company credits the account value of the annuity with interest earnings at a current interest rate (the crediting rate) that is guaranteed for a period of one to five years. After this period, the crediting rate is subject to change based on prevailing market rates and product profitability. Each contract also has a minimum guaranteed rate. The accrual of interest during the accumulation period is on a tax-deferred basis to the contractholder. After the number of years specified in the annuity contract, the owner may elect to take the proceeds of the annuity as a single payment, a specified income for life, or a specified income for a fixed number of years. The annuitant is permitted at any time during the accumulation period to withdraw all or part of the premium paid plus the amount credited to his account subject to contract provisions.

   At least once each month, we establish an interest-crediting rate for our new fixed SPDA policies and new deposits into FPDA policies. In determining our interest-crediting rate on new deposits, management considers our competitive position, prevailing market rates, and the profitability of the annuity product. After contract issue, we maintain the initial crediting rate for a minimum period of one year. Thereafter, we may adjust the crediting rate not more frequently than once per year for a given contract. Interest rates credited on our in-force SPDA and FPDA policies ranged from [ ]% to [ ]% during 2000. All of our annuity products have minimum guaranteed crediting rates ranging from [ ]% to [ ]% for the life of the contract.

   Variable Annuities. A variable annuity, including the Contract, has an accumulation period and a payout period. As with variable life insurance, the main difference from a SPDA or FPDA is that the contractholder can place all or a portion of their premiums in a separate account maintained for variable annuities. These accounts are distinct from our general assets and liabilities. Assets held in separate accounts supporting annuity contracts (as well as
variable life insurance policies) amounted to $[   ] million, $[   ] million,
and $[   ] million at December 31, 2000, 1999, and 1998, respectively. Our deposit liabilities not held in the Separate Account for variable annuities were $[ ] million, $[ ] million, and $[ ] million for December 31, 2000, 1999 and 1998, respectively. Our deposits received for variable annuities during these same periods were $[ ] million, $[ ] million, and $[ ] million, respectively.

   Contractholders may elect to allocate their premiums among several investment subaccounts with varying degrees of risk and investment objectives. The cash surrender value of a variable annuity contract depends on the age of the policy and the performance of these subaccounts, which the contractholder may reallocate from time to time. There is no guaranteed minimum rate in the subaccount components of variable annuity contracts. Similarly, during the variable annuity's payout period, the payments distributed to the annuitant may fluctuate with the performance of the subaccounts selected by the owner. A fixed payout may also be available depending upon individual contract provisions. Variable annuities provide us with fee-based revenue in the form of mortality and expense fees charged to the contractholder's account.


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Guaranteed Investment Contracts and Funding Agreements

   Our deposit liabilities for Guaranteed Investment Contracts ("GICs") and funding agreements for the years ended December 31, 2000, 1999, and 1998 were
$[   ] million, $[   ] million, and $[   ] million, respectively. Our deposits
received for these same periods were $[   ] million, $[   ] million, and $[   ]
million, respectively.

   GICs are deposit-type products that provide a guaranteed return on a fixed or indexed basis to the contractholder. GICs are purchased by Employee Retirement Income Security Act ("ERISA") qualified defined contribution plans. These plans include 401(k) plans where plan participants elect a stable value option. Funding agreements operate substantially similarly to GICs. Funding agreements are purchased by institutional accredited investors for various kinds of funds and accounts that are not ERISA qualified. Money market funds, bank common trust funds, and other corporate and trust accounts are examples of purchasers of funding agreements. Nearly all of our funding agreements are on a floating-rate basis, which means interest is credited to them on an indexed basis.

   GICs typically credit interest at a fixed interest rate that is determined by market conditions. GICs also have a fixed maturity typically ranging from 2 to 6 years. Both rates and maturities are set at the time of sale. Substantially all GICs allow for the payment of benefits at contract value to ERISA plan participants in the event of death, disability, retirement, or change in investment election. We underwrite these risks before issuing a GIC to a plan. In addition, we require plans buying our GICs to have certain restrictions on participant transfers to money market and similar funds in order to reduce disintermediation risk. Contractholders can also terminate our GICs prior to their maturity. However, they can only be terminated after an adjustment to the contract value for changes in the level of interest rates and the application of a significant penalty.

   Our floating-rate funding agreements credit interest at a rate that is indexed to an external index typically the London Interbank Offered Rate. These contracts are typically renewed annually. However, we can terminate the funding agreement after giving notice within the contract's specified notice period. Contractholders are also able to terminate after giving notice within the specified notice period. This notice period is generally 90 days or less. The aggregate amount of our outstanding funding agreements with put option features
was approximately $[   ] million as of December 31, 2000. We have established a
line of credit with GNA Corporation, an indirect parent, in an amount sufficient to provide liquidity in the event of an unusual level of early
terminations. We also have issued $[   ] million of longer term funding
agreements. These contracts have maturities of up to 7 years and contain no early termination provision.

Lifestyle Protection and Enhancement Products

   Our principal product line under the Lifestyle Protection and Enhancement segment is supplemental accident and health insurance. Our annualized premiums for supplemental accident and health insurance for the years ended December 31,
2000, 1999, and 1998 were $[   ] million, $[   ] million, and $[   ] million,
respectively.

   We offer supplemental accident and health insurance products to individuals. We market supplemental accident and health products because we believe that offering a broad range of products is essential in order to be a preferred provider of benefits and to effectively meet the needs of employers and consumers.

Product/Service Centers

   Our primary product service centers for creating and servicing our products are as follows:

  .  the life business operates primarily in Lynchburg, Virginia;

  . the annuity, GIC, and funding agreement businesses operate primarily in Richmond, Virginia; and

  . the accident and health business operates primarily in Schaumburg, Illinois.


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

   We leverage GE Financial Assurance's global presence to support these service centers through an affiliate's operations in India. The Indian operations provide call center support, internet assistance, and new business administration to promote cost efficiencies and to enhance customer service.

                           MARKETING AND DISTRIBUTION

   We currently distribute our products through two primary channels:

  . intermediaries, such as banks, securities brokerage firms, brokerage general agencies ("BGAs"), financial planners, accountants, producer groups, and specialized brokers; and

  .  career or dedicated sales forces.

   GE Financial Assurance has also developed a web portal called GEFinancialPro.com for our distribution channels and for those of our affiliates. This web portal improves productivity for financial intermediaries and agents by enabling business submissions, account tracking, and status updates through the World Wide Web. In addition, GE Financial Assurance has developed The GE Financial Service site, GEFinancialService.com, for our intermediaries and consumers. The GE Financial Service site provides similar services for these customers, giving them the ability to change everything from their address to investment accounts online.

Intermediaries

   Banks and Securities Brokerages. Banks and securities brokerage firms are a significant and growing distribution channel for our fixed and variable annuities, and life insurance products. Over the last few years, distribution of our products through securities brokerage firms has substantially increased primarily due to our distribution of variable annuity products through a large network of securities brokerage firms.

   Approximately [ ]% of our variable product sales in 2000 were through two national stock brokerage firms. However, we do not believe that the loss of such business would have a long-term adverse effect on our business and operations due to our competitive position in the marketplace, the availability of business from other distributors, the growth of the independent broker-dealer and financial planner channels, and our mix and penetration of other products.

   BGAs. We, as well as our affiliates, distribute many of our products through more than 200 independent insurance brokerage firms located throughout the United States. These BGAs market our products through approximately 135,000 licensed insurance agents or brokers, who also represent other companies. We believe our consistent commitment to this system has helped us earn a reputation as a leading provider of insurance products among BGAs.

   Financial Planners, Accountants, and Producer Groups. We sell some of our products through financial planners, accountants, and producer groups. These groups emphasize providing investment and insurance products to one of our target customer groups. We believe that financial planners, accountants, and producer groups present an opportunity for growth within the intermediary distribution channel.

   Specialized Brokers. We also sell GICs through specialized GIC brokers, fund managers, employee benefit investment advisors, and directly to large employee benefit plans. We sell funding agreements directly, as well as through brokers, institutional accredited investors, and banks acting in a fiduciary capacity.

Career or Dedicated Sales Forces

   Our career or dedicated sales forces consist primarily of non-employees who sell our products on an exclusive basis. All non-employee dedicated sales force agents are affiliated with an insurance agency. We compensate dedicated sales forces primarily on a commission basis.


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   These agents develop customized solutions for customers' future financial requirements by using our annuity and life insurance products. They offer customers financial profiles to assist their understanding and development of financial objectives. They identify prospective customers through:

  .  direct mail solicitation;

  .  educational seminars;

  .  policyholder referrals; and

  .  targeted promotions linked to our national advertising campaigns.

                                  COMPETITION

   We operate in a highly competitive environment. We believe GE Financial Assurance has assembled a unique collection of products and distribution channels. However, there are competitors that also have assembled a similar array of financial products and have similar strategic goals. We believe that the principal competitive factors in the sale of insurance and annuity products are:

  .  product features;

  .  commission structure;

  .  perceived stability of the insurer;

  .  claims paying ability ratings;

  .  service;

  .  brand recognition;

  .  price; and

  .  cost efficiency.

   Many other companies are capable of competing for sales in our target markets. Our ability to compete is affected in part by our ability to provide competitive products and quality service to the consumer, general agents, licensed insurance agents, and brokers. However, we believe that we compete primarily on the basis of our high level of customer focus, our financial strength, and our competitively priced products.

                RISK MANAGEMENT, COMPLIANCE, AND CONTROLLERSHIP

   We maintain a strong commitment to risk management, compliance, and controllership. We avail ourselves of the long-standing strength and experience of GE Capital Assurance and GE. The commitment to risk management, compliance, and controllership begins with the initial sales contact and extends through ongoing policy servicing at the customer level. Formal internal reviews of our product performance, administrative processes, pricing strategy, and competitive position are conducted on a periodic basis, occurring at least once a year. These reviews are completed by cross-functional teams and formally presented to senior management. We have obtained Insurance Marketplace Standards Association certification. We have instituted company-wide compliance initiatives such as centralized complaint databases and agent complaint tracking and licensing.

                                  UNDERWRITING

   Our dedicated underwriting staff reviews and analyzes applications for most of our underwritten insurance related products individually. The review and analysis is conducted based on standardized underwriting

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guidelines and procedures. After initial processing, each file is reviewed and additional information (such as medical examinations, attending physician's statements, and special medical tests, if applicable) is obtained to make an underwriting decision. The independent sales agents and our own sales staff do not retain any underwriting authority.

                                    RESERVES

   We establish and carry as liabilities actuarially determined reserves that are calculated to meet our future obligations. These reserves are based on actuarially recognized methods. These reserves use prescribed morbidity and mortality tables in general use in the United States modified to reflect our actual experience when appropriate. These reserves are computed at amounts that, with additions from premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet our policy obligations. Reserves include:

  .  unearned premiums;

  .  premium deposits;

  .  claims reported but not yet paid;

  .  claims incurred but not reported; and

  .  claims in the process of settlement.

   For interest-sensitive life and annuity policies, reserves are set according to premiums collected, plus interest, less charges. Reserves for fixed life and accident and health policies are based on:

  .  assumed investment yield;

  .  persistency;

  .  mortality and morbidity as per commonly used actuarial tables;

  .  expenses; and

  .  margins for adverse deviations.

   The stability of our annuity and life insurance reserves is enhanced by policy restrictions on withdrawals of funds. Withdrawals in excess of allowable penalty-free amounts are generally assessed a surrender charge during a penalty period ranging from 5 to 20 years. The basis for surrender charges varies by product and can be either a percentage of premium, of accumulation value, or related to face amount of insurance, and generally decreases gradually during the penalty period. Surrender charges are set at levels to protect us from loss on early terminations. This lengthens the effective duration of policy liabilities and improves our ability to maintain profitability on such policies. Our reserves comply in all material respects with state insurance department statutory requirements. In the consolidated financial statements, however, insurance reserves are determined in accordance with GAAP, which may vary from statutory requirements.

                                  REINSURANCE

   We follow the usual industry practice of reinsuring (ceding) portions of our life insurance risks to other companies. The use of reinsurance permits us to write policies in amounts larger than the risk we are willing to retain on any one life, and also to continue writing a larger volume of new business. The maximum amount of individual life insurance we normally retain on any one insured is $1 million. Certain supplemental accident and health insurance policies are reinsured on either a quota share or excess of risk basis. We cede insurance primarily on a "treaty" basis, under which risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria. To a lesser extent, we cede insurance risks on a

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"facultative" basis, under which the reinsurer's prior approval is required on each risk reinsured. The types of reinsurance we use do not discharge us from liability on the insurance ceded. We are required to pay the full amount of our insurance obligations regardless of whether we are entitled or able to receive payments from the reinsurer. We do not have significant concentrations of reinsurance risk with any one reinsurer.

                                   REGULATION

General Regulation at State Level

   Our insurance business is subject to comprehensive state regulation and supervision throughout the United States. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to, among other things:

  .  licensing to transact business;

  .  licensing agents;

  .  admitting of assets;

  .  regulating premium rates;

  .  approving policy forms;

  .  regulating unfair trade and claims practices;

  .  establishing reserve requirements and solvency standards;

  . fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values;

  .  restricting certain transactions between affiliates; and

  .  regulating the type, amounts, and valuations of investments permitted.

   State statutory and regulatory restrictions limit the amount of dividends or distributions an insurance company may pay to its shareholders without regulatory approval.

   Virginia, our state of domicile, allows insurance companies domiciled in the state to pay dividends up to the lesser of 10% of prior year statutory surplus or 100% of prior year statutory net gain from operations. However, dividends paid or distributed within any twelve consecutive months in excess of the prescribed limits are deemed extraordinary and require formal approval by the Virginia State Corporation Commission, Bureau of Insurance (the "Commission").

   Virginia insurance laws provide that no person may acquire control of us without the prior approval of the Commission. Any person who acquires beneficial ownership of 10% or more of our voting securities would be presumed to have acquired control. However, the Commission may, upon application, determine otherwise.

   We are required to file detailed annual reports with the Commission and with insurance supervisory departments in each of the jurisdictions in which we do business. Our operations and accounts are subject to examination by these departments at regular intervals. We prepare statutory financial statements in accordance with accounting practices prescribed or permitted by the Commission, our principal insurance regulator. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations, and general administrative rules.


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   Life insurance companies are required to establish an asset valuation reserve ("AVR"), consisting of two components:

  . a "default component" that provides for future credit-related losses on fixed maturity investments; and

  . an "equity component" which provides for losses on all types of equity investments, including real estate.

   The amount of AVR required to be held by us totaled $[   ] million, $[   ]
million, and $[   ] million at December 31, 2000, 1999, and 1998, respectively.
The default component totaled $[   ] million, $[   ] million and $[   ]
million, while the equity component totaled $[   ] million, $[   ] million, and
$[   ] million at December 31, 2000, 1999, and 1998, respectively.

   Insurers are also required to establish an interest maintenance reserve ("IMR") for fixed maturity net realized capital gains and losses, net of tax, related to changes in interest rates. The IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities sold. The amount of IMR required to be held by us
totaled $[   ] million, $[   ] million, and $[   ] million at December 31,
2000, 1999, and 1998, respectively. State insurance regulatory authorities require that these reserves be established as a liability on a life insurer's statutory financial statements. However, this does not affect our financial statements prepared in accordance with GAAP. Future additions to AVR will reduce our future statutory surplus. However, we do not believe that the impact under current regulations of these reserve requirements will materially affect our ability to grow our statutory surplus and pay dividends to our shareholders in the future.

   The NAIC has established risk-based capital ("RBC") standards to determine the amount of total adjusted capital (as defined by the NAIC) that an insurance company must have. The RBC standards take into account the risk characteristics of the insurance company's investments and liabilities. The formula establishes a standard of capital adequacy that is related to risk. The RBC formula establishes capital requirements for four categories of risk:

  .  asset risk;

  .  insurance risk;

  .  interest rate risk; and

  .  business risk.

   For each category, the capital requirements are determined by applying specified factors to various asset, premium, reserve, and other items. The factor will be higher for items with greater underlying risk and lower for items with less risk. Insurance regulators use the formula as an early warning tool to identify deteriorating or weakly capitalized companies for the purpose of initiating regulatory action.

   The NAIC's RBC requirements provide for four levels of regulatory attention depending on the ratio of the company's total adjusted capital to its authorized control level RBC ("ACL"), as defined by the NAIC. A company must submit a comprehensive plan to the regulatory authority that discusses proposed corrective actions to improve its capital position if:

  . the company's total adjusted capital is less than 200% of its ACL but greater than or equal to 150% of its ACL, or

  . if a negative trend has occurred (as defined by the NAIC) and total adjusted capital is less than 250% of its ACL.

   If a company's total adjusted capital is less than 150% of its ACL but greater than or equal to 100% of its ACL, then the regulatory authority will perform a special examination of the company and issue an order

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specifying corrective actions that must be followed. In addition, the company must undertake the actions described above. If a company's total adjusted capital is less than 100% of its ACL but greater than or equal to 70% of its ACL, then the regulatory authority may take any action it deems necessary, including placing the company under its control. In addition, in this circumstance, the company must undertake the actions described above. If a company's total adjusted capital is less than 70% of its ACL, the regulatory authority is mandated to place the company under its control. Our total adjusted capital is in excess of [ ]% of our respective ACL.

   In addition, as part of their routine regulatory oversight process, state insurance departments conduct detailed examinations periodically of the books, records, accounts and market conduct of insurance companies doing business in their states. These examinations generally occur once every three to five years. None of the recent regulatory examinations have disclosed any findings that would have a material adverse impact on us.

Regulatory Initiatives

   State insurance regulators and the NAIC are continually re-examining existing laws and regulations, with a specific focus on:

  .  insurance company investments and solvency issues;

  .  risk-adjusted capital guidelines;

  .  interpretation of existing laws;

  .  development of new laws;

  .  implementation of non-statutory guidelines; and

  .  circumstances under which dividends may be paid.

   These initiatives may be adopted by the various states in which we are licensed. However, the ultimate content and timing of any statutes and regulations adopted by the states cannot be determined at this time. It is impossible to predict the future impact of changing state and federal regulations on our operations. In addition, there can be no assurance that existing or future insurance-related laws and regulations will not become more restrictive.

   The NAIC has adopted model regulations regarding the treatment of personal financial and health information to comply with the privacy requirements of the federal Gramm-Leach-Bliley Act. Under the model regulation, insurance companies must disclose their policies with respect to the privacy of personal financial and health information. These policies must give consumers the opportunity to "opt-out" by choosing not to allow their personal financial information to be shared with third parties. The model regulation also requires that an insurance company may not share health information with third parties, unless the consumer "opts-in" by authorizing the insurance company to share such information. Insurance companies were required to deliver an initial privacy disclosure statement to their existing customers by July 1, 2001. Thereafter, companies are required to make an annual privacy disclosure for existing customers and make a disclosure to new customers when a policy is issued. We have been complying with existing privacy laws and have implemented the privacy requirements of the model regulation.

   The NAIC has also recently adopted model statutory accounting practices. These practices took effect at the beginning of 2001. Statutory accounting practices determine, among other things, the statutory surplus of an insurance company and, therefore, the amount of funds that we can pay as dividends to our shareholders. Insurance regulators and the insurance industry are continuing to develop interpretations of the NAIC model. Adoption of the statutory accounting
practices increased statutory capital and surplus by $[   ] million as of
January 1, 2001.


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Assessments Against Insurers

   Under the insurance guaranty fund laws existing in each state, the District of Columbia, and Puerto Rico, licensed insurers can be assessed by state insurance guaranty associations for some obligations of insolvent insurance companies to contractholders and claimants. Recent regulatory actions against certain unrelated large life insurers encountering financial difficulty have prompted various state insurance guaranty associations to begin assessing life insurance companies for the deemed losses. Most of these states do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's solvency. Most of these states further provide for annual limits on these assessments. A large part of the assessments paid by us under these laws may be used as credits for a portion of our premium taxes in future years. We
paid assessments of $[   ], $[   ], and $[   ] million to various state
guaranty associations in 2000, 1999, and 1998, respectively. These assessments are typically not made for several years after an insurer fails and depend upon the final outcome of liquidation or rehabilitation proceedings. Therefore, we cannot accurately determine the ultimate amount or timing of any future assessment. However, based on the best information presently available, management believes our accrued amounts are sufficient.

Regulation at Federal Level

   Although the federal government does not directly regulate the business of insurance, federal legislation and administrative policies in several areas, including financial services regulation, pension regulation, and federal taxation, can significantly and adversely affect the insurance industry and our business. For example, the Gramm-Leach-Bliley Act permits mergers that combine commercial banks, insurers, and securities firms under one holding company. Prior to passage of the Gramm-Leach-Bliley Act, the Bank Holding Company Act of 1956, as amended, had restricted banks from being affiliated with insurance companies. With the passage of the Gramm-Leach-Bliley Act, bank holding companies may acquire insurers, and insurance holding companies may acquire banks. The effect of the Gramm-Leach-Bliley Act on us is uncertain. However, the ability of banks to affiliate with insurance companies could materially and adversely affect sales of our products by substantially increasing the number and financial strength of potential competitors.

   In addition, the federal government has from time to time considered other legislative or regulatory changes that could affect us. This includes:

  . legislation relating to the deferral of taxation on the accretion of value within certain annuities and life insurance products;

  .  changes in ERISA regulations; and

  .  the alteration of the federal income tax structure.

   The ultimate effect of any of these changes, if implemented, is uncertain. However, both the persistency of our existing products and our ability to sell products may be materially impacted in the future.

   Another recent legislative change that could affect us is the implementation of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). HIPAA established various requirements related to health benefit plans including medical, dental, and long-term care insurance plans. It generally applies to insurers, providers, and employers. When enacted in 1996, its initial focus was on health benefit plan portability. HIPAA also contains administrative simplification and privacy provisions that were designed to encourage the electronic exchange of health care information and the protection of personal health information. These provisions were implemented through regulations issued by the Secretary of Health and Human Services in December 2000. The earliest compliance date for the new regulations is October 2002. HIPAA provides for significant fines and other penalties for wrongful disclosure of protected health information. We anticipate that we will have to modify certain of our infrastructure and procedures to comply with the new requirements. However, we do not expect these changes to have a material impact on our business.

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E-Commerce Regulation

   We have become involved in e-commerce activities. E-commerce is subject to a new and rapidly evolving regulatory environment. Regulation occurs at the state and federal levels in the United States, as well as internationally. The scope and interaction of these various levels of regulation are unclear at this time, and many new regulations are being proposed and adopted. It is difficult to predict precisely how this evolving area of regulation may affect our current and planned e-commerce activities.

Securities Laws

   Some of our policies and contracts are subject to regulation under the federal securities laws administered by the SEC and certain state insurance laws. Some of our separate accounts are registered as unit investment trusts under the 1940 Act. Some of our annuity contracts and all of our variable life insurance policies are registered under the 1933 Act.

   Federal and state securities laws and regulations are primarily intended to benefit owners of our variable annuity and variable life insurance products. These laws and regulations generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the carrying on of business for failure to comply with these laws and regulations. In that event, the possible sanctions that may be imposed include suspension of individual employees, suspension or revocation of one or more registered separate account's registration as an investment company, censure, and fines.

ERISA Considerations

   The Small Business Protection Job Act ("SBPJA"), offers insurers protection from potential litigation exposure prompted by the 1993 U.S. Supreme Court decision in John Hancock Mutual Life Insurance Company v. Harris Trust & Savings Bank. In the Harris Trust case, the Court held that an insurer is subject to the fiduciary requirements of ERISA, with respect to a portion of the funds held under certain general account group annuity contracts. The pertinent SBPJA provisions provide that generally all persons are protected from liability under the fiduciary responsibility provisions of ERISA and the prohibited transactions provisions of the Code on the basis of a claim that the assets of an insurer (other than plan assets held in separate accounts) constitute assets of the plan, for conduct which occurs before July 5, 2000. However, insurers remain subject to federal criminal law and liable for actions brought by the Secretary of Labor alleging breaches of fiduciary duties that also constitute a violation of federal or state criminal law. The SBPJA also provides that, from and after July 5, 2000, with respect to contracts issued from an insurer's general account on or before December 31, 1998 that are not guaranteed benefit policies, the insurer will be deemed to be in compliance with the provisions of Sections 404, 406, and 407 of ERISA (relating to fiduciary duties, prohibited transactions, and limitations relating to the acquisition and holding of employer securities) if the insurer meets the requirements of the regulations of the Department of Labor. The SBPJA further provides that contracts issued from an insurer's general account after December 31, 1998, that are not guaranteed benefit policies, will continue to be subject to the applicable provisions of ERISA. We do not believe that the decision in the Harris Trust case had a material adverse effect on our business, financial condition, or results of operations. However, we supported and welcomed the enactment of the aforementioned provisions of the SBPJA as a means to remove an area of potential exposure for the insurance industry generally.

   With respect to employee welfare benefit plans subject to ERISA, Congress periodically has considered amendments to the law's federal preemption provision which would expose us, and the insurance industry generally, to state law causes of action, and accompanying extra-contractual (e.g., punitive) damages in lawsuits involving, for example, group life and group disability claims. To date, all such amendments to ERISA have been defeated.

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                                   PROPERTIES

   The company conducts business from various facilities, all of which are leased except for one building in Richmond, Virginia, which we own.

  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED
                              STOCKHOLDER MATTERS

   All of our common stock, our sole class of common equity on the date hereof, is owned by GE Capital Assurance, Federal, and Phoenix. Accordingly, there is no public trading market for our common equity.

                         KNOWN TRENDS AND UNCERTAINTIES

   The operating results of companies in the insurance industry have historically been subject to significant fluctuations. The factors that could affect our future results include, but are not limited to, general economic conditions and certain known trends and uncertainties that are discussed more fully below.

  . We are exposed to many types of risks that could negatively affect our business. There are many types of risks that all companies are exposed to in their businesses. For example, companies are exposed to the risks of natural disasters, malicious acts, computer viruses, and other perils. While we have obtained insurance, implemented risk management and contingency plans, and taken preventive measures and other precautions, no assurance can be given that there are not scenarios that could have an adverse effect on us.

  . We operate in a mature, highly competitive industry, which could limit our ability to gain or maintain market share in the industry. Life and health insurance is a mature industry. In recent years, the industry has experienced little growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Life and health insurance is a highly competitive industry. We encounter significant competition in all lines of business from other insurance companies, many of which have greater financial resources than we do, as well as competition from other providers of financial services. Competition could result in, among other things, lower sales or higher lapses of existing products.

     The life and health insurance industry is consolidating with larger, potentially more efficient organizations emerging from consolidation. Also, some mutual insurance companies are converting to stock ownership, which will give them greater access to capital markets. Additionally, commercial banks, insurance companies, and investment banks may now combine, provided certain requirements are satisfied.

     Our ability to compete is dependent upon, among other things, our ability to attract and retain distribution channels to market our insurance and investment products, our ability to develop competitive and profitable products, our ability to maintain low unit costs, and our maintenance of strong ratings from rating agencies. A ratings downgrade could adversely affect our ability to compete. Ratings are an important factor in our competitive position. Rating organizations periodically review the financial performance and condition of insurers, including us. A downgrade in our ratings could adversely affect our ability to sell our products and retain existing business.

     For the past several years rating downgrades in the industry have exceeded upgrades. Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions, and circumstances outside the rated company's control. We cannot predict what actions the rating organizations may take, or what actions we may be required to take in response to the actions of the rating organizations, which could adversely affect us.

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

  . We could be forced to sell investments at a loss to cover policyholder withdrawals. Many of the products we offer, including funding agreements with put options, allow policyholders and contractholders to withdraw their funds under defined circumstances. We manage liabilities and configure our investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities. While we own a significant amount of liquid assets, a certain portion of our assets is relatively illiquid. Unanticipated withdrawal or surrender activity could, under some circumstances, compel us to dispose of assets on unfavorable terms, which could have an adverse effect on us. We have established a line of credit with GNA Corporation, an indirect parent, in an amount sufficient to provide liquidity in the event of an unusual level of early terminations.

  . Market fluctuations could negatively affect our business. Significant changes in market conditions expose insurance companies to the risk of not earning anticipated policy fees from variable products affected by the performance of the equity markets. Market fluctuations may also increase trade volumes that could expose insurers to gains or losses in traded securities underlying its separate accounts. Declining market returns may result in lower sales of certain of our variable products.

  . Interest-rate fluctuations could negatively affect our spread income or otherwise impact our business. Significant changes in interest rates expose insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the credited interest rates paid on in-force policies. Both rising and declining interest rates can negatively affect our spread income. While we develop and maintain asset/liability management programs and procedures designed to preserve spread income in rising or falling interest rate environments, no assurance can be given that changes in interest rates will not affect such spreads.

     Changes in interest rates may also impact our business in other ways. Interest rate changes may have temporary effects on the sale and profitability of our annuity, universal life, and other investment products. For example, if interest rates rise, competing investments (such as annuities or life insurance offered by our competitors, certificates of deposit, mutual funds, and similar instruments) may become more attractive to potential purchasers of our products. Competing investments may also become more attractive to existing contractholders and policyholders, resulting in contract and policy surrenders. We may be forced to raise certain crediting rates on our line of products in order to meet competitive pressures. If interest rates decrease, we may experience lower sales of certain of our insurance and investment products. We constantly monitor our investment income on existing assets and yields available on new investments and sell policies and annuities that permit flexible responses to interest rate changes as part of our management of interest spreads. In addition, certain of our insurance and investment products guarantee a minimum credited interest rate.

     Higher interest rates may create a less favorable environment for the origination of mortgage loans and decrease the investment income we receive in the form of prepayment fees, make-whole payments, and mortgage participation income. Higher interest rates may also increase the cost of debt and other obligations having floating rate or rate reset provisions, and may result in lower sales of variable products.

     Additionally, our asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve), relationships between risk-adjusted and risk-free interest rates, market liquidity, and other factors. The effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from these assumptions.

  . Insurance companies are highly regulated. We are subject to government regulation in each of the states in which we conduct business. Such regulation is vested in state agencies having broad administrative power dealing with many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy, and is concerned primarily with the protection of contractholders rather than share owners. We cannot predict what regulatory initiatives may be enacted which could adversely affect us.

     We may be subject to regulation by the United States Department of Labor when providing a variety of products and services to employee benefit plans governed by ERISA. Such regulation seeks to protect the retirement and welfare benefits of workers, primarily by imposing duties on fiduciaries to prudently manage benefit plans. Severe civil and criminal penalties may be imposed for breach of duties under ERISA.

     Certain policies, contracts, and annuities we offer are subject to regulation under the federal securities laws administered by the SEC. The federal securities laws contain regulatory restrictions and criminal, administrative, and private remedial provisions.

  . Tax law changes could adversely affect our ability to compete with non-insurance products or reduce the demand for certain insurance products. Under the Code, income tax payable by contractholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of our products a competitive advantage over certain investment-oriented products that do not qualify as insurance. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, the entire life insurance industry could be adversely affected and lose market share. In addition, life insurance and annuity products are potentially affected by changes in the federal estate tax. Recently enacted changes--gradually reducing estate tax rates until the estate tax is repealed in 2010, for one year only--have created uncertainty regarding the final status of the estate tax. The changes, and the uncertainty itself, may reduce demand for certain life insurance products. Finally, we cannot predict what other tax law changes with adverse effects may be enacted by Congress or promulgated by the Internal Revenue Service and Treasury.

   . Financial services companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. A number of civil jury verdicts have been returned against insurers and other providers of financial services involving sales practices, alleged agent misconduct, failure to properly supervise representatives, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments that are disproportionate to the actual damages, including material amounts of punitive damages. In some states, juries have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments in any given lawsuit. In addition, in some class action and other lawsuits, companies have made material settlement payments. We, like other financial services companies, in the ordinary course of business, are involved in such litigation or, alternatively, in arbitration. We cannot predict the outcome of any such litigation or arbitration.

  . A decrease in sales or persistency could negatively affect our results. Our ability to maintain low unit costs is dependent upon the level of sales and persistency. A decrease in sales or persistency without a corresponding reduction in expenses will result in higher unit costs.

     Additionally, a decrease in persistency may result in higher amortization of deferred policy acquisition costs. Although many of our products contain surrender charges, the charges decrease over time and may not be sufficient to cover the unamortized deferred policy acquisition costs with respect to the insurance policy or annuity contract being surrendered.

  . Our investments are subject to risks. Our invested assets are subject to customary risks of credit defaults and changes in market values. The value of our commercial mortgage loan portfolio depends in part on the financial condition of the tenants occupying the properties that we have financed. Factors that may affect the overall default rate on, and market value of, our invested assets and mortgage loans include interest rate levels, financial market performance, and general economic conditions as well as particular circumstances affecting the businesses of individual borrowers and tenants.

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

  . We are dependent on the performance of others. Our results may be affected by the performance of others because we have entered into various arrangements involving other parties. Examples include, but are not limited to, the following: many of our products are sold through independent distribution channels; and the variable annuity deposits are invested in funds managed by third parties. We may also use third-party administrators to collect premiums, pay claims, and/or perform customer service functions. Additionally, our operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

     As with all financial services companies, our ability to conduct business is dependent upon consumer confidence in the industry and its products. Actions of competitors, and financial difficulties of other companies in the industry, could undermine consumer confidence and adversely affect us.

  . Our reinsurance program involves risks. We cede insurance to other insurance companies through reinsurance. However, we remain liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it.

     The cost of reinsurance is, in some cases, reflected in the premium rates we charge. Under certain reinsurance agreements, the reinsurer may increase the rate it charges us for the reinsurance, though we do not anticipate increases to occur. Therefore, if the cost of reinsurance were to increase or if reinsurance were to become unavailable, we could be adversely affected.

     Additionally, we may assume policies of other insurers. Any regulatory or other adverse development affecting the ceding insurer could also have an adverse effect on us.

                            SELECTED FINANCIAL DATA

   The following selected financial data should be read in conjunction with our consolidated financial statements and the related notes to these financial statements. Our consolidated financial statements include the historical operations and accounts of our subsidiary, Assigned Settlements Inc. In addition, the merger of Harvest into the Company was accounted for in a manner similar to a pooling of interest. Accordingly, our financial statements have been restated as if Harvest had been part of the Company for all periods presented.

                  [To be provided by pre-effective amendment.]

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   This prospectus and information incorporated by reference includes "forward looking statements" which express expectations of future events and/or results. All statements based on future expectations rather than on historical factors are forward looking statements that involve a number of risks and uncertainties, and we cannot give assurance that such statements will prove to be correct. Please refer to "Known Trends and Uncertainties" herein for more information about factors which could affect future results. You should not place undue reliance on these forward-looking statements that speak only as of their dates. We undertake no obligation to update or revise forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

   The following analysis of the consolidated financial condition and results of our operations should be read in conjunction with our consolidated financial statements and their accompanying notes.

Overview

                  [To be provided by pre-effective amendment.]

Operating Results for the Years Ended December 31, 2000, 1999, and 1998

                  [To be provided by pre-effective amendment.]

Segment Operations

 Wealth Accumulation and Transfer

                  [To be provided by pre-effective amendment.]

 Lifestyle Protection and Enhancement

                  [To be provided by pre-effective amendment.]

Financial Condition

                  [To be provided by pre-effective amendment.]

                        LIQUIDITY AND CAPITAL RESOURCES

   The principal liquidity requirements for our insurance operations are our contractual obligations to contractholders, annuitants, and beneficiaries. Contractual obligations include payments of surrender benefits, contract withdrawals, claims under outstanding insurance policies and annuities, and policy loans. The primary sources for meeting these contractual requirements are investment income, scheduled principal repayments from our investment portfolio, and a portion of our premium income. To provide for additional liquidity to meet normal variations in contract obligations, we maintain cash, short-term investments, and a line of credit with GNA Corporation, an indirect parent.

   For the years ended December 31, 2000, 1999, and 1998 cash flows from (used
in) operating and certain financing activities were $[   ] million, $[   ]
million and $[   ] million, respectively. These amounts include net cash
provided by financing activities relating to investment contract issues and
redemptions of $[   ] million, $[   ] million, and $[   ] million for the years
ended December 31, 2000, 1999, and 1998, respectively.

   The nature and quality of the various types of investments purchased by a life insurance company must comply with the statutes and regulations imposed by the various jurisdictions in which those entities are incorporated. We primarily purchase investment-grade (BBB-/Baa or above) bonds. At December 31,
2000, $[   ] million, or [ ]%, of the fixed maturity securities held by us were bonds rated by a rating agency (S&P or Moody's), or were government/agency
bonds. The remaining $[   ] million, or [ ]% was comprised primarily of private
placement bonds not rated by either rating agency. At December 31, 2000, we
held $[   ] million of bonds rated below investment grade. In addition, we held
$[   ] million of "not-rated" bonds that we believe are below investment grade.
Below investment grade bonds include those bonds originally purchased as investment grade but subsequently downgraded in rating, as well as bonds purchased as below investment grade. See "Investments."

   Certain of our products contain provisions for penalty charges for surrender of the policy. At December 31, 2000, approximately [ ]% of our annuity contracts were subject to surrender penalties or contained non-surrender provisions. Certain of our funding agreements may be terminated early by the contractholders. We have established a line of credit with GNA Corporation, our indirect parent, in an amount sufficient to provide liquidity in the event of an unusual level of early terminations.

                             INTEREST RATE CHANGES

   Interest rate changes may have temporary effects on the sale and profitability of our annuity, universal life, and other investment products. For example, if interest rates rise, competing investments (such as annuities or life insurance offered by our competitors, certificates of deposit, mutual funds, and similar instruments) may become more attractive to potential purchasers of our products. We may be forced to raise certain crediting rates on our line of products in order to meet competitive pressures. We constantly monitor investment income on existing assets and yields available on new investments and sell insurance policies and annuities that permit flexible responses to interest rate changes as part of our management of interest spreads.

                                  INVESTMENTS

   The following discussion pertains to investment of our general account assets, which are separate and distinct from the assets of the Variable Account and our other separate accounts.

In General

   We manage our investment portfolio to meet the diversification, credit quality, yield, and liquidity requirements of our policy liabilities by investing primarily in fixed maturity instruments. We generally purchase our investments with the intent to hold to maturity. Our investment philosophy focuses on purchasing assets the durations of which approximate policyholder obligations. However, we may sell any of our investments to maintain proper matching of assets and liabilities. Accordingly, we have classified our fixed maturities (bonds, mortgage-backed securities, asset-backed securities, and redeemable preferred stock) and equity securities (mutual funds and common and non-redeemable preferred stock) as "available for sale."

   At December 31, 2000, we held $[   ] million, or [ ]%, of our investment
portfolio in fixed maturity instruments. We also invest in mortgage loans, equity securities, policy loans, and other investments, which comprised [ ]% of our investment portfolio at December 31, 2000.

                              Investment Portfolio

                  [To be provided by pre-effective amendment.]

   The following table summarizes our investment results for the periods indicated.

                               Investment Results

                  [To be provided by pre-effective amendment.]

   As of December 31, 2000, approximately [ ]% and [ ]% of our investment
portfolio was comprised of securities issued by the [   ] and [   ] industries,
respectively, the vast majority of which are rated investment grade, and which are senior secured bonds. No other industry group comprises more than [ ]% of our investment portfolio. Our portfolio is widely diversified among various geographic regions in the United States, and is not dependent on the economic stability of one particular region.

   As required by law, we have investments on deposit with governmental authorities and banks for the protection of contractholders of $[ ] million and $[ ] million as of December 31, 2000 and 1999, respectively.

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

   Under certain securities lending transactions, we require that the borrower provide collateral, consisting primarily of cash and government securities, on a daily basis, in amounts equal to or exceeding 102% of the market value of the applicable securities loaned.

Fixed Maturities

   We obtain ratings of our fixed maturities from Moody's and Standard & Poor's. The credit quality of our fixed maturity portfolio at December 31, 2000 is as follows. The categories are based on the higher of the ratings published by Moody's or Standard & Poor's.

                  [To be provided by pre-effective amendment.]

   Our bond portfolio has an average Moody's rating of [ ]. Bonds with ratings ranging from AAA/Aaa to BBB-/Baa are generally regarded as investment grade securities. [ ] percent ([ ]%) of our bond and note portfolio is investment grade. Some agencies and treasuries are not rated, but all are considered to be investment grade securities. Some securities, such as private placements, have not been assigned a rating by any rating service and are therefore categorized as "not rated". This has neither positive nor negative implications regarding the value of the security.

   The NAIC also rates the credit worthiness of life insurance company bond holdings and issues Securities Valuation Office ("SVO") ratings. Our insurance regulators evaluate our satisfaction of capital and other financial requirements by reference to these SVO ratings. The chart below compares SVO ratings with those of Moody's and Standard & Poor's:

   NAIC SVO Ratings                Moody's                          Standard & Poor's
   ----------------                -------                          -----------------
          1                          Aaa                                   AAA
                                 Aa 1, 2, 3                            AA+, AA, AA-
                                  A 1, 2, 3                             A+, A, A-
          2                      Baa 1, 2, 3                         BBB+, BBB, BBB-
          3                      Ba 1, 2, 3                            BB+, BB, BB-
          4                       B 1, 2, 3                             B+, B, B-
          5                     Caa, Ca, C/2/                     CCC+, CCC, CCC-, CC, C
          6                           D                                   CI, D

   As demonstrated in the above chart, securities classified as SVO 1 are regarded as highest in quality, bonds with SVO ratings 1 and 2 are considered investment grade, and securities with SVO ratings 3 to 6 have increasing levels of investment risk, with 6 being the least secure. Investments with SVO ratings from 3 to 6 are regarded as less than investment grade. The SVO ratings for our investment portfolio are as follows:

                  [To be provided by pre-effective amendment.]

   As of December 31, 2000, we did not hold any fixed maturity securities that exceeded [ ]% of shareholders' interest.

   At December 31, 2000 and 1999, there were fixed maturities in default with a
fair value of $[   ] million and $[   ] million, respectively.

Mortgage and Real Estate Portfolio

   Our mortgage and real estate portfolio is distributed by geographic location and type. We have concentration exposures in certain regions and in certain types. We have [ ]% of our mortgage loans and [ ]% of our real estate
investments in the [   ] region of the United States.

   The following table shows a breakdown of our mortgage loan portfolio by property type:

                 [To be provided by pre-effective amendment.]

   The maximum and minimum lending rates for mortgage loans during 2000 were [ ]% and [ ]%, respectively. The maximum loan-to-value ratio for new loans, exclusive of insured, guaranteed, or purchase money mortgages, was [ ]%. "Impaired" loans are defined under GAAP as loans for which it is probable that the lender will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Under these principles, the Company has two types of "impaired" loans: loans requiring allowances for losses (none as of December 31, 2000 and 1999) and loans expected to be fully recoverable because the carrying amount has been reduced previously through charge-offs or deferral of income recognition ([ ] and [ ], as of December 31, 2000 and 1999, respectively). Average investment in impaired loans during 2000, 1999 and 1998 was [ ], [ ] and [ ], respectively and interest income recognized on these loans while they were considered impaired was [ ], [ ] and [ ] respectively.

   The average size of loans made during 2000 was $[   ] million. The average
size mortgage loan in our portfolio is approximately $[   ] million. The
largest single loan amount is $[   ] million.

Equities, Policy Loans and Other Investments

                 [To be provided by pre-effective amendment.]

   We also invest in common and preferred stock, policy loans, short-term securities, and other investments.

   For further information regarding our investments, the maturity of and the concentration of risk among our invested assets, and liquidity, see the notes to our consolidated financial statements.

                           NEW ACCOUNTING STANDARDS

   The Financial Accounting Standards Board ("FASB") issued, then subsequently amended, Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, which became effective for the Company on January 1, 2001. Under SFAS No. 133, as amended, all derivative instruments (including certain derivative instruments embedded in other contracts) are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings, unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in equity, then recognized in earnings along with the related effects of the hedged items. Any ineffective portion of a hedge is reported in earnings as it occurs. At January 1, 2001, the Company's financial statements were adjusted to record the cumulative effect of adopting this
accounting change as a one-time reduction of net earnings of less than $[   ]
million, and a one-time reduction of equity, excluding the net earnings
effect, of less than $[   ] million.

   In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of SFAS No. 125." SFAS No. 140 revises the standards of accounting for securitizations and other transfers of financial assets. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001.

   In July 2001, the FASB issued two SFAS. SFAS No. 141, Business Combinations, is effective for business combinations after June 30, 2001; SFAS No. 142, Goodwill and Other Intangibles, is fully effective on January 1, 2002. It is unlikely that SFAS No. 141 will have a significant effect on our financial position or results of operations. Under SFAS No. 142, amortization of goodwill must cease as of January 1, 2002. Although the effect of this accounting change on 2002 earnings cannot be determined at this time, affected amortization is disclosed separately in Note 4 of our consolidated financial statements. Upon adopting SFAS 142, management will also measure "impaired" goodwill, as defined, any resulting impairment will be reported as the cumulative effect of a change in accounting principle as of January 1, 2002. Management has not estimated "impaired" goodwill, and does not expect to make such an estimate before the end of 2001.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK, INTEREST RATE AND
                            CURRENCY RISK MANAGEMENT

   In normal operations, we must deal with effects of changes in interest rates and currency exchange rates. The following discussion presents an overview of how such changes are managed and a view of their potential effects.

   We may use various financial instruments, particularly interest rate and currency swaps, but also futures, options and currency forwards, to manage interest rate and currency exchange risks. We are exclusively an end user of these instruments, which are commonly referred to as derivatives. We do not engage in any derivatives trading, market-making, or other speculative activities in the derivative markets. More detailed information regarding these financial instruments, as well as the strategies and policies for their use, is contained in the notes to our consolidated financial statements. We are exposed to prepayment risk in certain of our business activities, such as in our investment portfolio, mortgage, and annuities activities. In order to hedge those exposures, we use swaps and option-based financial instruments. These swaps and option-based instruments are governed by the credit risk policies described below and are transacted in either exchange-traded or over-the-counter markets.

   Established practices require that derivative financial instruments relate to specific asset, liability, or equity transactions or to currency exposures. Substantially all derivative actions are centrally managed by GE Capital's Treasury Department, which maintains controls on all exposures, adheres to stringent counterparty credit standards, and actively monitors marketplace exposures.

   As a result of our use of swaps and purchased options-based financial instruments, the principal risk is credit risk--risk that counterparties will be financially unable to make payments in accordance with the agreements. Associated market risk is meaningful only as it relates to how changes in the market value affect credit exposure to individual counterparties. Except as noted above for positions that are integrated into financings, all swaps, purchased options and forwards are carried out within the following credit policy constraints.

   Once a counterparty reaches a credit exposure limit (see table below), no additional transactions are permitted until the exposure with that counterparty is reduced to an amount that is within the established limit. Open contracts remain in force.

                  [To be provided by pre-effective amendment.]

   All swaps are executed under master swap agreements containing mutual credit downgrade provisions that provide the ability to require assignment or termination in the event either party is downgraded below A3 or A-.

   More credit latitude is permitted for transactions having original maturities shorter than one year because of their lower risk. The conversion of interest rate and currency risk into credit risk results in a need to monitor counterparty credit risk actively. At December 31, 2000 and 1999, there were no amounts of long-term derivatives for which the counterparty credit criteria was rated below A3/AA-.

   Following is an analysis of credit risk exposures as of December 31st:

                  [To be provided by pre-effective amendment.]

   The SEC requires that registrants disclose information about potential effects of changes in interest rates and currency exchange. Although the rules offer alternatives for presenting this information, none of the alternatives is without limitations. The following discussion is based on so-called "shock-tests," which model effects of interest rate and currency shifts on the reporting company. Shock tests, while probably the most meaningful analysis permitted, are constrained by several factors, including the necessity to conduct the analysis based on a single point in time and by their inability to include the extraordinarily complex market reactions that normally would arise from the market shifts modeled. While the following results of shock tests for interest rates and currencies may have some limited use as benchmarks, they should not be viewed as forecasts.

  . One means of assessing exposure to interest rate changes is a duration-based analysis that measures the potential loss in net earnings resulting from a hypothetical increase in interest rates of 100 basis points across all maturities (sometimes referred to as a "parallel shift in the yield curve"). Under this model, it is estimated that, all else constant, such an increase, including repricing effects in the securities portfolio, would increase our 2001 net earnings based on
     year-end 2000 positions by approximately $[   ] million.

  . One means of assessing exposure to changes in currency rates is to model effects on reported earnings using a sensitivity analysis. Year-end 2000 consolidated currency exposures, including financial instruments designated and effective as hedges, were analyzed to identify our assets and liabilities denominated in other than their relevant functional currency. It is estimated that changes in currency exchange rates would reduce net earnings by an insignificant amount because we hedge substantially all of our foreign currency exposures.

                           RELATED PARTY TRANSACTIONS

   We pay rent, investment advisory fees and other fees to affiliates. Amounts
incurred for these items totaled $[   ] million for the year ended December 31,
2000. We also charge affiliates for certain services; such charges totaled
$[   ] million for the period.

   As of December 31, 2000, we had an outstanding loan of $[   ] million under
a credit funding agreement with GNA Corporation, the parent company of GE Capital Assurance. The principal is payable upon written demand of GNA Corporation or at our discretion. We pay interest on this amount, and our
interest expense under this agreement was $[   ] million for the year ended
December 31, 2000. We pay interest at the cost of funds of GNA Corporation, which was [ ]% in December 2000.

   During 2000, we paid dividends in an amount of $[   ] million to GE
Financial Assurance, our sole preferred shareholder.


                  [To be provided by pre-effective amendment.]

                                   EMPLOYEES

   At December 31, 2000 we had approximately [   ] employees. Most employees
are covered by contributory medical, dental, group life, and long-term disability insurance plans. The cost to us for these

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

benefits in 2000 was approximately $[   ] million. In addition, substantially
all of the employees are covered by a pension plan, as discussed below. We also match employee contributions to our 401(k) Plan and make discretionary profit sharing contributions for employees not otherwise covered by a bonus or sales incentive plan.

EXECUTIVE OFFICERS AND DIRECTORS

   We are managed by a board of directors. The following table sets forth the name, age, and principal occupations during the past five years of each of our executive officers and directors.

Pamela S. Schutz.................   47 Director and President, GE Life and Annuity Life
                                       Assurance Company since May 1998; Chief Executive
                                       Officer, GE Life and Annuity Assurance Company since
                                       June 2000; President, The Harvest Life Insurance
                                       Company May 1997-November 1998; President, GE
                                       Capital Realty Group May 1994-November 1998.

Selwyn L. Flournoy, Jr...........   59 Director, GE Life and Annuity Assurance Company
                                       since May 1989; Senior Vice President, GE Life and
                                       Annuity Assurance Company, since 1980 and Chief
                                       Financial Officer 1980-1997.

Thomas M. Stinson(1).............   38 Director and Senior Vice President, GE Life and
                                       Annuity Assurance Company, since April 2000;
                                       President, Personal Financial component of GE Life
                                       and Annuity Assurance Company since 1998; General
                                       Manager of Home Depot Credit Services Account, GE
                                       Card Services 1993-1998.
Elliot A. Rosenthal..............   51 Director, GE Life and Annuity Assurance Company
                                       since June 2000; Senior Vice President and Senior
                                       Investment Officer of GE Life and Annuity Assurance
                                       Company since 1996.

Leon E. Roday(2).................   47 Director, GE Life and Annuity Assurance Company
                                       since June 1999; Senior Vice President, GE Life and
                                       Annuity Assurance Company since May 1998; Director,
                                       Senior Vice President, General Counsel and
                                       Secretary, GE Financial Assurance Holdings, Inc.
                                       since 1996.

Geoffrey S. Stiff................   50 Director, GE Life and Annuity Assurance Company,
                                       since May 1996; Senior Vice President, GE Life and
                                       Annuity Assurance Company, since March 1999; Vice
                                       President, GE Life and Annuity Assurance Company May
                                       1996-March 1999; Director and Chief Executive
                                       Officer of General Electric Capital Assurance
                                       Company since 1996.

Timothy C. Stonesifer............   34 Senior Vice President and Chief Financial Officer of
                                       GE Life and Annuity Assurance Company since July
                                       2000; Chief Financial Officer of Union Fidelity Life
                                       Insurance Company, February 1998 to July 2000;
                                       Auditor and Financial Analyst, General Electric
                                       Company, July 1989-February 1998.

Donita M. King...................   47 Senior Vice President, General Counsel and
                                       Secretary, GE Life and Annuity Assurance Company
                                       since March 1999; Associate General Counsel,
                                       Prudential Insurance Company of America, March 1989-
                                       March 1999.

Susan M. Mann....................   45 Vice President and Controller, GE Life and Annuity
                                       Assurance Company since April 2001; Vice President
                                       and Controller, AMF Bowling, Inc July 1998-December
                                       2000; Chief Financial Officer, Word Access, Inc.
                                       April 1991-July 1998.

Bethann Roberts..................   42 Senior Vice President, Retirement Income Services,
                                       GE Life and Annuity Assurance Company since June
                                       2000; Senior Vice President, Securities Brokerage
                                       Services, GE Life and Annuity Assurance Company from
                                       January 1999-June 2000; Senior Vice President, GE
                                       Capital Commercial Real Estate from January 1997-
                                       July 1998; Chief Executive Officer, GE Capital
                                       Mortgage Services from March 1996-October 1997.

Gary T. Prizzia(3)...............   39 Treasurer, GE Life and Annuity Assurance Company
                                       since January 2000; Assistant Treasurer GE Financial
                                       Assurance Holdings, Inc. since January 2000;
                                       Treasurer/Risk Manager, Budapest Bank, October 1996-
                                       January 2000.

   The principal business address of each person listed, unless otherwise indicated, is GE Life and Annuity Assurance Company, 6610 W. Broad Street, Richmond, Virginia 23230.

(1) The principal business address for Mr. Stinson is GE Life and Annuity Assurance Company, 6630 W. Broad Street, Richmond, Virginia 23230.

(2) The principal business address for Mr. Roday is GE Financial Assurance Holdings, Inc., 6604 W. Broad Street, Richmond, Virginia 23230.

(3) The principal business address for Mr. Prizzia is GE Financial Assurance Holdings, Inc., 6620 W. Broad Street, Richmond, Virginia 23230.

   Executive officers serve at the pleasure of the Board of Directors and directors are elected annually by GE Life and Annuity Assurance Company's shareholders.

                             EXECUTIVE COMPENSATION

   Our executive officers also serve as executive officers and/or directors of one or more affiliate companies of GE Financial Assurance. Compensation allocations are made as to each individual's time devoted to duties as an executive officer of our affiliates and us. Our directors who are also employees receive no compensation in addition to their compensation as our employees. We participate in GE's deferred compensation plan for our employees, executive officers and directors (the "GE Savings and Security Program") whereby substantially all full-time and part-time employees, executive officers and directors may voluntarily elect to defer to a specified date receipt of a portion of their earned income.

   The following table sets forth certain information regarding the portion of compensation paid to the Chief Executive Officer and our four most highly compensated executive officers (collectively, the "Named Executives") for services provided to the Company during or with respect to the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                  [To be provided by pre-effective amendment.]

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

   The following table sets forth information regarding the stock options granted to Named Executives during 2000. We do not grant any stock appreciation rights.

                  [To be provided by pre-effective amendment.]

                           AGGREGATED FY-END OPTIONS

   The following table sets forth the value of the stock options held by the Named Executives based upon the value of General Electric Company's common stock as of December 31, 2000.

                  [To be provided by pre-effective amendment.]

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

   We do not have a long-term incentive plan.

                          OTHER PLANS AND ARRANGEMENTS

   Retirement Benefits. The table below illustrates the annual pension benefits payable to executive officers under the GE Pension Plan. The table also reflects the Excess Benefit Plan that we have established to provide retirement benefits over the Code limitations. Benefits in the table are not reduced by social security or other offset amounts. Since the benefits shown in the table reflect a straight life form of annuity benefit, if the payment is made in the form of a joint and survivor annuity, the annual amounts of benefit could be substantially below those illustrated.

                               PENSION PLAN TABLE

                  [To be provided by pre-effective amendment.]

   Compensation covered by the GE Pension Plan (for purposes of pension benefits) excludes commissions and performance share awards and generally corresponds to that shown under the heading "Annual Compensation" in the Summary Compensation Table. Compensation is calculated based on the average of the highest level of compensation paid during a period of 36 consecutive whole months. Only three Annual Incentive Plan bonuses (whether paid or deferred) may be included in obtaining the average compensation.

   The Named Executives and their credited years of service as of [     ], 2001
are provided in the following table.

                  [To be provided by pre-effective amendment.]

             MANAGEMENT OWNERSHIP OF GENERAL ELECTRIC COMPANY STOCK

   None of our directors or named executive officers own any General Electric Company stock or any stock of our affiliated corporations except for the shares of General Electric Company common stock which are shown as owned as of
[     ], 2001:

                  (To be provided by pre-effective amendment.)

                                 LEGAL MATTERS

   We, like other life insurance companies, are involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurance companies, substantial damages have been sought and/or material settlement payments have been made. Although we cannot predict the outcome of any litigation with certainty, we believe that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on us or the Variable Account.

                     GE LIFE AND ANNUITY ASSURANCE COMPANY

                       Consolidated Financial Statements

                          Year ended December 31, 2000

                  (With Independent Auditors' Report Thereon)

                     GE LIFE AND ANNUITY ASSURANCE COMPANY

                               Table of Contents

                          Year ended December 31, 2000

                                                                            Page
                                                                            ----
Independent Auditors' Report............................................... F-1

Consolidated Balance Sheets................................................ F-2

Consolidated Statements of Income.......................................... F-3

Consolidated Statements of Shareholders' Interest.......................... F-4

Consolidated Statements of Cash Flows...................................... F-5

Notes to Consolidated Financial Statements................................. F-6

                         Independent Auditors' Report

The Board of Directors
GE Life and Annuity Assurance Company:

  We have audited the accompanying consolidated balance sheets of GE Life and Annuity Assurance Company and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' interest, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GE Life and Annuity Assurance Company and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

  As discussed in note 15 to the consolidated financial statements, the Company changed its method of accounting for insurance-related assessments in 1999.


KPMG LLP
Richmond, Virginia
January 22, 2001

              GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                          Consolidated Balance Sheets

             (Dollar amounts in millions, except per share amounts)

                                                             December 31,
                                                          --------------------
                                                            2000       1999
                                                          ---------  ---------
Assets
Investments:
 Fixed maturities available-for-sale, at fair value...... $ 9,260.5  $ 8,033.7
 Equity securities available-for-sale, at fair value:
  Common stocks..........................................      15.3        9.2
  Preferred stocks, non-redeemable.......................      20.8       23.9
 Investment in affiliate.................................       2.6        2.6
 Mortgage loans, net of valuation allowance of $14.3 and
  $23.3 at December 31, 2000 and 1999, respectively......   1,130.0      810.5
 Policy loans............................................      89.0       58.5
 Real estate owned.......................................       2.5        2.5
 Other invested assets...................................     135.8      141.5
                                                          ---------  ---------
  Total investments......................................  10,656.5    9,082.4
                                                          ---------  ---------
Cash.....................................................      70.3       21.2
Accrued investment income................................     215.9      190.2
Deferred acquisition costs...............................     715.7      482.5
Intangible assets........................................     400.4      472.8
Reinsurance recoverable..................................      90.6       72.4
Deferred income tax asset................................       --       120.3
Other assets.............................................      69.9      269.7
Separate account assets..................................  10,393.2    9,245.8
                                                          ---------  ---------
  Total assets........................................... $22,612.5  $19,957.3
                                                          =========  =========
Liabilities and Shareholders' Interest
Liabilities:
 Future annuity and contract benefits.................... $ 9,934.3  $ 9,063.0
 Liability for policy and contract claims................     140.4      110.7
 Other policyholder liabilities..........................     164.0      138.8
 Accounts payable and accrued expenses...................     473.9      193.3
 Deferred income tax liability...........................      32.0        --
 Separate account liabilities............................  10,393.2    9,245.8
                                                          ---------  ---------
  Total liabilities......................................  21,137.8   18,751.6
                                                          ---------  ---------
Shareholders' interest:
 Net unrealized investment gains.........................     (18.7)    (134.2)
                                                          ---------  ---------
 Accumulated non-owner changes in equity.................     (18.7)    (134.2)
 Preferred stock, Series A ($1,000 par value, $1,000
  redemption and liquidation value, 200,000 shares
  authorized, 120,000 shares issued and outstanding).....     120.0      120.0
 Common stock ($1,000 par value, 50,000 authorized,
  25,651 shares issued and outstanding)..................      25.6       25.6
 Additional paid-in capital..............................   1,050.7    1,050.7
 Retained earnings.......................................     297.1      143.6
                                                          ---------  ---------
  Total shareholders' interest...........................   1,474.7    1,205.7
                                                          ---------  ---------
  Total liabilities and shareholders' interest........... $22,612.5  $19,957.3
                                                          =========  =========

          See accompanying notes to consolidated financial statements.

              GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       Consolidated Statements of Income

                          (Dollar amounts in millions)

                                                    Years Ended December 31,
                                                    --------------------------
                                                      2000      1999     1998
                                                    --------  --------  ------
Revenues:
 Net investment income............................. $  708.9  $  638.2  $574.7
 Net realized investment gains.....................      4.3      12.0    29.6
 Premiums..........................................    116.3     123.9   123.1
 Cost of insurance.................................    126.0     129.0   128.5
 Variable product fees.............................    148.7      90.2    60.8
 Other income......................................     49.2      24.6    22.3
                                                    --------  --------  ------
  Total revenues...................................  1,153.4   1,017.9   939.0
                                                    --------  --------  ------
Benefits and expenses:
 Interest credited.................................    532.6     440.8   378.4
 Benefits and other changes in policy reserves.....    223.6     214.7   178.4
 Commissions.......................................    229.3     192.1   112.8
 General expenses..................................    124.8     124.7   111.0
 Amortization of intangibles, net..................     43.7      58.3    64.8
 Change in deferred acquisition costs, net.........   (237.7)   (179.1)  (74.7)
 Interest expense..................................      1.1       1.9     2.2
                                                    --------  --------  ------
  Total benefits and expenses......................    917.4     853.4   772.9
                                                    --------  --------  ------
  Income before income taxes and cumulative effect
   of accounting change............................    236.0     164.5   166.1
Provision for income taxes.........................     72.9      56.6    60.3
                                                    --------  --------  ------
  Income before cumulative effect of accounting
   change..........................................    163.1     107.9   105.8
                                                    --------  --------  ------
Cumulative effect of accounting change, net of
 tax...............................................      --        5.0     --
                                                    --------  --------  ------
  Net income....................................... $  163.1  $  112.9  $105.8
                                                    ========  ========  ======

          See accompanying notes to consolidated financial statements.

                     GE LIFE AND ANNUITY ASSURANCE COMPANY

               Consolidated Statements of Shareholders' Interest

                          (Dollar amounts in millions)

                                                        Common Stock
                            Preferred                     Declared                 Accumulated
                              Stock      Common Stock  but not Issued   Additional  Non-owner                Total
                          -------------- ------------- ---------------   Paid-In     Changes   Retained  Shareholders'
                          Shares  Amount Shares Amount Shares   Amount   Capital    in Equity  Earnings    Interest
                          ------- ------ ------ ------ -------  ------  ---------- ----------- --------  -------------
Balances at December 31,
 1997...................      --  $  --   7,010 $ 7.0      --   $  --    $1,058.4    $  87.7   $ 193.1     $1,346.2
Changes other than
 transactions with
 shareholders:
 Net income.............      --     --     --    --       --      --         --         --      105.8        105.8
 Net unrealized losses
  on investment
  securities (a)........      --     --     --    --       --      --         --       (29.9)      --         (29.9)
                                                                                                           --------
 Total changes other
  than transactions with
  shareholders..........                                                                                       75.9
Cash dividend declared
 and paid...............      --     --     --    --       --      --         --         --     (120.0)      (120.0)
Preferred stock
 dividend...............  120,000  120.0    --    --       --      --         --         --     (120.0)         --
Common stock dividend
 declared but not
 issued.................      --     --     --    --    18,641    18.6        --         --      (18.6)         --
Adjustment to reflect
 purchase method........      --     --     --    --       --      --        (8.3)       --        --          (8.3)
                          ------- ------ ------ -----  -------  ------   --------    -------   -------     --------
Balances at December 31,
 1998...................  120,000  120.0  7,010   7.0   18,641    18.6    1,050.1       57.8      40.3      1,293.8
Changes other than
 transactions with
 shareholders:
 Net income.............      --     --     --    --       --      --         --         --      112.9        112.9
 Net unrealized losses
  on investment
  securities (a)........      --     --     --    --       --      --         --      (192.0)      --        (192.0)
                                                                                                           --------
 Total changes other
  than transactions with
  shareholders..........                                                                                      (79.1)
Cash dividend declared
 and paid...............      --     --     --    --       --      --         --         --       (9.6)        (9.6)
Common stock issued.....      --     --  18,641  18.6  (18,641)  (18.6)       --         --        --           --
Adjustment to reflect
 purchase method........      --     --     --    --       --      --         0.6        --        --           0.6
                          ------- ------ ------ -----  -------  ------   --------    -------   -------     --------
Balances at December 31,
 1999...................  120,000  120.0 25,651  25.6      --      --     1,050.7     (134.2)    143.6      1,205.7
Changes other than
 transactions with
 shareholders:
 Net income.............      --     --     --    --       --      --         --         --      163.1        163.1
 Net unrealized losses
  on investment
  securities (a)........      --     --     --    --       --      --         --       115.5       --         115.5
                                                                                                           --------
 Total changes other
  than transactions with
  shareholders..........                                                                                      278.6
Cash dividend declared
 and paid...............      --     --     --    --       --      --         --         --       (9.6)        (9.6)
                          ------- ------ ------ -----  -------  ------   --------    -------   -------     --------
Balances at December 31,
 2000...................  120,000 $120.0 25,651 $25.6      --   $  --    $1,050.7    $ (18.7)  $ 297.1     $1,474.7
                          ======= ====== ====== =====  =======  ======   ========    =======   =======     ========

-------
(a) Presented net of deferred taxes of $(61.8), $103.3 and $16.1 in 2000, 1999 and 1998, respectively.

          See accompanying notes to consolidated financial statements.

              GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                     Consolidated Statements of Cash Flows

                          (Dollar amounts in millions)

                                                 Years Ended December 31,
                                               -------------------------------
                                                 2000       1999       1998
                                               ---------  ---------  ---------
Cash flows from operating activities:
 Net income................................... $   163.1  $   112.9  $   105.8
                                               ---------  ---------  ---------
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Cost of insurance and surrender fees........    (149.3)    (169.5)    (171.6)
  Increase in future policy benefits..........     688.9      565.5      440.6
  Net realized investment gains...............      (4.3)     (12.0)     (29.6)
  Amortization of investment premiums and
   discounts..................................      (3.4)      (1.3)      (1.3)
  Amortization of intangibles.................      43.7       58.3       64.8
  Deferred income tax expense (benefit).......      94.5       25.0       29.5
  Change in certain assets and liabilities:
   Decrease (increase) in:
    Accrued investment income.................     (25.7)     (48.6)       1.5
    Deferred acquisition costs................    (237.7)    (179.1)     (74.7)
    Other assets, net.........................     188.2     (200.1)     (30.3)
   Increase (decrease) in:
    Policy and contract claims................      25.5      (43.4)      18.0
    Other policyholder liabilities............      26.8       20.0        2.5
    Accounts payable and accrued expenses.....     276.2       73.8       19.6
                                               ---------  ---------  ---------
      Total adjustments.......................     923.4       88.6      269.0
                                               ---------  ---------  ---------
      Net cash provided by operating
       activities.............................   1,086.5      201.5      374.8
                                               ---------  ---------  ---------
Cash flows from investing activities:
 Proceeds from sales and maturities of
  investment securities and other invested
  assets......................................   1,997.0    1,702.2    2,238.0
 Principal collected on mortgage loans........     102.1      103.3      138.3
 Proceeds collected from policy loan
  securitization..............................       --       145.1        --
 Purchase of investment securities and other
  invested assets.............................  (3,017.1)  (3,086.2)  (2,685.4)
 Mortgage loan originations and increase in
  policy loans................................    (437.4)    (170.4)    (212.3)
                                               ---------  ---------  ---------
      Net cash used in investing activities...  (1,355.4)  (1,306.0)    (521.4)
                                               ---------  ---------  ---------
Cash flows from financing activities:
 Proceeds from issue of investment contracts..   5,274.4    4,717.6    2,280.0
 Redemption and benefit payments on investment
  contracts...................................  (4,946.8)  (3,593.4)  (2,016.2)
 Cash dividend to shareholders................      (9.6)      (9.6)    (120.0)
                                               ---------  ---------  ---------
      Net cash provided by financing
       activities.............................     318.0    1,114.6      143.8
                                               ---------  ---------  ---------
      Net increase (decrease) in cash and
       equivalents............................      49.1       10.1       (2.8)
Cash and cash equivalents at beginning of
 year.........................................      21.2       11.1       13.9
                                               ---------  ---------  ---------
Cash and cash equivalents at end of year...... $    70.3  $    21.2  $    11.1
                                               =========  =========  =========

          See accompanying notes to consolidated financial statements.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)

(1) Summary of Significant Accounting Policies

 (a) Principles of Consolidation

  The accompanying consolidated financial statements include the historical operations and accounts of GE Life and Annuity Assurance Company and its subsidiary, Assigned Settlements Inc. (collectively the "Company" or "GELAAC"). All significant intercompany accounts and transactions have been eliminated in consolidation.

  Effective January 1, 1999, an affiliated company, The Harvest Life Insurance Company ("Harvest") merged into The Life Insurance Company of Virginia ("LOV") with the merged Company renamed GE Life and Annuity Assurance Company ("GELAAC"). Harvest's former parent, Federal Home Life Insurance Company ("FHLIC"), received common stock of GELAAC in exchange for its interest in Harvest. FHLIC is an indirect wholly-owned subsidiary of GE Financial Assurance Holdings, Inc. ("GEFAHI"). As the merged entities were under common control, the transaction has been accounted for similar to a pooling of interest. Accordingly, the financial statements have been restated for GELAAC for the year ended December 31, 1998 as if Harvest had been a part of LOV as of January 1, 1998.

  The majority of GELAAC's outstanding common stock is owned by General Electric Capital Assurance Company ("GECA"). GECA is an indirect wholly-owned subsidiary of GEFAHI, which is an indirect wholly-owned subsidiary of GE Capital Corporation ("GECC"). GECC is an indirect wholly-owned subsidiary of General Electric Company.

 (b) Basis of Presentation

  The accompanying consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America ("GAAP") for insurance companies. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and related disclosures. Actual results could differ from those estimates.

 (c) Products

  The Company's product offerings are divided along two major segments of consumer needs: (i) Wealth Accumulation and Transfer and (ii) Lifestyle Protection and Enhancement.

  The Company's principal product lines under the Wealth Accumulation and Transfer segment are (i) annuities (deferred and immediate; either fixed or variable); (ii) life insurance (universal, variable, ordinary and group),
(iii) guaranteed investment contracts ("GICs") including funding agreements and (iv) mutual funds. Wealth Accumulation and Transfer products are used by customers as vehicles for accumulating wealth, often on a tax-deferred basis, transferring wealth to beneficiaries, or providing a means to replace the insured's income in the event of premature death. The Company's distribution of Wealth Accumulation and Transfer products is accomplished through two distribution methods: (i) intermediaries and (ii) career or dedicated sales forces.

  The Company's principal product lines under the Lifestyle Protection and Enhancement segment are (i) long-term care insurance and (ii) supplemental accident and health insurance. Lifestyle Protection and Enhancement products are used by customers as vehicles to protect their income and assets from the adverse economic impacts of significant health care costs or other unanticipated events that cause temporary or permanent loss of earnings capabilities (including the ability to repay certain indebtedness). The Company's distribution of Lifestyle Protection and Enhancement products is accomplished through two distribution methods: (i) intermediaries and (ii) career or dedicated sales forces.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


  Approximately 18%, 17% and 20% of premium and annuity consideration collected, in 2000, 1999, and 1998, respectively, came from customers residing in the South Atlantic region of the United States, and approximately 24%, 17% and 27% of premium and annuity consideration collected, in 2000, 1999, and 1998, respectively, came from customers residing in the Mid-Atlantic region of the United States.

  Although the Company markets its products through numerous distributors, approximately 25%, 28% and 20% of the Company's sales of variable products in 2000, 1999, and 1998, respectively, have been through two specific national stockbrokerage firms (part of the Wealth Accumulation and Transfer segment.) Loss of all or a substantial portion of the business provided by these stockbrokerage firms could have a material adverse effect on the business and operations of the Company. The Company does not believe, however, that the loss of such business would have a long-term adverse effect because of the Company's competitive position in the marketplace, the availability of business from other distributors, and the Company's mix of other products.

 (d) Revenues

  Investment income is recorded when earned. Realized investment gains and losses are calculated on the basis of specific identification. Premiums on long-duration insurance products are recognized as earned when due or, in the case of life contingent immediate annuities, when the contracts are issued. Premiums received under annuity contracts without significant mortality risk and premiums received on universal life products are not reported as revenues but as liabilities for future annuity and contract benefits. Cost of insurance is charged to universal life policyholders based upon at risk amounts, and is recognized as revenue when due. Variable product fees are charged to variable annuity and variable life policyholders based upon the daily net assets of the policyholders' account values, and are recognized as revenue when charged. Other income consists primarily of surrender charges on certain policies. Surrender charges are recognized as income when the policy is surrendered.

 (e) Investments

  The Company has designated its fixed maturities (bonds, notes, mortgage-backed securities, asset-backed securities and redeemable preferred stock) and equity securities (common and non-redeemable preferred stock) as available-for-sale. The fair value for regularly traded fixed maturities and equity securities is based on individual quoted market prices. For fixed maturities not regularly traded, fair values are estimated using values obtained from independent pricing services or, are estimated by discounting expected future cash flows using a current market rate applicable to the credit quality, industry sector, call features and maturity of the investments, as applicable.

  Changes in the fair values of investments available-for-sale, net of the effect on deferred policy acquisition costs, present value of future profits and deferred federal income taxes are reflected as unrealized investment gains or losses and, accordingly, have no effect on net income, but are shown as a component of accumulated non-owner changes in equity in the Consolidated Statements of Shareholders' Interest. Unrealized losses that are considered other than temporary are recognized in earnings through an adjustment to the amortized cost basis of the underlying securities. The allowance for losses is determined primarily on the basis of management's best estimate of probable losses, including specific allowances for known troubled credits, if any. Writedowns and the change in reserves are included in net realized investment gains and losses in the Consolidated Statements of Income. In general, the Company ceases to accrue investment income when interest or dividend payments are 90 days in arrears.

  Investment income on mortgage-backed and asset-backed securities is initially based upon yield, cash flow and prepayment assumptions at the date of purchase. Subsequent revisions in those assumptions are recorded using the retrospective method, whereby the amortized cost of the securities is adjusted to the amount that would have existed had the revised assumptions been in place at the date of purchase. The adjustments to amortized cost are recorded as a charge or credit to investment income.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


  Mortgage loans and policy loans are carried at their unpaid principal balance, net of allowances for estimated uncollectible amounts. Short-term investments, if any, are carried at amortized cost which approximates fair value. Equity securities are carried at fair value. Investments in limited partnerships are generally accounted for under the equity method of accounting. Real estate is carried, generally, at cost less accumulated depreciation. Other long-term investments are carried generally at amortized cost.

  Under certain securities lending transactions, the Company requires the borrower provide collateral, consisting primarily of cash and government securities, on a daily basis, in amounts equal to or exceeding 102% of the market value of the applicable securities loaned.

 (f) Deferred Acquisition Costs

  Acquisition costs include costs and expenses which vary with and are primarily related to the acquisition of insurance and investment contracts.

  Deferred acquisition costs include first-year commissions in excess of recurring renewal commissions, as well as other qualified non-commission policy acquisition costs. For investment and universal life type contracts, amortization is based on the present value of anticipated gross profits from investments, interest credited, surrender and other policy charges, and mortality and maintenance expenses. Amortization is adjusted retroactively when current estimates of future gross profits to be realized are revised. For other long-duration insurance contracts, the acquisition costs are amortized in relation to the estimated benefit payments or the present value of expected future premiums.

  Deferred acquisition costs are reviewed to determine if they are recoverable from future income, including investment income, and, if not considered recoverable, are charged to expense.

 (g) Intangible Assets

  Present Value of Future Profits -- In conjunction with the acquisition of the Company, a portion of the purchase price was assigned to the right to receive future gross profits arising from existing insurance and investment contracts. This intangible asset, called present value of future profits
(PVFP), represents the actuarially determined present value of the projected future cash flows from the acquired policies.

  Goodwill -- Goodwill is amortized over a period of 20 years on the straight-line method. Goodwill in excess of associated expected operating cash flows is considered to be impaired and is written down to fair value. No such write-downs have occurred.

 (h) Federal Income Taxes

  Deferred income taxes have been provided for the effects of temporary differences between financial reporting and tax bases of assets and liabilities and have been measured using the enacted marginal tax rates and laws that are currently in effect.

 (i) Reinsurance

  Premium revenue, benefits, underwriting, acquisition and insurance expenses are reported net of the amounts relating to reinsurance ceded to other companies. Amounts due from reinsurers for incurred future claims are reflected in the reinsurance recoverable asset. The cost of reinsurance is accounted for over the terms of the related treaties using assumptions consistent with those used to account for the underlying reinsured policies.

 (j) Future Annuity and Contract Benefits

  Future annuity and contract benefits consist of the liability for investment contracts, insurance contracts and accident and health contracts. Investment contract liabilities are generally equal to the policyholder's current account value. The

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


liability for insurance and accident and health contracts is calculated based upon actuarial assumptions as to mortality, morbidity, interest, expense and withdrawals, with experience adjustments for adverse deviation where appropriate.

 (k) Liability for Policy and Contract Claims

  The liability for policy and contract claims represents the amount needed to provide for the estimated ultimate cost of settling claims relating to insured events that have occurred on or before the end of the respective reporting period. The estimated liability includes requirements for future payments of
(a) claims that have been reported to the insurer, and (b) claims related to insured events that have occurred but that have not been reported to the insurer as of the date the liability is estimated.

 (l) Separate Account Assets and Liabilities

  The separate account assets and liabilities represent funds held for the exclusive benefit of the variable annuity and variable life contract owners. The Company receives mortality risk fees and administration charges from the variable mutual fund portfolios. The separate account assets are carried at fair value and are equivalent to the liabilities that represent the policyholders' equity in those assets.

  The Company has periodically transferred capital to the separate accounts to provide for the initial purchase of investments in new mutual fund portfolios. As of December 31, 2000, approximately $67.9 of the Company's other invested assets related to its capital investments in the separate accounts.

 (m) Interest Rate Risk Management

  As a matter of policy, the Company does not engage in derivatives trading, market-making or other speculative activities.

  The Company uses interest rate floors primarily to minimize the risk on investment contracts with minimum guaranteed interest rates. The Company requires all interest rate floors to be designated and accounted for as hedges of specific assets, liabilities or committed transactions; resulting payments and receipts are recognized contemporaneously with effects of hedged transactions. A payment or receipt arising from early termination of an effective hedge is accounted for as an adjustment to the basis of the hedged transaction.

  Instruments used as hedges must be effective at reducing the risk associated with the exposure being hedged and must be designated as a hedge at the inception of the contract. Accordingly, changes in market values of hedged instruments must be highly correlated with changes in market values of underlying hedged items both at inception of the hedge and over the life of the hedge contract. Any instrument designated but ineffective as a hedge is marked to market and recognized in operations immediately.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


(2) Investments

 (a) General

  The sources of investment income of the Company as of December 31, were as follows:

                                                          2000    1999    1998
                                                         ------  ------  ------
   Fixed maturities..................................... $624.9  $560.1  $489.8
   Equity securities....................................    --      --      4.9
   Mortgage loans.......................................   80.0    66.9    64.2
   Policy loans.........................................    4.6    14.0    14.4
   Other investments....................................    6.7     2.5     6.7
                                                         ------  ------  ------
   Gross investment income..............................  716.2   643.5   580.0
   Investment expenses..................................   (7.3)   (5.3)   (5.3)
                                                         ------  ------  ------
   Net investment income................................ $708.9  $638.2  $574.7
                                                         ======  ======  ======

  For the years ended December 31, sales proceeds and gross realized investment gains and losses from the sales of investment securities available-for-sale were as follows:

                                                        2000    1999     1998
                                                       ------  ------  --------
   Sales proceeds..................................... $874.2  $590.3  $1,330.0
                                                       ======  ======  ========
   Gross realized investment:
    Gains.............................................   29.3    28.6      43.8
    Losses............................................  (25.0)  (16.6)    (14.2)
                                                       ------  ------  --------
   Net realized investment gains...................... $  4.3  $ 12.0  $   29.6
                                                       ======  ======  ========

  The additional proceeds from the investments presented in the Consolidated Statements of Cash Flows result from principal collected on mortgage-backed securities, asset-backed securities, maturities, calls and sinking fund payments.

  Net unrealized gains and losses on investment securities and other invested assets classified as available-for-sale are reduced by deferred income taxes and adjustments to the present value of future profits and deferred policy acquisition costs that would have resulted had such gains and losses been realized. Net unrealized gains and losses on available-for-sale investment securities and other invested assets reflected as a separate component of shareholders' interest as of December 31, are summarized as follows:

                                                      2000    1999     1998
                                                     ------  -------  ------
   Net unrealized gains/(losses) on available-for-
    sale investment securities and other invested
    assets before adjustments:
    Fixed maturities................................ $(34.4) $(245.0) $138.2
    Equity securities...............................   (1.6)    (0.4)    5.5
    Other invested assets...........................   (3.2)    (4.1)    2.3
                                                     ------  -------  ------
     Subtotal.......................................  (39.2)  (249.5)  146.0
                                                     ======  =======  ======
   Adjustments to the present value of future
    profits and deferred acquisition costs..........   10.1     43.1   (57.1)
   Deferred income taxes............................   10.4     72.2   (31.1)
                                                     ------  -------  ------
     Net unrealized gains/(losses).................. $(18.7) $(134.2) $ 57.8
                                                     ======  =======  ======

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


  The change in the net unrealized gains (losses) on investment securities reported in accumulated non-owner changes in equity is as follows:

                                                        2000     1999    1998
                                                       -------  ------  ------
   Net unrealized gains (losses) on investment
    securities -- beginning of year................... $(134.2) $ 57.8  $ 87.7
   Unrealized gains (losses) on investment
    securities -- net of deferred taxes of ($63.3),
    $99.1 and $5.7....................................   118.3  (184.2)  (10.7)
   Reclassification adjustments - net of deferred
    taxes of $1.5, $4.5 and $10.4.....................    (2.8)   (7.8)  (19.2)
                                                       -------  ------  ------
   Net unrealized gain (losses) on investment
    securities - end of year..........................   (18.7) (134.2)   57.8
                                                       =======  ======  ======

  At December 31, the amortized cost, gross unrealized gains and losses, and fair values of the Company's fixed maturities and equity securities available-for-sale were as follows:

                                                  Gross      Gross
                                      Amortized unrealized unrealized   Fair
   2000                                 cost      gains      losses    value
   ----                               --------- ---------- ---------- --------
   Fixed maturities:
    U.S. government and agency....... $   10.3    $  0.3    $   --    $   10.6
    State and municipal..............      1.3       --         --         1.3
    Non-U.S. government..............      3.0       --         --         3.0
    U.S. corporate...................  5,705.5      24.2     (148.8)   5,580.9
    Non-U.S. corporate...............    851.2      35.3       (2.2)     884.3
    Mortgage-backed..................  1,762.2      44.0        --     1,806.2
    Asset-backed.....................    961.4      12.8        --       974.2
                                      --------    ------    -------   --------
     Total fixed maturities..........  9,294.9     116.6     (151.0)   9,260.5
   Common stocks and non-redeemable
    preferred stocks.................     37.7       0.9       (2.5)      36.1
                                      --------    ------    -------   --------
   Total available-for-sale
    securities....................... $9,332.6    $117.5    $(153.5)  $9,296.6
                                      ========    ======    =======   ========
                                                  Gross      Gross
                                      Amortized unrealized unrealized   Fair
   1999                                 cost      gains      losses    value
   ----                               --------- ---------- ---------- --------
   Fixed maturities:
    U.S. government and agency....... $    9.8    $  0.1    $  (0.2)  $    9.7
    State and municipal..............      1.5       --         --         1.5
    Non-U.S. government..............      3.0       --        (0.2)       2.8
    U.S. corporate...................  4,936.3      21.4     (227.6)   4,730.1
    Non-U.S. corporate...............    624.6       8.1      (17.8)     614.9
    Mortgage-backed..................  1,696.5      16.9      (27.4)   1,686.0
    Asset-backed.....................  1,007.0       1.5      (19.8)     988.7
                                      --------    ------    -------   --------
     Total fixed maturities..........  8,278.7      48.0     (293.0)   8,033.7
   Common stocks and non-redeemable
    preferred stocks.................     33.5       1.3       (1.7)      33.1
                                      --------    ------    -------   --------
   Total available-for-sale
    securities....................... $8,312.2    $ 49.3    $(294.7)  $8,066.8
                                      ========    ======    =======   ========

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


  The scheduled maturity distribution of the fixed maturity portfolio at December 31, 2000 follows. Expected maturities may differ from scheduled contractual maturities because issuers of securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                             Amortized   Fair
                                                               Cost     Value
                                                             --------- --------
   Due in one year or less.................................. $  329.1  $  330.8
   Due one year through five years..........................  3,009.6   2,984.2
   Due five years through ten years.........................  1,855.7   1,830.2
   Due after ten years......................................  1,376.9   1,334.9
                                                             --------  --------
     Subtotals..............................................  6,571.3   6,480.1
   Mortgage-backed securities...............................  1,762.2   1,806.2
   Asset-backed securities..................................    961.4     974.2
                                                             --------  --------
     Totals................................................. $9,294.9  $9,260.5
                                                             ========  ========

  As required by law, the Company has investments on deposit with governmental authorities and banks for the protection of policyholders of $5.6 and $5.9 as of December 31, 2000 and 1999, respectively.

  As of December 31, 2000, approximately 28.0% and 18.2% of the Company's investment portfolio is comprised of securities issued by the manufacturing and financial industries, respectively, the vast majority of which are rated investment grade, and which are senior secured bonds. No other industry group comprises more than 10% of the Company's investment portfolio. This portfolio is widely diversified among various geographic regions in the United States, and is not dependent on the economic stability of one particular region.

  As of December 31, 2000 the Company did not hold any fixed maturity securities which exceeded 10% of shareholders' interest.

  The credit quality of the fixed maturity portfolio at December 31, follows. The categories are based on the higher of the ratings published by Standard & Poors or Moody's.

                                                    2000             1999
                                              ---------------- ----------------
                                                Fair             Fair
                                               value   Percent  value   Percent
                                              -------- ------- -------- -------
   Agencies and treasuries................... $  226.8    2.5% $  284.7    3.5%
   AAA/Aaa...................................  2,406.5   26.0   2,080.7   25.9
   AA/Aa.....................................    645.7    7.0     461.7    5.7
   A/A.......................................  2,161.3   23.3   1,807.5   22.5
   BBB/Baa...................................  2,259.4   24.4   2,078.2   25.9
   BB/Ba.....................................    365.9    4.0     368.2    4.6
   B/B.......................................    168.0    1.8     191.6    2.4
   CCC/Ca....................................     10.1    0.1       0.7    0.0
   CC/Ca.....................................      2.9    0.0       0.1    0.0
   C.........................................      --     0.0       --     0.0
   D.........................................      4.4    0.0       --     0.0
   Not rated.................................  1,009.5   10.9     760.3    9.5
                                              --------  -----  --------  -----
     Totals.................................. $9,260.5  100.0% $8,033.7  100.0%
                                              ========  =====  ========  =====

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


  Bonds with ratings ranging from AAA/Aaa to BBB-/Baa are generally regarded as investment grade securities. Some agencies and treasuries (that is, those securities issued by the United States government or an agency thereof) are not rated, but all are considered to be investment grade securities. Finally, some securities, such as private placements, have not been assigned a rating by any rating service and are therefore categorized as "not rated." This has neither positive nor negative implications regarding the value of the security.

  At December 31, 2000 and 1999, there were fixed maturities in default with a fair value of $6.4 and $1.0, respectively.

 (b) Mortgage and Real Estate Portfolio

  The Company's mortgage and real estate portfolio is distributed by geographic location and type. However, the Company has concentration exposures in certain regions and in certain types as shown in the following two tables.


  Geographic distribution as of December 31, 2000:

                                                            Mortgage Real Estate
                                                            -------- -----------
   South Atlantic..........................................   30.5%     100.0%
   Pacific.................................................   26.8        --
   East North Central......................................   10.5        --
   West South Central......................................    6.8        --
   Mountain................................................    9.9        --
   Other...................................................   15.5        --
                                                             -----      -----
     Totals................................................  100.0%     100.0%
                                                             =====      =====

  Type distribution as of December 31, 2000:

                                                            Mortgage Real Estate
                                                            -------- -----------
   Office Building.........................................   26.6%       -- %
   Retail..................................................   26.5      100.0
   Industrial..............................................   34.6        --
   Apartments..............................................    8.8        --
   Other...................................................    3.5        --
                                                             -----      -----
     Totals................................................  100.0%     100.0%
                                                             =====      =====

  "Impaired" loans are defined under GAAP as loans for which it is probable that the lender will be unable to collect all amounts due according to the original contractual terms of the loan agreement. That definition excludes, among other things, leases or large groups of smaller-balance homogenous loans, and therefore applies principally to the Company's commercial loans.

  Under these principles, the Company has two types of "impaired" loans as of December 31, 2000 and 1999: loans requiring allowances for losses and loans expected to be fully recoverable because the carrying amount has been reduced previously through charge-offs or deferral of income recognition ($0.0 and $6.3, respectively). There was no allowance for losses on these loans as of December 31, 2000, 1999 and 1998. Average investment in impaired loans during 2000, 1999 and 1998 was $11.5, $15.0 and $20.0 and interest income earned on these loans while they were considered impaired was $.8, $2.6 and $1.8 for the years ended 2000, 1999 and 1998, respectively.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


  The following table shows the activity in the allowance for losses during the years ended December 31:

                                                             2000   1999  1998
                                                            ------  ----- -----
   Balance on January 1.................................... $ 23.3  $20.9 $17.7
   Provision (benefit) charged (credited) to operations....  (11.1)   1.6   1.5
   Amounts written off, net of recoveries..................    2.1    0.8   1.7
                                                            ------  ----- -----
   Balance -- at December 31............................... $ 14.3  $23.3 $20.9
                                                            ======  ===== =====

  During 2000, as part of its on-going analysis of exposure to losses arising from mortgage loans, the Company recognized a $12.7 reduction in its allowance for losses.

  The allowance for losses on mortgage loans at December 31, 2000, 1999 and 1998 represented 1.3%, 2.8% and 2.7% of gross mortgage loans, respectively.

  The Company had $5.0, $4.5 and $5.6 of non-income producing mortgage loan investments as of December 31, 2000, 1999 and December 31, 1998, respectively.

(3) Deferred Acquisition Costs

  Activity impacting deferred policy acquisition costs for the years ended December 31, was as follows:

                                                        2000    1999    1998
                                                       ------  ------  ------
   Unamortized balance -- at January 1................ $475.2  $296.1  $221.4
   Costs deferred.....................................  304.4   218.9   107.0
   Amortization, net..................................  (66.7)  (39.8)  (32.3)
                                                       ------  ------  ------
   Unamortized balance -- at December 31..............  712.9   475.2   296.1
   Cumulative effect of net unrealized investment
    (gains) losses....................................    2.8     7.3   (13.3)
                                                       ------  ------  ------
   Balance at December 31............................. $715.7  $482.5  $282.8
                                                       ======  ======  ======

(4) Intangibles

 (a) Present Value of Future Profits (PVFP)

  PVFP reflects the estimated fair value of the Company's life insurance business in-force and represents the portion of the cost to acquire the Company that is allocated to the value of the right to receive future cash flows from investment and insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected cash flows for the acquired policies discounted at an appropriate rate.

  PVFP is amortized, net of accreted interest, in a manner similar to the amortization of deferred acquisition costs. Interest accretes at rates credited to policyholders on underlying contracts. Recoverability of PVFP is evaluated periodically by comparing the current estimate of expected future gross profits to the unamortized asset balance. If such a comparison indicates that the expected gross profits will not be sufficient to recover PVFP, the difference is charged to expense.

  PVFP is further adjusted to reflect the impact of unrealized gains or losses on fixed maturities classified as available for sale in the investment portfolios. Such adjustments are not recorded in the Company's net income but rather as a credit or charge to shareholders' interest, net of applicable income tax.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


  The components of PVFP are as follows:

                                                        2000    1999    1998
                                                       ------  ------  ------
   Unamortized balance -- at January 1................ $314.8  $367.0  $426.9
   Interest accrued at 6.40%, 7.19% and 6.25% for
    2000, 1999, and 1998, respectively................   17.1    21.9    24.0
   Amortization.......................................  (53.8)  (74.1)  (83.9)
                                                       ------  ------  ------
   Unamortized balance -- at December 31..............  278.1   314.8   367.0
   Cumulative effect of net unrealized investment
    (gains) losses....................................    7.3    35.8   (43.8)
                                                       ------  ------  ------
   Balance -- at December 31.......................... $285.4  $350.6  $323.2
                                                       ======  ======  ======

  The estimated percentage of the December 31, 2000 balance, before the effect of unrealized investment gains or losses, to be amortized over each of the next five years is as follows:

             2001........................................ 13.5%
             2002........................................ 11.2
             2003........................................  9.5
             2004........................................  8.1
             2005........................................  6.9

 (b) Goodwill

  At December 31, 2000 and 1999, total unamortized goodwill was $114.4 and $121.4, respectively, which is shown net of accumulated amortization and adjustments of $36.3 and $29.3 for the years ended December 31, 2000 and 1999, respectively. Goodwill amortization was $7.0, $6.0, and $4.9 for the years ending December 31, 2000, 1999 and 1998, respectively. Cumulative adjustments to goodwill totaled ($6.8) and ($27.6) for the years ending December 31, 1999 and 1998, respectively.

(5) Reinsurance and Claim Reserves

  GELAAC is involved in both the cession and assumption of reinsurance with other companies. GELAAC's reinsurance consists primarily of long-duration contracts that are entered into with financial institutions and related party reinsurance. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Company, they do not discharge the Company from its primary liabilities and the Company remains liable to the extent that the reinsuring companies are unable to meet their obligations.

  In order to limit the amount of loss retention, certain policy risks are reinsured with other insurance companies. The maximum of individual ordinary life insurance normally retained by the Company on any one life policy is $1. The Company does not have significant reinsurance contracts with any one reinsurer that could have a material impact on its results of operations.

  The effects of reinsurance on premiums written and earned for the years ended December 31 were as follows:

                                                          2000    1999    1998
                                                         ------  ------  ------
   Direct............................................... $345.9  $348.0  $427.5
   Assumed..............................................   18.4    17.9    19.2
   Ceded................................................ (122.0) (113.0) (195.1)
                                                         ------  ------  ------
   Net premiums earned.................................. $242.3  $252.9  $251.6
                                                         ------  ------  ------
   Percentage of amount assumed to net..................      8%      7%      8%
                                                         ======  ======  ======

  Due to the nature of the Company's insurance contracts, premiums earned approximate premiums written. The above premium amounts include cost of insurance charges on universal life policies.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


  During 1998, a significant portion of GELAAC's ceded premiums related to group life and health premiums. During 1998, GELAAC was the primary carrier for the State of Virginia employees group life and health plan. By statute, GELAAC had to reinsure these risks with other Virginia domiciled companies who wished to participate.

  Incurred losses and loss adjustment expenses are net of reinsurance of $54.3, $68.2 and $112.4 for the years ended December 31, 2000, 1999 and 1998, respectively.

(6) Future Annuity and Contract Benefits

 (a) Investment Contracts

  Investment contracts are broadly defined to include contracts without significant mortality or morbidity risk. Payments received from sales of investment contracts are recognized by providing a liability equal to the current account value of the policyholder's contracts. Interest rates credited to investment contracts are guaranteed for the initial policy term with renewal rates determined as necessary by management.

 (b) Insurance Contracts

  Insurance contracts are broadly defined to include contracts with significant mortality and/or morbidity risk. The liability for future benefits of insurance contracts is the present value of such benefits based on mortality, morbidity, and other assumptions which were appropriate at the time the policies were issued or acquired. These assumptions are periodically evaluated for potential premium deficiencies. Reserves for cancelable accident and health insurance are based upon unearned premiums, claims incurred but not reported, and claims in the process of settlement. This estimate is based on the experience of the insurance industry and the Company, adjusted for current trends. Any changes in the estimated liability are reflected in income as the estimates are revised.

  The following chart summarizes the major assumptions underlying the Company's recorded liabilities for future annuity and contract benefits:

                                             Mortality/                        December 31,
                              Withdrawal     Morbidity     Interest Rate     -----------------
                              Assumption     Assumption      Assumption        2000     1999
                          ------------------ ---------- -------------------- -------- --------
Investment Contracts....         N/A            N/A             N/A          $7,759.7 $6,891.1
Limited-payment
 Contracts..............         None            (a)          4.0-9.3%           17.4     16.3
Traditional life
 insurance contracts....  Company Experience     (b)            7.0%            362.3    380.8
Universal life-type
 contracts..............         N/A            N/A             N/A           1,747.5  1,730.2
Accident & Health.......  Company Experience     (c)    7.5% grading to 5.5%     47.4     44.6
                                                                             -------- --------
Total future annuity and
 contract benefits......                                                     $9,934.3 $9,063.0
                                                                             ======== ========

-------
(a) Either the United States Population Table, 1983 Group Annuitant Mortality Table or 1983 Individual Annuitant Mortality Table.
(b) Principally modifications of the 1965-70 or 1975-80 Select and Ultimate Tables.
(c) The 1958 Commissioner's Standard Ordinary Table, 1964 modified and 1987 Commissioner's Disability Tables, and Company experience.

(7) Income Taxes

  GELAAC and its subsidiary have been included in the life insurance company consolidated federal income tax return of GECA and are also subject to a separate tax-sharing agreement, as approved by state insurance regulators, the provisions of which are substantially the same as the tax-sharing agreement with GE Capital.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)



  The total provision for income taxes for the years ended December 31, consisted of the following components:

                                                             2000   1999  1998
                                                            ------  ----- -----
   Current federal income tax provision (benefit).......... $(20.8) $29.3 $29.2
   Deferred federal income tax provision...................   90.5   24.9  28.7
                                                            ------  ----- -----
     Subtotal-federal provision............................   69.7   54.2  57.9
   Current state income tax provision (benefit)............   (0.8)   2.3   1.6
   Deferred state income tax provision.....................    4.0    0.1   0.8
                                                            ------  ----- -----
     Subtotal-state provision..............................    3.2    2.4   2.4
                                                            ------  ----- -----
     Total income tax provision............................ $ 72.9  $56.6 $60.3
                                                            ======  ===== =====

  The reconciliation of the federal statutory rate to the effective income tax rate at December 31, is as follows:

                                                               2000  1999  1998
                                                               ----  ----  ----
   Statutory U.S. federal income tax rate..................... 35.0% 35.0% 35.0%
   State income tax...........................................  0.5   0.5   0.5
   Non-deductible goodwill amortization.......................  1.0   1.2   1.0
   Dividends-received deduction............................... (1.7) (1.6)  0.0
   Other, net................................................. (3.9) (0.7) (0.2)
                                                               ----  ----  ----
     Effective rate........................................... 30.9% 34.4% 36.3%
                                                               ====  ====  ====

  The components of the net deferred income tax asset (liability) at December 31 are as follows:

                                                                  2000    1999
                                                                 ------  ------
   Assets:
    Insurance reserve amounts................................... $165.6  $149.0
    Investments.................................................    --     10.7
    Net unrealized investment losses on investment securities...   10.4    72.2
    Other.......................................................    --     22.2
                                                                 ------  ------
     Total deferred tax assets..................................  176.0   254.1
                                                                 ------  ------
   Liabilities:
    Investments.................................................    5.3     --
    Present value of future profits.............................   50.3    59.6
    Deferred acquisition costs..................................  149.6    74.2
    Other.......................................................    2.8     --
                                                                 ------  ------
     Total deferred tax liabilities.............................  208.0   133.8
                                                                 ------  ------
     Net deferred income tax asset (liability).................. $(32.0) $120.3
                                                                 ======  ======

  Based on an analysis of the Company's tax position, management believes it is more likely than not that the results of future operations and implementation of tax planning strategies will generate sufficient taxable income enabling the Company to realize remaining deferred tax assets. Accordingly, no valuation allowance for deferred tax assets is deemed necessary.

  The Company paid $41.1, $41.8 and $25.6, for federal and state income taxes for the years ended December 31, 2000, 1999 and 1998, respectively.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


(8) Related Party Transactions

  GELAAC pays investment advisory fees and other fees to affiliates. Amounts incurred for these items aggregated $11.1, $14.8 and $11.5 for the years ended December 31, 2000, 1999 and 1998, respectively. GELAAC charges affiliates for certain services and for the use of facilities and equipment which aggregated $55.2, $45.1 and $19.1, for the years ended December 31, 2000, 1999 and 1998, respectively.

  GELAAC pays interest on outstanding amounts under a credit funding agreement with GNA Corporation, the parent company of GECA. Interest expense under this agreement was $1.1, $1.9 and $2.2 for the years ended December 31, 2000, 1999 and 1998, respectively. There were no outstanding borrowings at December 31, 1999, while balances outstanding were $85.7 and $64.3 at December 31, 2000 and 1998, respectively.

  During 1998, GELAAC sold $18.5 of third-party preferred stock investments to an affiliate. This resulted in a gain on sale of $3.9, which is included in net realized investment gains.

(9) Commitments and Contingencies

 (a) Mortgage Loan Commitments

  GELAAC has certain investment commitments to provide fixed-rate loans. The investment commitments, which would be collateralized by related properties of the underlying investments, involve varying elements of credit and market risk. Investment commitments outstanding as of December 31, 2000 and 1999, totaled $3.6 and $30.8, respectively.

 (b) Guaranty Association Assessments

  The Company is required by state law to participate in the guaranty associations of the various states in which they do business. The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies involved in similar lines of business.

  There are currently several unrelated insurance companies which had substantial amounts of annuity business in the process of liquidation or rehabilitation. The Company paid assessments of $.5, $.1, and $3.1 to various state guaranty associations during 2000, 1999 and 1998, respectively. At December 31, 2000 and 1999, accounts payable and accrued expenses include $4.6 and $4.1, respectively, related to estimated future payments. Also, see note 15.

 (c) Litigation

  The Company and its subsidiary are defendants in various cases of litigation considered to be in the normal course of business. The Company believes that the outcome of such litigation will not have a material effect on its financial position or results of operations.

(10) Fair Value of Financial Instruments

  The Company has no derivative financial instruments as of December 31, 2000 and 1999 other than mortgage loan commitments of $9.6 and $53.0 and interest rate floors of $10.5 and $13.9, respectively. The notional value of the interest rate floors at December 31, 2000 and 1999, was $1,800 and the floors expire from September 2003 to October 2003. During the year ended December 31, 2000, the Company purchased a total notional value of $6.0 in swaptions and $370.0 in interest rate swaps. The swaptions expire in December, 2023. The interest rate swaps mature from February, 2004 to December, 2048.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


  Fair value estimates are made at a specific point in time based on relevant market information and valuation methodologies considered appropriate by management. These estimates may be subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently. Changes in the assumptions could significantly affect the estimates. As such, the derived fair value estimates cannot necessarily be substantiated by comparison to independent markets and may differ from the amounts that might be involved in an immediate settlement of the instrument. The Company does not necessarily intend to dispose of or liquidate such instruments prior to maturity. Fair value estimates are made at a specific point in time based on relevant market information and valuation methodologies considered appropriate by management. These estimates may be subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently. Changes in the assumptions could significantly affect the estimates. As such, the derived fair value estimates cannot necessarily be substantiated by comparison to independent markets and may differ from the amounts that might be involved in an immediate settlement of the instrument. The Company does not necessarily intend to dispose of or liquidate such instruments prior to maturity.

  Financial instruments that, as a matter of accounting policy, are reflected in the accompanying consolidated financial statements at fair value are not included in the following disclosures. Such items include fixed maturities, equity securities and certain other invested assets. The carrying value of policy loans and short-term investments approximate fair value at both December 31, 2000 and 1999.

  At December 31, the carrying amounts and fair value of the Company's financial instruments were as follows:

                                                 2000               1999
                                           -----------------  -----------------
                                           Carrying   Fair    Carrying   Fair
                                            amount   value     amount   value
                                           -------- --------  -------- --------
   Mortgage loans......................... $1,130.0 $1,174.0  $  810.5 $  819.4
   Investment type insurance contracts....  7,759.7  7,339.5   6,891.1  6,849.8
   Interest rate floors...................     10.5      1.8      13.9      1.2
   Swaptions..............................      0.5      0.4       --       --
   Interest rate swaps....................      --     (12.2)      --       --

  The fair value of mortgage loans is estimated by discounting the estimated future cash flows using interest rates applicable to current loan origination, adjusted for credit risk.

  The estimated fair value of investment contracts is the amount payable on demand (cash surrender value) for deferred annuities and the net present value based on interest rates currently offered on similar contracts for non-life contingent immediate annuities. Fair value disclosures are not required for insurance contracts.

(11) Restrictions on Dividends

  Insurance companies are restricted by states as to the aggregate amount of dividends they may pay to their parent in any consecutive twelve-month period without regulatory approval. Generally, dividends may be paid out of earned surplus without approval with thirty days prior written notice within certain limits. The limits are generally based on 10% of the prior year surplus (net of adjustments in some cases) and prior year statutory income (net gain from operations, net income adjusted for realized capital gains, or net investment income). Dividends in excess of the prescribed limits or the Company's earned surplus require formal state insurance commission approval. Based on statutory results as of December 31, 2000, the Company is able to payout $59.4 in dividends in 2001 without obtaining regulatory approval.

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)


  On December 3, 1998, the Company received approval from the Commonwealth of Virginia for, and declared, a dividend payable in cash, preferred stock and/or common stock at the election of each shareholder. GEFAHI elected to receive cash and preferred stock and GECA elected to receive common stock. A cash dividend of $120 was paid and a Series A preferred stock dividend of $120 was issued to GEFAHI on December 15, 1998. The Series A preferred stock has a par value of $1,000 per share, is redeemable at par at the Company's election, and is not subject to call penalties. Dividends on the preferred stock are cumulative and payable semi-annually at the annual rate of 8.0% of the par value. The Series A preferred stock is not convertible into any other security of the Company, and the holders thereof have no voting rights except with respect to any proposed changes in the preferences and special rights of such stock. GECA received its dividend in the form of 18,641 shares of newly issued common stock in 1999.

(12) Supplementary Financial Data

  The Company files financial statements with state insurance regulatory authorities and the National Association of Insurance Commissioners ("NAIC") that are prepared on an accounting basis prescribed by such authorities (statutory basis). Statutory accounting practices differ from GAAP in several respects, causing differences in reported net income and shareholders' interest. Permitted statutory accounting practices encompass all accounting practices not so prescribed but that have been specifically allowed by state insurance authorities. The Company has no significant permitted accounting practices.

  At December 31, statutory net income and statutory capital and surplus is summarized below:

                                                            2000   1999   1998
                                                           ------ ------ ------
   Statutory net income................................... $ 68.0 $ 70.8 $ 70.1
   Statutory capital and surplus.......................... $593.5 $542.5 $577.5

  The NAIC adopted Risk Based Capital ("RBC") requirements to evaluate the adequacy of statutory capital and surplus in relation to risks associated with
(i) asset quality, (ii) insurance risk, (iii) interest rate risk, and (iv) other business factors. The RBC formula is designated as an early warning tool for the states to identify possible under-capitalized companies for the purpose of initiating regulatory action. In the course of operations, the Company periodically monitors its RBC level. At December 31, 2000, the Company exceeded the minimum required RBC levels.

(13) Operating Segment Information

  The Company conducts its operations through two business segments: (1) Wealth Accumulation and Transfer, comprised of products intended to increase the policyholder's wealth, transfer wealth to beneficiaries or provide a means for replacing the income of the insured in the event of premature death, and
(2) Lifestyle Protection and Enhancement, comprised of products intended to protect accumulated wealth and income from the financial drain of unforeseen events. See Note (1)(c) for further discussion of the Company's principal product lines within these two segments.

              GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                        December 31, 2000, 1999 and 1998
                          (Dollar amounts in millions)


  The following is a summary of industry segment activity for 2000, 1999 and 1998:

                                          Wealth      Lifestyle
                                      Accumulation & Protection &
2000 -- Segment Data                     Transfer    Enhancement  Consolidated
--------------------                  -------------- ------------ ------------
Net investment income................   $   703.5       $  5.4     $   708.9
Net realized investment gains........         4.3          --            4.3
Premiums.............................        55.3         61.0         116.3
Other revenues.......................       316.2          7.7         323.9
                                        ---------       ------     ---------
  Total revenues.....................     1,079.3         74.1        1153.4
                                        ---------       ------     ---------
Interest credited, benefits, and
 other changes in policy reserves....       715.3         40.9         756.2
Commissions..........................       212.8         16.5         229.3
Amortization of intangibles..........        41.5          2.2          43.7
Other operating costs and expenses...      (119.7)         7.9        (111.8)
                                        ---------       ------     ---------
  Total benefits and expenses........       849.9         67.5         917.4
                                        ---------       ------     ---------
  Income before income taxes.........   $   229.4       $  6.6     $   236.0
                                        =========       ======     =========
Total Assets.........................   $22,440.7       $171.8     $22,612.5
                                        =========       ======     =========
                                          Wealth      Lifestyle
                                      Accumulation & Protection &
1999 -- Segment Data                     Transfer    Enhancement  Consolidated
--------------------                  -------------- ------------ ------------
Net investment income................   $   634.2       $  4.0     $   638.2
Net realized investment gains........        12.0          --           12.0
Premiums.............................        67.8         56.1         123.9
Other revenues.......................       243.6          0.2         243.8
                                        ---------       ------     ---------
  Total revenues.....................       957.6         60.3        1017.9
                                        ---------       ------     ---------
Interest credited, benefits, and
 other changes in policy reserves....       617.0         38.5         655.5
Commissions..........................       179.7         12.4         192.1
Amortization of intangibles..........        56.2          2.1          58.3
Other operating costs and expenses...       (55.1)         2.6         (52.5)
                                        ---------       ------     ---------
  Total benefits and expenses........       797.8         55.6         853.4
                                        ---------       ------     ---------
  Income before income taxes.........   $   159.8       $  4.7     $   164.5
                                        =========       ======     =========
Total Assets.........................   $19,774.2       $183.1     $19,957.3
                                        =========       ======     =========

             GE LIFE AND ANNUITY ASSURANCE COMPANY AND SUBSIDIARY

                       December 31, 2000, 1999 and 1998
                         (Dollar amounts in millions)



                                                        Lifestyle
                                            Wealth     Protection
                                        Accumulation &      &
1998 -- Segment Data                       Transfer    Enhancement Consolidated
--------------------                    -------------- ----------- ------------
Net investment income.................    $   569.4       $ 5.3     $   574.7
Net realized investment gains.........         29.6         --           29.6
Premiums..............................        101.4        21.7         123.1
Other revenues........................        211.1         0.5         211.6
                                          ---------       -----     ---------
  Total revenues......................        911.5        27.5         939.0
                                          ---------       -----     ---------
Interest credited, benefits, and other
 changes in policy reserves...........        560.7        (3.9)        556.8
Commissions...........................        106.2         6.6         112.8
Amortization of intangibles...........         55.1         9.7          64.8
Other operating costs and expenses....         26.0        12.5          38.5
                                          ---------       -----     ---------
  Total benefits and expenses.........        748.0        24.9         772.9
                                          ---------       -----     ---------
  Income before income taxes..........    $   163.5       $ 2.6     $   166.1
                                          =========       =====     =========
Total Assets..........................    $14,661.1       $99.8     $14,760.9
                                          =========       =====     =========

(14) New Accounting Standards

  The Financial Accounting Standards Board ("FASB") has issued, then subsequently amended, Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, effective for GELAAC on January 1, 2001. Upon adoption, all derivative instruments (including certain derivative instruments embedded in other contracts) will be recognized in the balance sheets at fair value; changes in such fair values must be recognized immediately in earnings unless specific hedging criteria are met. Effects of qualifying changes in fair value will be recorded in equity pending recognition in earnings as offsets to the related earnings effects of the hedged items. Management estimates that, at January 1, 2001, the effects on its consolidated financial statements of adopting SFAS No. 133, as amended, will be a one-time reduction of net earnings of less than $6, and a one-time reduction of equity, excluding the net earnings effect, of less than $8. The precise transition effect is uncertain because the accounting for certain derivatives and hedging relationships in accordance with SFAS No. 133 is subject to further interpretation by the FASB.

(15) Cumulative Effect of Accounting Change

  In 1997, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 97-3, Accounting by Insurance and Other Enterprises for Insurance-Related Assessments. This SOP provided guidance on accounting by insurance and other enterprises for guaranty-fund and certain other insurance-related assessments. The SOP requires enterprises to recognize
(1) a liability for assessments when (a) an assessment has been asserted or information available prior to issuance of the financial statements indicates it is probable that an assessment will be asserted, (b) the underlying cause of the asserted or probable assessment has occurred on or before the date of the financial statements, and (c) the amount of the loss can be reasonably estimated and (2) an asset for an amount when it is probable that a paid or accrued assessment will result in an amount that is recoverable from premium tax offsets or policy surcharges from in-force policies.

  Effective January 1, 1999, the Company adopted SOP 97-3 and has reported the favorable impact of this adoption as a cumulative effect of a change in accounting principle amounting to $5 (net of tax of $2.8).

A statement of additional information ("SAI"), dated     , 2001, concerning the
Contract has been filed with the SEC and is incorporated by reference into this Prospectus. If you would like a free copy, call us at 1-800-352-9910. The SAI also is available on the SEC's website at http://www.sec.gov. A table of contents for the SAI appears on the last page of this Prospectus.

Statement of Additional Information
Table of Contents

                                                                            Page
The Contracts..............................................................  B-3
  Transfer of Annuity Units................................................  B-3
  Net Investment Factor....................................................  B-3
Termination of Participation Agreements....................................  B-3
Calculation of Performance Data............................................  B-4
  Money Market Subaccount..................................................  B-4
  Other Subaccounts........................................................  B-6
  Other Performance Data...................................................  B-7
Federal Tax Matters........................................................  B-8
  Taxation of GE Life & Annuity............................................  B-8
  IRS Required Distributions...............................................  B-8
General Provisions.........................................................  B-8
  Using the Contracts as Collateral........................................  B-8
  The Beneficiary..........................................................  B-9
  Non-Participating........................................................  B-9
  Misstatement of Age or Gender............................................  B-9
  Incontestability.........................................................  B-9
  Statement of Values......................................................  B-9
  Written Notice...........................................................  B-9
Distribution of the Contracts..............................................  B-9
Legal Developments Regarding Employment-Related Benefit Plans..............  B-9
Legal Matters.............................................................. B-10
Experts.................................................................... B-10
Financial Statements....................................................... B-10


                                Dated     , 2001

                     GE Life and Annuity Assurance Company
                             6610 West Broad Street
                            Richmond, Virginia 23230

Appendix A
Fee Examples for Riders
[To be provided by Pre-Effective Amendment]

Appendix B
Hypothetical Illustrations
[To be Provided by Pre-Effective Amendment]

Appendix C
Performance Date
[To be Provided by Pre-Effective Amendment]

A Statement of Additional Information containing more detailed information about the Contract and the Variable Account is available free by writing us at the address below or by calling (800) 352-9910.

To GE Life & Annuity
Annuity New Business
6610 W. Broad Street
Richmond, VA 23230

Please mail a copy of the Statement of Additional Information for the Variable Account, Contract Form P1161 3/01, to:

Name ___________________________________________________________________________

Address ________________________________________________________________________
                                      Street

________________________________________________________________________________
       City                            State                         Zip

Signature of Requestor _________________________________________________________
                                             Date

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the Contract, other than any underwriting discounts and commissions, are as follows:

   Securities and Exchange Commission
    Registration Fees (approximate
    amount we will wire).............  $ 2,910 (based on a total of 10,000,000
                                        Proposed Maximum Aggregate Offering)
   Printing and engraving............   20,000
   Accounting fees and expenses......   15,000
   Legal fees and expenses...........   22,000
   Miscellaneous.....................   15,000
                                      ---------
     Total expenses (approximate)....  $74,910
                                      =========

Item 14. Indemnification of Directors and Officers.

     Section 13.1-698 and 13.1-702 of the Code of Virginia, in brief, allow a corporation to indemnify any person made party to a proceeding because such person is or was a director, officer, employee, or agent of the corporation, against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he believed that (a) in the case of conduct in his official capacity with the corporation, his conduct was in its best interests; and (b) in all other cases, his conduct was at least not opposed to the corporation's best interests and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director, officer, employee, or agent of the corporation did not meet the standard of conduct described. A corporation may not indemnify a director, officer, employee, or agent of the corporation in connection with a proceeding by or in the right of the corporation, in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in his official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under these sections of the Code of Virginia in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Section 5 of the By-Laws of GE Life and Annuity Assurance Company further provides that:

       (a) The Corporation shall indemnify each director, officer and employee of this Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys;
  fees), judgements [sic ], fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, and with respect to any criminal action, had no cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgement [sic ], order, settlement, conviction, or upon a plea of nolo contendere, shall not of itself create a presumption that the person did not act in good faith, or in a manner opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, believed his conduct unlawful.

       (b) The Corporation shall indemnify each director, officer or employee of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement [sic] in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

       (c) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
  (3) by the stockholders of the Corporation.

       (d) Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (c) upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount to the Corporation unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

       (e) The Corporation shall have the power to make any other or further indemnity to any person referred to in this section except an indemnity against gross negligence or willful misconduct.

       (f) Every reference herein to director, officer or employee shall include every director, officer or employee, or former director, officer or employee of the Corporation and its subsidiaries and shall enure to the benefit of the heirs, executors and administrators of such person.

       (g) The foregoing rights and indemnification shall not be exclusive of any other rights and indemnification to which the directors, officers and employees of the Corporation may be entitled according to law.

                                     * * *

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the depositor pursuant to the foregoing provisions, or otherwise, the depositor has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the depositor of expenses incurred or paid by a director, officer or controlling person of the depositor in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the depositor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

     Not applicable.

Item 16. Exhibits.

 (1)(a)       Underwriting Agreement dated December 13, 1997 between The Life
              Insurance Company of Virginia and Capital Brokerage
              Corporation.(2)

 (1)(b)       Dealer Sales Agreement dated December 12, 1997.(2)

 (2)          Not applicable.

 (3)(a)(i)    Certificate of Incorporation of The Life Insurance Company of
              Virginia.(2)

 (3)(a)(ii)   Amended and Restated Articles of Incorporation of GE Life and
              Annuity Assurance Company.(9)

 (3)(b)(i)    Bylaws of The Life Insurance Company of Virginia.(2)

 (3)(b)(ii)   Amended and Restated By-Laws of GE Life and Annuity Assurance
              Company dated May 1, 2000.(9)

 (4)(a)       Form of Contract.

 (4)(a) (i)   Contract Form P1161 3/01.(12)

 (4)(b)       Endorsements.

 (4)(b)(i)    Waiver of Scheduled Purchase Payments Upon Disability Rider P5163
              3/01.(12)

 (4)(b)(ii)   Waiver of Scheduled Purchase Payments Upon Unemployment Rider
              P5164 3/01.(12)

 (4)(b)(iii)  Waiver of Scheduled Purchase Payments Joint Annuitant Life Rider
              P5165 3/01.(12)

 (4)(b)(iv)   Guaranteed Minimum Income Payment Endorsement P5168 3/01.(12)

 (4)(c)       Form of Application.(10)

 (5)          Opinion and Consent of Counsel.(12)

 (6)          Not applicable.

 (7)          Not applicable.

 (8)          Not applicable.

 (9)          Not applicable.

 (10)(a)(i)   Participation Agreement between GE Investments Funds, Inc. and
              The Life Insurance Company
              of Virginia.(4)

 (10)(a)(ii)  Amendment to Participation Agreement between GE Investments
              Funds, Inc. and GE Life and Annuity Assurance Company.(5)

 (10)(a)(iii) Amendment to Participation Agreement between GE Investments
              Funds, Inc. and GE Life and Annuity Assurance Company.(8)

 (11)         Not applicable.

 (12)         Not applicable.

 (13)         Not applicable.

 (14)         Not applicable.

 (15)         Not applicable.

 (16)         Not applicable.

 (17)       Not applicable.

 (18)       Not applicable.

 (19)       Not applicable.

 (20)       Not applicable.

 (21)       Subsidiaries of the Registrant.(11)

 (22)       Not applicable.

 (23)(a)    Consent of Counsel.(12)

 (23)(b)    Consent of Independent Auditors.(12)

 (24)(a)    Power of Attorney dated April 16, 1997.(1)

 (24)(b)    Power of Attorney dated April 15, 1999.(5)

 (24)(c)    Power of Attorney dated December 17, 1999.(6)

 (24)(d)    Power of Attorney dated April 4, 2000.(7)

 (24)(e)    Power of Attorney dated June 30, 2000.(8)

 (24)(f)    Power of Attorney dated July 21, 2000.(8)

 (25)       Not applicable.

 (26)       Not applicable.

 (27)       Not applicable.

 (99)       Resolution of Board of Directors of The Life Insurance Company of
            Virginia authorizing
            the establishment of the Immediate Installment Account.

--------
(1) Incorporated herein by reference to Post-Effective Amendment No. 7 to the GE Life & Annuity Separate Account 4's Registration Statement on Form N-4, File No. 33-76334, filed with the Securities and Exchange Commission on May 1, 1997.
(2) Incorporated herein by reference to Post-Effective Amendment No. 9 to the GE Life & Annuity Separate Account 4's Registration Statement on Form N-4, File No. 33-76334, filed with the Securities and Exchange Commission on May 1, 1998.
(3) Incorporated herein by reference to Post-Effective Amendment No. 11 to the GE Life & Annuity Separate Account 4's Registration Statement on Form N-4, File No. 33-76334, filed with the Securities and Exchange Commission on July 17, 1998.
(4) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the GE Life & Annuity Separate Account 4's Registration Statement on Form N-4, File No. 333-62695, filed with the Securities and Exchange Commission on December 18, 1998.
(5) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the GE Life & Annuity Separate Account 4's Registration Statement on Form N-4, File No. 33-76334, filed with the Securities and Exchange Commission on April 30, 1999.
(6) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the GE Life & Annuity Separate Account 4's Registration Statement on Form N-4, File No. 333-96513, filed with the Securities and Exchange Commission on December 22, 1999.
(7) Incorporated herein by reference to Post-Effective Amendment No. 19 to the GE Life & Annuity Separate Account 4's Registration Statement on Form N-4, File No. 33-76334, filed with the Securities and Exchange Commission on April 28, 2000.
(8) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the GE Life & Annuity Separate Account 4's Registration Statement on Form N-4, File No. 333-31172, filed with the Securities and Exchange Commission on June 2, 2000.

(9) Incorporated herein by reference to Post-Effective Amendment No. 1 to the GE Life & Annuity Separate Account 4's Registration Statement on Form N-4, File No. 332-31172, filed with the Securities and Exchange Commission on September 1, 2000.
(10) Incorporated herein by reference to the initial filing to the GE Life & Annuity Separate Account 4's Registration Statement on Form N-4, File No. 811-05343, filed with the Securities and Exchange Commission on the same date as the date of filing of this registration statement.
(11) Incorporated herein by reference to Part C of the initial filing to the GE Life & Annuity Separate Account 4's Registration Statement on Form N-4, File No. 811-05343, filed with the Securities and Exchange Commission on the same date as the date of filing of this registration statement.
(12) To be filed by pre-effective amendment.

Item 17. Undertakings.

     (A) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable: In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or, controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such-director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned thereunto duly authorized, and its seal to be hereunto affixed and attested, in the County of Henrico in the Commonwealth of Virginia, on the 16th day of August, 2001.

                                          GE Life and Annuity Assurance
                                          Company
                                            (Registrant)

                                              /s/ Selwyn L. Flournoy, Jr.
                                          By: _________________________________
                                                  Selwyn L. Flournoy, Jr.
                                                   Senior Vice President

   As required by the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                 *                     President and Chief              8/16/01
______________________________________  Executive Officer
          Pamela S. Schultz

      /s/ Selwyn L. Flournoy, Jr       Director, Senior Vice            8/16/01
______________________________________  President
        Selwyn L. Flournoy, Jr

                 *                     Director, Senior Vice            8/16/01
______________________________________  President
          Thomas M. Stinson

                 *                     Senior Vice President,           8/16/01
______________________________________  Chief Financial Officer
          Timothy Stonesifer

                 *                     Vice President and               8/16/01
______________________________________  Controller
              Susan Mann

                 *                     Director                         8/16/01
______________________________________
            Donita M. King

                 *                     Director                         8/16/01
______________________________________
          Geoffrey S. Stiff

   *By Selwyn L. Flournoy, Jr Pursuant To Power of Attorney Executed On July 21, 2000.

                                  EXHIBIT LIST

 (99) Resolution of Board of Directors of The Life Insurance Company of
      Virginia authorizing the establishment of the Immediate Installment
      Account.